                                                                    EXHIBIT 4(C)
                                                                  CONFORMED COPY


================================================================================


                           J. C. PENNEY COMPANY, INC.
                        J. C. PENNEY FUNDING CORPORATION


                              ____________________



                           REVOLVING CREDIT AGREEMENT


                         Dated as of December 16, 1993



                              ____________________



                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                                    as Agent

                                      and

                   BANKERS TRUST COMPANY, CHEMICAL BANK, and
                                 CREDIT SUISSE
                                  as Co-Agents

                                      and

                       BANK OF AMERICA NATIONAL TRUST AND
              SAVINGS ASSOCIATION and NATIONSBANK OF TEXAS, N.A.,
                                as Lead Managers



================================================================================
                                                        (CS&M Ref. No. 1385-280)

                               TABLE OF CONTENTS


                                                                       Page
Article     Section                                                    ----
- -------     -------
   I.       DEFINITIONS

            1.01      Defined Terms ..........................          1
            1.02      Terms Generally ........................         21

  II.       THE CREDITS

            2.01      Commitments ............................         21
            2.02      Loans ..................................         22
            2.03      Competitive Bid Procedure ..............         24
            2.04      Standby Borrowing Procedure ............         28
            2.05      Refinancings ...........................         29
            2.06      Fees ...................................         29
            2.07      Repayment of Loans; Evidence of the
                         Borrowers' Obligations ..............         30
            2.08      Interest on Loans ......................         30
            2.09      Default Interest .......................         31
            2.10      Alternate Rate of Interest .............         32
            2.11      Termination and Reduction
                         of Commitments ......................         33
            2.12      Prepayment .............................         33
            2.13      Reserve Requirements;
                         Change in Circumstances .............         34
            2.14      Change in Legality .....................         35
            2.15      Indemnity ..............................         37
            2.16      Pro Rata Treatment .....................         38
            2.17      Sharing of Setoffs .....................         39
            2.18      Payments ...............................         40
            2.19      Taxes ..................................         40
            2.20      Mitigation; Duties of Lenders
                         and the Agent .......................         43

 III.       REPRESENTATIONS AND WARRANTIES

            3.01      Organization; Powers ...................         47
            3.02      Authorization ..........................         47
            3.03      Enforceability .........................         48
            3.04      Governmental Approvals .................         48
            3.05      Financial Statements ...................         48
            3.06      No Material Adverse Change .............         48
            3.07      Title to Properties; Possession
                         Under Leases ........................         49
            3.08      Restricted Subsidiaries ................         49

                                                                Contents, p. 2
Article     Section                                                  Page
- -------     -------                                                  ----
            3.09      Litigation; Compliance with
                         Laws ................................       50
            3.10      Agreements .............................       50
            3.11      Federal Reserve Regulations ............       50
            3.12      Investment Company Act;
                         Public Utility Holding Company
                         Act .................................       51
            3.13      Use of Proceeds ........................       51
            3.14      Tax Returns ............................       51
            3.15      No Material Misstatements ..............       51
            3.16      Employee Benefit Plans .................       51
            3.17      Support Agreements .....................       51

  IV.       CONDITIONS OF LENDING

            4.01      All Borrowings .........................       52
            4.02      First Borrowing ........................       52

   V.       AFFIRMATIVE COVENANTS

            5.01      Existence; Businesses and Properties ...       54
            5.02      Insurance ..............................       55
            5.03      Obligations and Taxes ..................       55
            5.04      Financial Statements, Reports, etc. ....       55
            5.05      Litigation and Other Notices ...........       56
            5.06      ERISA ..................................       56
            5.07      Maintaining Records; Access to
                         Properties and Inspections ..........       58
            5.08      Use of Proceeds ........................       58
            5.09      Pari-Passu .............................       58
            5.10      Support Agreements .....................       59

  VI.       NEGATIVE COVENANTS

            6.01      Limitation on Liens--JCPenney ..........       59
            6.02      Limitations on Senior Funded
                         Indebtedness ........................       60
            6.03      Limitations with Respect to
                         Restricted Subsidiaries .............       61
            6.04      Mergers, Consolidations, Sales of
                         Assets and Acquisitions .............       65
            6.05      Limitations on Liens--Funding ..........       66
            6.06      Conduct of Funding's Business ..........       68

 VII.       EVENTS OF DEFAULT ................................       70

VIII.       THE AGENT ........................................       73

                                                                Contents, p. 3
Article     Section                                                  Page
- -------     -------                                                  ----
  IX.       MISCELLANEOUS

            9.01      Notices ................................       77
            9.02      Survival of Agreement ..................       78
            9.03      Binding Effect .........................       78
            9.04      Successors and Assigns .................       78
            9.05      Expenses; Indemnity ....................       81
            9.06      Right of Setoff ........................       82
            9.07      Applicable Law .........................       83
            9.08      Waivers; Amendment .....................       83
            9.09      Interest and Charges ...................       84
            9.10      Entire Agreement .......................       85
            9.11      Severability ...........................       85
            9.12      Counterparts ...........................       85
            9.13      Headings ...............................       85
            9.14      Jurisdiction; Consent to Service
                         of Process ..........................       85
            9.15      Confidentiality ........................       86
            9.16      Liability of Borrowers .................       87


Exhibit A-1      Form of Competitive Bid Request
Exhibit A-2      Form of Notice of Competitive Bid Request
Exhibit A-3      Form of Competitive Bid
Exhibit A-4      Form of Standby Borrowing Request
Exhibit B        Form of Opinion
Exhibit C        Form of Guaranty


Schedule 2.01    Commitments
Schedule 3.08    Restricted Subsidiaries
Schedule 3.09    Material Litigation

                                                                  CONFORMED COPY

                                  REVOLVING CREDIT AGREEMENT dated as of
                          December 16, 1993, among J. C. PENNEY COMPANY, INC. a Delaware corporation ("JCPenney"), J. C. PENNEY FUNDING CORPORATION, a Delaware corporation ("Funding"), the lenders listed in Schedule 2.01 (as of any date, together with any permitted assigns hereunder on such date, the "Lenders"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("Morgan"), as agent for the Lenders (in such capacity, the "Agent") and BANKERS TRUST COMPANY, CHEMICAL BANK and CREDIT SUISSE, as co-agents for the Lenders (in such capacity, the "Co-Agents").


                 The Borrowers (as herein defined) have requested the Lenders to extend credit to the Borrowers in order to enable them to borrow on a standby revolving credit basis on and after the date hereof and at any time and from time to time prior to the Maturity Date (as herein defined) an aggregate principal amount not in excess of $450,000,000 at any time outstanding. The Borrowers have also requested the Lenders to provide a procedure pursuant to which the Borrowers may invite the Lenders to bid on an uncommitted basis on borrowings by the Borrowers scheduled to mature on or prior to the Maturity Date. The proceeds of such borrowings are to be used for general corporate purposes, including, without limitation, working capital requirements, liquidity and the repayment of maturing commercial paper and other indebtedness of the Borrowers. The Lenders will extend such credit to the Borrowers on the terms and subject to the conditions herein set forth.

                 Accordingly, the Borrowers, the Lenders, the Agent and the Co-Agents agree as follows:


ARTICLE I.  DEFINITIONS

                 SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

                 "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

                 "ABR Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                 "Adjusted CD Rate" shall mean, with respect to any CD Borrowing requested by any Borrower pursuant to Section 2.03(a) for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the sum of (a) a rate per annum equal to the product of (i) the Fixed CD Rate in effect for such Interest Period and (ii) Statutory Reserves, plus (b) the Assessment Rate. For purposes hereof, the term "Fixed CD Rate" shall mean the arithmetic average (rounded upwards, if necessary, to the next 1/100 of 1%) of the prevailing rates per annum bid at or about 10:00 a.m., New York City time, to the Agent on the first Business Day of the Interest Period applicable to such CD Borrowing by three New York City negotiable certificate of deposit dealers of recognized standing selected by the Agent for the purchase at face value of negotiable certificates of deposit of major United States money center banks in a principal amount approximately equal to the product of (x) the aggregate principal amount of such CD Borrowing as specified in the related Competitive Bid Request and (y) the percentage which the Agent's Commitment represents of the Total Commitment and with a maturity comparable to such Interest Period.

                 "Additional Costs" shall mean, with respect to any Lender, any increased costs or reduction in amounts received or receivable or reduction in return on capital incurred or suffered by such Lender and in respect of which such Lender is entitled to request compensation in accordance with Section 2.13.

                 "Administrative Fees" shall have the meaning assigned to such term in Section 2.06(c).

                 "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

                 "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate on such day as announced by Morgan Guaranty Trust Company of New York, and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%. For purposes hereof, "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the rates quoted to the Agent on such day for such transactions by three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate shall be effective on the date such change is announced publicly.

                 "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the office or branch of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan opposite such Lender's name on
Schedule 2.01 or such other office or branch of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time, in accordance with the terms of this Agreement, specify to the Agent and the Borrowers as the office or branch by which its Loans of such Type are to be made and maintained.

                 "Assessment Rate" shall mean for any date the then current net annual assessment rate (rounded upwards, if necessary, to the next 1/100 of 1%) actually employed by the Agent in determining amounts payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Agent's domestic offices.

                 "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

                 "Borrowers" shall mean JCPenney and Funding.

                 "Borrowing" shall mean a group of Loans of a single Type made by the Lenders (or, in the case of a

Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to Section 2.03) to the same Borrower on a single date and as to which a single Interest Period is in effect.

                 "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                 "CD Borrowing" shall mean a Competitive Borrowing comprised of CD Loans.

                 "CD Loan" shall mean any Competitive Loan bearing interest at a rate determined by reference to the Adjusted CD Rate in accordance with the provisions of Article II.

                 "Closing Date" shall mean the date of this Agreement.

                 "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

                 "Commitment" shall mean, with respect to each Lender, the commitment of such Lender hereunder as set forth as of the Closing Date in
Schedule 2.01 hereto and, thereafter, in the Register (or as otherwise determined by the parties hereto in the event of manifest error in the Register), as such Lender's Commitment may be permanently terminated or reduced from time to time pursuant to Section 2.11. The Commitment of each Lender shall automatically and permanently terminate on the Maturity Date if not terminated earlier pursuant to the terms hereof.

                 "Commitment Termination Date" shall have the meaning assigned to such term in Section 2.11(d).

                 "Competitive Bid" shall mean an offer by a Lender to make a Competitive Loan pursuant to Section 2.03.

                 "Competitive Bid Rate" shall mean, as to any Competitive Bid made by a Lender pursuant to Section 2.03(b), (a) in the case of a Eurodollar Competitive Loan or a CD Loan, the Competitive Margin, and (b) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

                 "Competitive Bid Request" shall mean a request made pursuant to Section 2.03 in the form of Exhibit A-1.

                 "Competitive Borrowing" shall mean a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted under the bidding procedure described in Section 2.03 by the Borrower requesting such Borrowing.

                 "Competitive Loan" shall mean a Loan from a Lender to a Borrower pursuant to the bidding procedure described in Section 2.03. Each Competitive Loan shall be a Eurodollar Competitive Loan, a CD Loan or a Fixed Rate Loan.

                 "Competitive Margin" shall mean, as to any Eurodollar Competitive Loan or CD Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate or the Adjusted CD Rate, as applicable, in order to determine the interest rate applicable to such Eurodollar Competitive Loan or CD Loan, as specified in the Competitive Bid relating to such Eurodollar Competitive Loan or CD Loan.

                 "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

                 "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

                 "dollars" or "$" shall mean lawful money of the United States of America.

                 "Eligible Assignee" shall mean (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is described in this clause; and (c) the central bank of any country which is a member of the Organization for Economic Cooperation and Development.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and the rules and regulations promulgated thereunder, as from time to time in effect.

                 "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is a member of a group of which any Borrower is a member and which is treated as a single employer under Section 414 of the Code.

                 "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

                 "Eurodollar Competitive Loan" shall mean any Competitive Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

                 "Eurodollar Loan" shall mean any Eurodollar Competitive Loan or Eurodollar Standby Loan.

                 "Eurodollar Standby Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

                 "Event of Default" shall have the meaning assigned to such term in Article VII.

                 "Facility Fee" shall have the meaning assigned to such term in
Section 2.06(a).

                 "Facility Fee Percentage" shall mean on any date the applicable percentage set forth below based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index
Debt:

Category 1                                 Percentage
- ----------                                 ----------
    Moody's: A2 or better
        S&P: A or better                     0.0750%

Category 2
- ----------
    Moody's: A3
        S&P: A-                              0.1000%

Category 3
- ----------
    Moody's: Baa2 or better,
             but lower than A3
        S&P: BBB or better, but
             lower than A-                   0.1500%

Category 4
- ----------
    Moody's: Lower than Baa2,
             or unrated
        S&P: Lower than BBB,
             or unrated                      0.2000%

For purposes of the foregoing, (i) if no rating for the Index Debt shall be available from either rating agency, (other than because (a) such rating agency shall no longer be in the business of rating corporate debt obligations or (b) of any other reason outside the control of JCPenney and Funding), such rating agency shall be deemed to have established a rating in Category 4, (ii) if the ratings established or deemed to have been established by Moody's and S&P shall fall within different Categories, the Facility Fee Percentage shall be based upon the numerically higher Category (i.e. the Category corresponding to the lower ratings) and (iii) if any rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first publicly announced by the rating agency making such change. If the rating system of either Moody's or S&P shall change prior to the Maturity Date, or if either such rating agency shall cease to be in the business of rating corporate debt obligations or shall no longer have in effect a rating for any reason outside the control of JCPenney and Funding, the Borrowers and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the absence of such a rating. Pending agreement on any such amendment, (i) if the rating system of one such rating agency shall remain unchanged, or if a rating shall be available from one such rating agency, the Facility Fee Percentage shall be determined by reference to the rating established by such rating agency, (ii) if no rating for the Index Debt shall be available from either rating agency then (A) for 60 days, the Facility Fee Percentage shall be determined by reference to the rating or ratings most recently available, (B) after 60 days, the Facility Fee Percentage shall be determined by reference to Category 3 (or Category 4 if such Percentage shall have been determined by reference to Category 3 under clause
(A) above) and (C) after 180 days, the Facility Fee Percentage shall be determined by reference to Category 4.

                 "Fees" shall mean the Facility Fees and the Administrative
Fees.

                 "Fixed Rate Borrowing" shall mean a Competitive Borrowing comprised of Fixed Rate Loans.

                 "Fixed Rate Loan" shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its related Competitive Bid.

                 "Funded Indebtedness" of any corporation shall mean, at any date for the determination thereof, without duplication, the outstanding aggregate principal amount of (a) all indebtedness created, incurred or assumed by such corporation (including, in the case of any Borrower, the Loans made to such Borrower) which by its terms is not payable on demand and which matures by its terms, or which by its terms such corporation has the right at its option to renew or extend to a date, more than one year after the date of determination, whether outstanding on the Closing Date or thereafter created, incurred or assumed (including the current portion of any indebtedness which shall constitute Funded Indebtedness at the time of its incurrence), and which is (i) for money borrowed or (ii) evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities, (b) any indebtedness of others of the kinds described in the preceding clause (a) for the payment of which such corporation is responsible or liable as guarantor or otherwise and (c) amendments, renewals and refundings of any such indebtedness; provided, however, that such term shall not include any obligations under leases or any guarantees of obligations of others under leases. It is understood that for the purposes of this definition the term "principal" when used at any date with respect to any indebtedness issued at a discount shall mean the amount of principal of such indebtedness that could be declared due and payable on that date upon the occurrence of one or more events permitting the acceleration of such indebtedness pursuant to the terms of such indebtedness.

                 "GAAP" shall mean United States generally accepted accounting principles, applied on a consistent basis.

                 "Governmental Authority" shall mean any court or governmental agency, authority, instrumentality or regulatory body, in each case whether Federal, state, local or foreign.

                 "Indenture" shall mean the Indenture dated as of October 1, 1982, between JCPenney and Bank of America National Trust and Savings Association, as trustee, as amended by a First Supplemental Indenture dated as of March 15, 1983, a Second Supplemental Indenture dated as of May 1, 1984, a Third Supplemental Indenture dated as of March 7, 1986, and a Fourth Supplemental Indenture dated as of June 7, 1991.

                 "Index Debt" shall mean JCPenney's senior unsecured, non credit-enhanced, publicly held long-term indebtedness.

                 "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration or a CD Loan or Fixed Rate Loan with an Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration or 90 days' duration, as the case may be, been applicable to such Loan and, in addition, the date of any refinancing or conversion of such Loan with or to a Loan of a different Type.

                 "Interest Period" shall mean (a) as to any Eurodollar Borrowing that is a Standby Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3, 6 or, subject to availability from each Lender, 12 months thereafter, as the Borrower requesting such Borrowing may elect, (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the related Standby Borrowing Request (which date shall in no event be later than 5 Business Days after the date of such Borrowing), (c) as to any Eurodollar Borrowing that is a Competitive Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offers to make the Eurodollar Competitive Loans comprising such Borrowing were extended (which date shall be (A) the numerically corresponding day (or, if there is no numerically corresponding day, the last day) in the calendar month that is 1, 2, 3, 6, 9 or 12 months after the date of such Borrowing or (B) such other date as shall be specified in such Competitive Bids) and (d) as to any CD Borrowing or Fixed Rate Borrowing, the period specified in the Competitive Bids in which the offers to make the CD Loans or Fixed Rate Loans comprising such Borrowing were extended, commencing on the date of such Borrowing (which period shall be a period of 30, 60, 90, 180 or 360 days' duration or such other duration as shall be specified in such Competitive Bids); provided, however, that (x) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (y) no Interest Period may be selected that ends later than the Maturity Date then in effect and (z) the Interest Period for any ABR Loan or CD Loan made in lieu of, or resulting from the conversion of, a Eurodollar Loan pursuant to Section 2.10 or 2.14 shall be determined in accordance with the provisions of such Section. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                 "Investment" means, with respect to each of Funding and its Subsidiaries only, any acquisition of any of the capital stock of any corporation, or any acquisition of indebtedness of, or any capital contribution, loan or advance to, or any guarantee of an obligation of, any person, except (i) any loan or advance made in connection with the lease, purchase or construction of office space for Funding or any of its Subsidiaries or the purchase of materials, supplies, services or equipment for the offices of Funding or any of its Subsidiaries and (ii) any guarantee or endorsement made in the ordinary course of business in connection with the deposit of items for collection or any guarantee of an obligation of an agent or an employee of Funding or any of its Subsidiaries that is required to meet applicable legal requirements.

                 "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the average of the rates at which dollar deposits approximately equal in principal amount to (i) in the case of a Standby Borrowing, each LIBO Reference Lender's portion of such Eurodollar Borrowing and (ii) in the case of a Competitive Borrowing, the principal amounts that would have been each LIBO Reference Lender's portion of such Competitive Borrowing had such Competitive Borrowing been a Standby Borrowing, and for a maturity comparable to such Interest Period are offered to the principal London office of the applicable LIBO Reference Lender in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                 "LIBO Reference Lenders" shall mean Morgan Guaranty Trust Company of New York, Credit Suisse and NBD Bank, N.A., or such other or additional Lenders as the Borrowers, the Agent and the Required Lenders shall designate in writing as "LIBO Reference Lenders".

                 "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge or security interest in or on such asset.

                 "Loan" shall mean a Competitive Loan or a Standby Loan, whether made as a Eurodollar Loan, a CD Loan, a Fixed Rate Loan or an ABR Loan, as permitted hereby.

                 "Margin Stock" shall have the meaning given such term under Regulation U.

                 "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets or financial condition of (i) JCPenney and the Restricted Subsidiaries, taken as a whole, or (ii) Funding and its Subsidiaries, taken as a whole, (b) a material impairment of the ability of any Borrower to perform any of its obligations under this Agreement or (c) a material impairment of the rights of or benefits available to the Lenders under this Agreement (other than any such impairment of rights or benefits that is primarily attributable to (x) action taken by or against one or more Lenders (excluding any action against one or more Lenders taken by any Borrower or Restricted Subsidiary) or (y) circumstances that are unrelated to any Borrower).

                 "Maturity Date" shall mean December 14, 1994.

                 "Maximum Amount" shall mean, with respect to any amount owing to any Lender under this Agreement or in connection herewith, the maximum amount of interest that such Lender is permitted to charge under applicable law on such amount.

                 "Moody's" shall mean Moody's Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

                 "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                 "Net Tangible Assets" means the aggregate amount at which the assets of JCPenney and all Restricted Subsidiaries are reflected, in accordance with GAAP as in effect on the date hereof, on the asset side of the consolidated balance sheet, as at the close of a monthly accounting period (selected by JCPenney) ending within the 65 days next preceding the date of determination, of JCPenney and the Restricted Subsidiaries (after deducting all valuation and qualifying reserves relating to said assets), except any of the following described items that may be included among said assets:

                 (a) trademarks, patents, goodwill and similar intangibles;

                 (b) investments in and advances to Non-Restricted Subsidiaries; and

                 (c) capital lease property rights,

after deducting from such amount current liabilities (other than deferred tax effects) as reflected, in accordance with GAAP as in effect on the date hereof, on such balance sheet.

                 "Non-Restricted Subsidiary" shall mean any Subsidiary other than the Restricted Subsidiaries.

                 "Officer's Certificate" of any corporation shall mean a certificate signed by a Responsible Officer of such corporation.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

                 "Penney Supplier" means any person that supplies goods or services to JCPenney or any Subsidiary.

                 "Penney Supplier Receivables" means the obligations of Penney Suppliers for the payment of money for goods or services sold by JCPenney or any Subsidiary to Penney Suppliers for use in goods or services to be supplied to JCPenney or any Subsidiary.

                 "person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Authority.

                 "Plan" shall mean any pension plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code that is maintained for employees of any Borrower or ERISA Affiliate.


                 "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

                 "Principal Property" means all real property and tangible personal property owned by JCPenney or a Restricted Subsidiary constituting a part of any store, warehouse or distribution center located within one of the 50 states of the United States or the District of Columbia, exclusive of motor vehicles, mobile materials-handling equipment and other rolling stock, cash registers and other point of sale recording devices and related equipment, and data processing and other office equipment; provided, however, that such term shall not include any such property constituting a part of any such store, warehouse or distribution center unless the net book value of all real property (including leasehold improvements) and store fixtures constituting a part of such store, warehouse or distribution center exceeds .25% of Stockholders' Equity.

                 "Receivables" means the obligations of customers for the payment of money arising under agreements between such customers and JCPenney or any Subsidiary.

                 "Register" shall have the meaning assigned to such term in
Section 9.04(d).

                 "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                 "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                 "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                 "Reportable Event" shall mean any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

                 "Required Lenders" shall mean, at any time, (a) for the purposes of terminating the Commitments pursuant to clause (x) of Article VII, Lenders having Commitments representing at least 66-2/3% of the Total Commitment, (b) for purposes of acceleration pursuant to clause (y) of Article VII, Lenders holding Loans representing at least

66-2/3% of the aggregate principal amount of the Loans outstanding and (c) for all other purposes, Lenders having Commitments representing greater than 50% of the Total Commitment.

                 "Responsible Officer" of any corporation shall mean the chairman, vice chairman, president, chief financial officer, treasurer or controller of such corporation or any executive or senior vice president of such corporation.

                 "Restricted Subsidiary" means any Subsidiary of JCPenney (other than Funding) which JCPenney shall, by an Officer's Certificate of JCPenney, have designated as a Restricted Subsidiary and the designation of which as a Restricted Subsidiary shall not have been cancelled by an Officer's Certificate of JCPenney; provided, however, that neither the designation of a Subsidiary as a Restricted Subsidiary nor the cancellation of such designation shall be operative if the immediate effect of such designation or cancellation shall be to make Net Tangible Assets less than 200% of the Senior Funded Indebtedness of JCPenney and the Restricted Subsidiaries on a pro forma basis (eliminating intercompany items); and provided, further, that any Officer's Certificate designating a Subsidiary as a Restricted Subsidiary or cancelling such designation shall set forth the Net Tangible Assets and Senior Funded Indebtedness of JCPenney and its Restricted Subsidiaries on a pro forma basis (eliminating intercompany items) and show compliance with the first proviso of this paragraph. Any such designation or cancellation of such designation may be made more than once with respect to any Subsidiary.

                 "S&P" shall mean Standard & Poor's Corporation and any successor thereto that is a nationally recognized rating agency.

                 "SEC" shall mean the Securities and Exchange commission.

                 "Senior Funded Indebtedness" of JCPenney shall mean any Funded Indebtedness of JCPenney unless in any instrument or instruments evidencing or securing such Funded Indebtedness or pursuant to which the same is outstanding, or in any amendment, renewal, extension or refunding of such Funded Indebtedness, it is provided that such Funded Indebtedness is subordinate in right of payment to the Loans (a) in the event of any dissolution or winding-up or total or partial liquidation or reorganization of JCPenney, whether voluntary or involuntary, or any bankruptcy, insolvency, receivership or similar proceedings relative to JCPenney and (b) in the event of any default in the payment of principal (including any required prepayments or amortization) of or interest on any Loans of JCPenney. "Senior Funded Indebtedness" of any Restricted Subsidiary means any Funded Indebtedness of such Restricted Subsidiary and the aggregate preference on involuntary liquidation of any class of stock of such Restricted Subsidiary ranking, either as to payment of dividends or distribution of assets, prior to any other class of stock of such Restricted Subsidiary.

                 "Standby Borrowing" shall mean a Borrowing consisting of simultaneous Standby Loans from each of the Lenders.

                 "Standby Borrowing Request" shall mean a request made pursuant to Section 2.04 in the form of Exhibit A-4.

                 "Standby Loans" shall mean the revolving loans made by the Lenders to the Borrowers pursuant to Section 2.04. Each Standby Loan shall be a Eurodollar Standby Loan or an ABR Loan.

                 "Standby Margin" shall mean on any date, with respect to each Standby Loan made as part of any Eurodollar Standby Borrowing or ABR Borrowing, as the case may be, the applicable percentage, based upon the ratings applicable on such date to the Index Debt, set forth (a) in Table A below if the aggregate principal amount of the Loans outstanding on such date does not exceed 50% of the Total Commitment on such date and (b) in Table B below if the aggregate principal amount of the Loans outstanding on such date exceeds 50% of the Total Commitment on such date:

                                    Table A:


                                                Eurodollar            ABR
                                                Borrowing             Borrowing
                                                ---------             ---------
 Category 1
 ----------
   Moody's:  A2 or better                       0.1750%                  0%
       S&P:  A or better

 Category 2
 ----------
   Moody's:  A3
       S&P:  A-                                 0.2750%                  0%

 Category 3
 ----------
   Moody's:  Baa2 or better, but
             lower than A3                      0.3500%                  0%
       S&P:  BBB or
             better, but
             lower than A-

 Category 4
 ----------
   Moody's:  Lower than
             Baa2, or                           0.4250%                  0%
             unrated
       S&P:  Lower than
             BBB, or
             unrated

                                    Table B:


                                               Eurodollar           ABR
                                               Borrowing            Borrowing
                                               ---------            ---------
 Category 1
 ----------
   Moody's:  A2 or better                      0.2500%                 0%
       S&P:  A or better

 Category 2
 ----------
   Moody's:  A3                                0.3250%                 0%
       S&P:  A-

 Category 3
 ----------
   Moody's:  Baa2 or
             better, but                       0.4250%                 0%
             lower than A3
       S&P:  BBB or
             better, but
             lower than A-

 Category 4
 ----------
   Moody's:  Lower than
             Baa2, or                          0.5500%                 0%
             unrated
       S&P:  Lower than
             BBB, or
             unrated

For purposes of the foregoing, (i) if no rating for the Index Debt shall be available from either rating agency, (other than because (a) such rating agency shall no longer be in the business of rating corporate debt obligations or (b) of any other reason outside the control of JCPenney and Funding), such rating agency shall be deemed to have established a rating in Category 4, (ii) if the ratings established or deemed to have been established by Moody's and S&P shall fall within different Categories, the Standby Margin shall be based upon the numerically higher Category (i.e. the Category corresponding to the lower ratings) and

(iii) if any rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first publicly announced by the rating agency making such change. If the rating system of either Moody's or S&P shall change prior to the Maturity Date, or if either such rating agency shall cease to be in the business of rating corporate debt obligations or shall no longer have in effect a rating for any reason outside the control of JCPenney and Funding, the Borrowers and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the absence of such a rating. Pending agreement on any such amendment, (i) if the rating system of one such rating agency shall remain unchanged, or if a rating shall be available from one such rating agency, the Standby Margin shall be determined by reference to the rating established by such rating agency,
(ii) if no rating for the Index Debt shall be available from either rating agency then (A) for 60 days, the Standby Margin shall be determined by reference to the rating or ratings most recently available, (B) after 60 days, the Standby Margin shall be determined by reference to Category 3 (or Category 4 if such Margin shall have been determined by reference to Category 3 under clause (A) above) and (C) after 180 days, the Standby Margin shall be determined by reference to Category 4.

                 "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the actual reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Agent is subject for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to the applicable Interest Period. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                 "Stockholders' Equity" means the sum, as at the close of a monthly accounting period (selected by JCPenney) ending within the 65 days next preceding the date of determination, of (a) the aggregate of capital, capital stock, capital surplus, capital in excess of par value of stock, reinvested earnings, earned surplus and net income retained for use in the business (however the foregoing may be designated), after deducting the cost of shares of capital stock of JCPenney held in its treasury, of JCPenney and its consolidated Subsidiaries, determined in accordance with GAAP, plus (b) the amount reflected in such determination as deferred tax effects.

                 "Subsidiary" means (a) any corporation of which JCPenney, directly or indirectly, owns more than 50% of the outstanding stock which at the time shall have by the terms thereof ordinary voting power to elect directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, or (b) any such corporation of which such percentage of shares of outstanding stock of the character described in the foregoing clause (a) shall at the time be owned, directly or indirectly, (i) by JCPenney and one or more Subsidiaries as defined in the foregoing clause (a) or (ii) by one or more such Subsidiaries.

                 "Support Agreements" shall mean (a) the Amended and Restated Receivables Agreement dated as of January 29, 1980, between JCPenney and Funding (formerly J. C. Penney Financial Corporation), as amended by Amendment No. 1 thereto dated as of January 25, 1983, and (b) the Loan Agreement dated as of January 28, 1986, between JCPenney and Funding, as amended by Amendment No. 1 thereto dated as of December 26, 1986, in each case as amended or modified from time to time after the Closing Date in compliance with Section 5.10, and
(c) the subordinated Guaranty of the obligations of Funding dated as of December 16, 1993, executed by JCPenney in favor of the Lenders and attached hereto as Exhibit C.

                 "Taxes" shall mean, with respect to any Lender or Agent, any and all U.S. Federal income taxes after application of any relevant treaty or convention and all interest and penalties with respect thereto, attributable to any payment made by any Borrower hereunder to such Lender or Agent.

                 "Total Commitment" shall mean at any time the aggregate amount of the Lenders' Commitments, as in effect at such time.

                 "Tranche A Credit Agreement" shall mean the $800,000,000 Revolving Credit Agreement dated the date hereof among the Borrowers, the financial institutions named therein as lenders (which include certain of the Lenders), Morgan Guaranty Trust Company of New York as Agent for the Lenders, and Bankers Trust Company, Chemical Bank, and Credit Suisse as Co- Agents for the Lenders, as such agreement may be amended from time to time.

                 "Transactions" shall have the meaning assigned to such term in
Section 3.02.

                 "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the LIBO Rate, the Adjusted CD Rate, and the Alternate Base Rate and, in the case of any Fixed Rate Loan, the fixed percentage rate per annum specified by the Lender making such Loan in its related Competitive Bid.

                 SECTION 1.02.  Terms Generally.  The definitions in Section
1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, for purposes of determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing JCPenney's audited consolidated financial statements referred to in Section 3.05.


ARTICLE II.  THE CREDITS

          SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Standby Loans to the Borrowers at any time and from time to time on and after the date hereof and until the earlier of the Maturity Date and the termination of the Commitment of such Lender, in an aggregate principal amount at any time outstanding not to exceed such Lender's Commitment, subject, however, to the conditions that (a) at no time shall the outstanding aggregate principal amount of all Loans made by all Lenders exceed the Total Commitment and (b) at all times the outstanding aggregate principal amount of all Standby Loans made by each Lender to a Borrower shall equal the product of (i) the percentage which its Commitment represents of the Total Commitment times (ii) the outstanding aggregate principal amount of all Standby Loans made to such Borrower pursuant to Section 2.04. Subject to Section 2.03(h), any Lender may at its discretion make Competitive Loans in an aggregate principal amount up to the amount of the Total Commitment of the Lenders hereunder. Each Lender's Commitment as of the Closing Date is set forth opposite its respective name in Schedule 2.01 and, after the Closing Date, each Lender's Commitment shall be set forth opposite its respective name in the Register. Such Commitments may be terminated, reduced or extended from time to time pursuant to Section 2.11.

                 Within the foregoing limits, the Borrowers may borrow, pay or prepay and reborrow hereunder, on and after the Closing Date and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

                 SECTION 2.02. Loans. (a) Each Standby Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their Commitments; provided, however, that the failure of any Lender to make any Standby Loan shall not by itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.03. The Standby Loans or Competitive Loans comprising any Borrowing shall be (i) in the case of Competitive Loans, in an aggregate principal amount which is an integral multiple of $5,000,000 and not less than $25,000,000 (or, if less, an aggregate principal amount equal to the Total Commitment on the date of such Borrowing minus the outstanding aggregate principal amount on such date of all Competitive Loans) and (ii) in the case of Standby Loans, in an aggregate principal amount which is an integral multiple of $5,000,000 and not less than $25,000,000 (or an aggregate principal amount equal to the remaining available balance of the Total Commitment).

                 (b) Subject to Sections 2.10 and 2.14, each Competitive Borrowing shall be comprised entirely of Eurodollar Competitive Loans, CD Loans or Fixed Rate Loans, and each Standby Borrowing shall be comprised entirely of Eurodollar Standby Loans or ABR Loans, as the Borrower requesting such Competitive Borrowing or Standby Borrowing may specify pursuant to Section 2.03 or 2.04, as the case may be.

                 (c) Subject to Section 2.05, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Agent in New York, New York, not later than 12:00 noon, New York City time (11:00 a.m., New York City time, in the case of a Eurodollar Loan), and the Agent shall by 2:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrower of such Loan with the Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Competitive Loans shall be made by the Lender or Lenders whose Competitive Bids therefor are accepted pursuant to Section 2.03 in the amounts so accepted and Standby Loans shall be made by the Lenders pro rata in accordance with Section 2.16. Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's portion of such Borrowing, the Agent may assume that such Lender has made such portion available to it on the date of such Borrowing in accordance with this paragraph (c) and may, in reliance upon such assumption, make a corresponding amount available on such date to the Borrower requesting such Borrowing. If and to the extent that such Lender shall not have made such portion available to the Agent, such Lender and such Borrower severally agree to pay or repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent at (i) in the case of such Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate; provided, however, that such Borrower shall not in any event have any liability in respect of such repayment under Section 2.15. If such

Lender shall pay to the Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

                 (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                 (e) The Loans of each Type made by each Lender shall be made through and maintained at such Lender's Applicable Lending Office for Loans of such Type. Any Lender may change its Applicable Lending Office for any Type of Loans without the prior written consent of JCPenney so long as (i) such Lender shall have no knowledge that such change would cause it to be unlawful for such Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan and (ii) such Lender shall not be entitled to recoupment, reimbursement or indemnification in accordance with the terms and conditions of Sections 2.13 and 2.15 to the extent that such Lender shall have had knowledge at the time of such change in Applicable Lending Office that such entitlement would arise as a result of such change.

                 SECTION 2.03. Competitive Bid Procedure. (a) In order to request Competitive Bids, a Borrower shall hand deliver, telex or telecopy to the Agent a duly completed Competitive Bid Request in the form of Exhibit A-1 hereto, to be received by the Agent (i) in the case of a Eurodollar Borrowing or a CD Borrowing, not later than 11:00 a.m., New York City time, four Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 11:00 a.m., New York City time, one Business Day before a proposed Competitive Borrowing. No ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-1 shall be rejected and the Agent shall promptly notify the appropriate Borrower of such rejection by telex or telecopier. Such request shall in each case refer to this Agreement and specify (x) that the Borrowing then being requested is to be a Eurodollar Borrowing, a CD Borrowing or a Fixed Rate Borrowing, (y) the date of such Borrowing (which shall be a Business Day) and the aggregate principal amount thereof (which shall be, subject to the third sentence of Section 2.02(a), in a minimum principal amount of $25,000,000 and in an integral multiple of $5,000,000 and

(z) the Interest Period with respect thereto (which may not end after the Maturity Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Agent shall invite by telex or telecopier (in the form set forth in Exhibit A-2 hereto) the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to the Competitive Bid Request.

                 (b) The Agent may, in its sole discretion, make one or more Competitive Bids to the appropriate Borrower responsive to such Borrower's Competitive Bid Request. Each Competitive Bid by the Agent must be submitted to the Borrower via telex or telecopier, in the form of Exhibit A-3 hereto, (i) in the case of a Eurodollar Borrowing or CD Borrowing, not later than 8:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 8:30 a.m., New York City time, on the day of a proposed Competitive Borrowing. Each Lender may, in its sole discretion, make one or more Competitive Bids to the appropriate Borrower responsive to such Borrower's Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Agent via telex or telecopier, in the form of Exhibit A-3 hereto, (i) in the case of a Eurodollar Borrowing or CD Borrowing, not later than 9:00 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:00 a.m., New York City time, on the day of a proposed Competitive Borrowing. Multiple bids will be accepted by the Agent. Competitive Bids that do not conform substantially to the format of Exhibit A-3 may be rejected by the Agent after conferring with, and upon the instruction of, the Borrower requesting such Competitive Bids, and the Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify
(x) the principal amount (which shall be in an integral multiple of $5,000,000 (unless such principal amount shall equal the entire principal amount of the Competitive Borrowing requested by such Borrower) and which may equal such entire principal amount) of the Competitive Loan or Loans that the Lender is willing to make to the Borrower requesting such Competitive Bid, (y) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Loan or Loans and (z) the Interest Period and the last day thereof. If any Lender shall elect not to make a Competitive Bid, such Lender shall so notify the Agent via telex or telecopier (A) in the case of a Eurodollar Borrowing or a CD Borrowing, not later than 9:00 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (B) in the case of a Fixed Rate Borrowing, not later than 9:00 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Loan as part of such Competitive Borrowing.
A Competitive Bid submitted by a Lender pursuant to this paragraph (b) shall be irrevocable.

                 (c) The Agent shall notify the appropriate Borrower by telex or telecopier not later than (i) in the case of a Eurodollar Borrowing or a CD Borrowing, 10:00 a.m., New York City time, three Business Days before the proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, 10:00 a.m., New York City time, on the day of the proposed Competitive Borrowing of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each bid. The Agent shall send a copy of all Competitive Bids to such Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.03.

                 (d) The appropriate Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d) and paragraph
(h) below, accept or reject any Competitive Bid referred to in paragraph (c) above. Such Borrower shall notify the Agent by telex or telecopier not later than (i) in the case of a Eurodollar Borrowing or a CD Borrowing, 11:30 a.m., New York City time, three Business Days before the proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 11:30 a.m., New York City time, on the day of the proposed Competitive Borrowing whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (c) above; provided, however, that (v) the failure by such Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (w) such Borrower shall not accept a bid made at a particular Competitive Bid Rate if it has decided to reject a bid made at a lower Competitive Bid Rate, (x) the aggregate amount of the Competitive Bids accepted by such Borrower shall not exceed the principal amount specified in the related Competitive Bid Request, (y) if such Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by such Borrower to exceed the amount specified in the related Competitive Bid Request, then such Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in the related Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate, and (z) except pursuant to clause (y) above, no bid shall be accepted for a Competitive Loan unless the principal amount of such Competitive Loan is in an integral multiple of $5,000,000 or is equal to the entire principal amount of the Competitive Borrowing being requested by such Borrower; provided further, however, that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (y) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (y) the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of such Borrower. A notice given pursuant to this paragraph (d) by the appropriate Borrower shall be irrevocable.

                 (e) The Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telex or telecopier sent by the Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

                 (f) The Borrowers shall not make more than 10 Competitive Bid Requests during any 30-day period.

                 (g) All Notices required by this Section 2.03 shall be given in accordance with Section 9.01.

                 (h) At no time shall the outstanding aggregate principal amount of all Competitive Loans made by all Lenders exceed the Total Commitment in effect at such time.

                 (i) The Agent shall hold in confidence each Competitive Bid received by the Agent until such Competitive Bid has been disclosed to the appropriate Borrower pursuant to paragraph (d) above.

                 SECTION 2.04. Standby Borrowing Procedure. In order to request a Standby Borrowing, a Borrower shall hand deliver, telex or telecopy a Standby Borrowing Request in the form of Exhibit A-4 to the Agent (a) in the case of a Standby Borrowing that is a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed borrowing and (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the day of a proposed borrowing. A Borrower shall be deemed to have given a Standby Borrowing Request if it (i) notifies an officer of the Agent identified in Section 9.01 by telephone of the content of such Standby Borrowing Request not later than the relevant time set forth above for delivery thereof and (ii) delivers such Standby Borrowing Request to Agent as soon as practicable; provided, however, that a Borrower shall not have any right to receive the proceeds of a Standby Borrowing unless the Agent has received the related written Standby Borrowing Request. Such notice shall be irrevocable and shall in each case specify (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Standby Borrowing (which shall be a business Day) and the amount thereof; and
(iii) the Interest Period with respect thereto. If no election as to the Type of Standby Borrowing is specified in any such notice, then the requested Standby Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Standby Borrowing is specified in any such notice, then the Borrower requesting such Borrowing shall be deemed to have selected an Interest Period of one month's duration, in the case of a Eurodollar Borrowing, or five days' duration, in the case of an ABR Borrowing. If a Borrower shall not have given notice in accordance with this Section 2.04 of its election to refinance a Standby Borrowing of such Borrower prior to the end of the Interest Period in effect for such Borrowing, then such Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.04 and of each Lender's portion of the requested Borrowing.

                 SECTION 2.05. Refinancings. Any Borrower may refinance all or any part of any Borrowing of such Borrower with a Borrowing of the same or a different Type made pursuant to Section 2.03 or Section 2.04, subject to the conditions and limitations set forth herein and elsewhere in this Agreement, including refinancings of Competitive Borrowings with Standby Borrowings and Standby Borrowings with Competitive Borrowings. Any Borrowing or part thereof so refinanced shall be deemed to be repaid in accordance with Section 2.07 with the proceeds of a new Borrowing hereunder and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Lenders to the Agent or by the Agent to the appropriate Borrower pursuant to Section 2.02(c); provided, however, that (i) if the principal amount extended by a Lender in a refinancing is greater than the principal amount extended by such Lender in the Borrowing being refinanced, then such Lender shall pay such difference to the Agent for distribution to the Lenders described in (ii) below, (ii) if the principal amount extended by a Lender in the Borrowing being refinanced is greater than the principal amount being extended by such Lender in the refinancing, the Agent shall return the difference to such Lender out of amounts received pursuant to (i) above and (iii) to the extent any Lender fails to pay to the Agent amounts due from it pursuant to (i) above, any Loan or portion thereof being refinanced shall not be deemed repaid in accordance with Section 2.07 and shall be payable by the Borrower to which such Loan was made; provided, however, that such Borrower shall not have any liability under Section 2.15 in respect of any of its payment obligations under this clause (iii).

                 SECTION 2.06. Fees. (a) The Borrowers agree, jointly and severally, to pay to each Lender, through the Agent, on each March 31, June 30, September 30 and December 31 and on the date on which the Commitment of such Lender shall be terminated as provided herein, a facility fee (a "Facility Fee") at a rate per annum equal to the Facility Fee Percentage from time to time in effect on the amount of the Commitment of such Lender, whether used or unused, from time to time in effect during the preceding quarter (or shorter period commencing with the date hereof and/or ending with the Maturity Date or the Commitment Termination Date with respect to each Lender or any later date on which the Commitment of such Lender shall be terminated). All Facility Fees shall be computed in arrears on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Lender shall commence to accrue on the Closing Date (or, if later, the date on which such Lender became a Lender) and shall cease to accrue on the earlier of the Maturity Date and the termination of the Commitment of such Lender as provided herein.

                 (b) The Borrowers agree, jointly and severally, to pay to the Agent from time to time, for its own account, agent and administrative fees (the "Administrative Fees") at such times and in such amounts as have been previously agreed upon in writing between the Borrowers and the Agent.

                 (c) All Fees shall be paid on the dates due in immediately available funds. Once paid, none of the Fees shall be refundable, except in the event of manifest error.

                 SECTION 2.07. Repayment of Loans; Evidence of the Borrowers' Obligations. Subject to Section 4.01, the outstanding principal balance of each Competitive Loan and Standby Loan made by any Lender shall be payable (i) except in the case of ABR Loans, on the last day of the Interest Period applicable to such Loan and (ii) on the Commitment Termination Date with respect to such Lender. Each Competitive Loan and each Standby Loan shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in Section 2.08. With respect to each Lender, the entries made in the accounts maintained by the Agent and such Lender shall be prima facie evidence of the existence and amounts of the monetary obligations payable by any Borrower to such Lender in respect of the Loans made by such Lender to such Borrower; provided that the failure to maintain any such accounts or any error therein shall not affect the obligations of the Borrowers hereunder.

                 SECTION 2.08. Interest on Loans. (a) Subject to the provisions of Section 2.09, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum on any date of determination equal to (i) in the case of each Eurodollar Standby Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Standby Margin for such date, and (ii) in the case of each Eurodollar Competitive Loan, the LIBO Rate for the Interest Period in effect for such Loan plus the Competitive Margin offered by the Lender making such Loan and accepted by the Borrower requesting such Loan pursuant to Section 2.03. The LIBO Rate for each Interest Period shall be determined by the Agent in consultation with the LIBO Reference Lenders, and such determination shall be conclusive absent manifest error. The Agent shall promptly advise the Borrowers and each Lender of such determination.

                 (b) Subject to the provisions of Section 2.09, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may
be) at a rate per annum equal to the Alternate Base Rate. The Alternate Base Rate shall be determined by the Agent, and such determination shall be conclusive absent manifest error. The Agent shall promptly advise the Borrowers and each Lender of such determination.

                 (c) Subject to the provisions of Section 2.09, the Loans comprising each CD Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted CD Rate for the Interest Period in effect for such Borrowing plus, in the case of each such Loan, the Competitive Margin offered by the Lender making such Loan and accepted by the Borrower requesting such Borrowing pursuant to Section 2.03, provided, however, that any CD Loan made pursuant to Section 2.10 or 2.14 shall bear interest (computed as described in this paragraph) at a rate per annum on any date of determination equal to the Adjusted CD Rate for the Interest Period applicable to such CD Loan plus the Standby Margin for such date.

                 (d) Subject to the provisions of Section 2.09, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Borrower requesting the applicable Fixed Rate Borrowing pursuant to Section 2.03.

                 (e) Interest on each Borrowing shall be payable on each applicable Interest Payment Date.

                 SECTION 2.09. Default Interest. If any Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, such Borrower shall on demand from time to time from the Agent pay interest, to the extent permitted by applicable law, on such defaulted amount from the date on which the Agent first notifies such Borrower that it will be required to pay interest pursuant to this Section on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) equal to the Alternate Base Rate plus 2%.

                 SECTION 2.10. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the LIBO Reference Lenders shall have determined and communicated to the Agent that dollar deposits in the principal amounts of the Eurodollar Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the LIBO Rate, the Agent shall, as soon as practicable thereafter, give written or telex notice of such determination to the Borrowers and the Lenders. In the event of any such determination, until the Agent shall have advised the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any request by any Borrower for a Competitive Borrowing pursuant to Section 2.03 shall be of no force and effect and shall be denied by the Agent and (ii) any request by any Borrower for a Eurodollar Borrowing pursuant to Section 2.04 shall be deemed to be a request for (A) an ABR Borrowing having an Interest Period of five days' duration and (B) a refinancing of such ABR Borrowing with an ABR Borrowing or a CD Borrowing, as such Borrower shall elect by notice to the Agent not later than 11:00 a.m., New York City time, one Business Day before such refinancing, comprised of Loans having an Interest Period that is, when added to the Interest Period for the ABR Borrowing being refinanced, equal to (in the case of an ABR Borrowing) or as close as possible to (in the case of a CD Borrowing) the Interest Period requested by such Borrower in connection with such Eurodollar Borrowing. The parties hereto shall have the same rights and obligations in respect of a deemed request for a CD Borrowing pursuant to this Section and the CD Loans made pursuant thereto, and the Commitments shall be utilized by such CD Loans, as if such Borrowing were a Standby Borrowing requested, and such Loans were Standby Loans made, pursuant to Section 2.04. Each determination by the LIBO Reference Lenders hereunder shall be conclusive absent manifest error.

                 SECTION 2.11. Termination and Reduction of Commitments. (a) Any Commitment that has not been terminated prior to the Maturity Date shall be automatically terminated on the Maturity Date.

                 (b) Except as provided in Section 2.20 hereof, upon at least 5 Business Days' prior irrevocable written or telex notice to the Agent, JCPenney may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that each partial reduction of the Total Commitment shall be in an integral multiple of $5,000,000 and in a minimum principal amount of $25,000,000 or, if less, the Total Commitment then in effect.

                 (c) Except as provided in Section 2.20, each reduction in the Total Commitment hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. Subject to Section 9.09, the Borrowers shall pay to the Agent for the account of the Lenders, on the date of each termination or reduction, the Commitment Fees and Facility Fees accrued through the date of such termination or reduction.

                 (d) The Commitment of each Lender shall automatically and permanently terminate on December 14, 1994 (the "Commitment Termination Date"); provided, however, that the Commitment Termination Date with respect to any Lender shall not be extended under any circumstances to a date later than the Maturity Date.

                 SECTION 2.12. Prepayment. (a) Each Borrower shall have the right at any time and from time to time to prepay any Standby Borrowing or any Competitive Borrowing of such Borrower, in whole or in part, subject to the requirements of Section 2.15 but otherwise without premium or penalty, upon giving written or telex notice (or telephone notice promptly confirmed by written or telex notice) to the Agent before 10:00 a.m., New York City time, one Business Day prior to such prepayment; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of $5,000,000 and not less than $25,000,000.

                 (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.11, the Borrowers shall pay or prepay so much of the Standby Borrowings as shall be necessary in order that the aggregate principal amount of the Standby Loans outstanding will not exceed the Total Commitment after giving effect to such termination or reduction.

                 (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower giving such notice to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section 2.15 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

                 SECTION 2.13. Reserve Requirements; Change in Circumstances. Subject to the procedures and limitations of Section 2.20:

                 (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan, CD Loan or Fixed Rate Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on such Lender by the jurisdiction in which such Lender is organized, has its principal office or maintains its Applicable Lending office for such Loan or by any political subdivision or taxing authority in any such jurisdiction), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender, or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or any Eurodollar Loan, CD Loan or Fixed Rate Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan, CD Loan or Fixed Rate Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender in its reasonable judgment to be material, then such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered will be paid to such Lender in accordance with Section 2.20 (i) if such additional costs or reduction shall relate to a particular Loan, by the Borrower to which such Loan was made and (ii) otherwise, by JCPenney. Notwithstanding the foregoing, no Lender shall be entitled to request compensation under this paragraph with respect to any Loan if it shall have been aware that the change giving rise to such request had been adopted or enacted at the earlier of the time at which the Lender became a party to this Agreement or, with respect to a Competitive Loan, the time of submission of the Competitive Bid pursuant to which such Competitive Loan shall have been made.

                 (b) If the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change after the date hereof in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Applicable Lending Office of such Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) made or issued after the date hereof by any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender in its reasonable judgment to be material, then subject to Section 2.20 hereof, from time to time such additional amount or amounts as will compensate such Lender for any such reduction suffered will be paid to such Lender in accordance with Section 2.20 (i) if such reduction shall relate to a particular Loan, by the Borrower to which such Loan was made and
(ii) otherwise, by JCPenney.

                 SECTION 2.14. Change in Legality. (a) Notwithstanding any other provision herein, if any change after the Closing Date in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar

Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrowers and to the Agent, such Lender may:

                 (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon such Lender shall not submit a Competitive Bid in response to a request for Competitive Loans and any request by any Borrower for a Standby Borrowing comprised of Eurodollar Loans shall, as to such Lender only, be deemed a request for an ABR Loan or a CD Loan, as such Borrower shall elect by notice to the Agent not later than 11:00 a.m., New York City time, one Business Day before such Borrowing, having an Interest Period equal to (in the case of an ABR Loan) or as close as possible to (in the case of a CD Loan) the Interest Period applicable to such Eurodollar Loans unless such declaration shall be subsequently withdrawn; and

                 (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans or to CD Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans or, if JCPenney shall so notify the Agent on the date of such conversion and the Agent shall have determined that the Adjusted CD Rate can be determined for the Interest Period in question, to CD Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans or CD Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans. The parties hereto shall have the same rights and obligations in respect of a deemed request for a CD Loan pursuant to clause (i) above and any CD Loan made pursuant to paragraph (a) above, and the Commitments shall be utilized by any such CD Loan, as if such CD Loan were a Standby Loan requested and made pursuant to Section 2.04.

                 (b) For purposes of this Section 2.14, a notice to the Borrowers by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrowers (in which case the ABR Loan or CD Loan resulting from the conversion of such Eurodollar Loan pursuant to clause (ii) of paragraph (a) above shall have an Interest Period equal to (in the case of an ABR Loan) or as close as possible to (in the case of a CD Loan) the Interest Period applicable to such Eurodollar Loan).

                 SECTION 2.15. Indemnity. Each Borrower agrees to indemnify the Agent and each Lender against any reasonable out- of-pocket loss or expense which the Agent and/or such Lender may sustain or incur as a consequence of (a) any failure by such Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by such Borrower to borrow or to refinance or continue any Loan hereunder after irrevocable notice of such borrowing, refinancing or continuation has been given pursuant to Section 2.03 or 2.04, (c) any payment, prepayment or conversion of a Eurodollar Loan, CD Loan or Fixed Rate Loan made to such Borrower that is required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto or (d) any default in payment or prepayment of the principal amount of any Eurodollar Loan, CD Loan or Fixed Rate Loan made to such Borrower or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise), after the expiration of the applicable grace period, including, in each such case, any reasonable out-of-pocket loss or expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan, CD Loan or Fixed Rate Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by the Agent and/or such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed (based on the LIBO Rate or Adjusted CD Rate or, in the case of a Fixed Rate Loan, the fixed rate of interest applicable thereto) for the period from the date of such payment, prepayment or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined in good faith by the Agent and/or such Lender) that would be realized by the Agent and/or such Lender in reemploying the funds so paid, prepaid or not borrowed for such period or

Interest Period, as the case may be; provided, however, that with respect to any Eurodollar Loan or CD Loan for which the corresponding LIBO Rate or Adjusted CD Rate, as the case may be, is available for the period or Interest Period in question, the amount of interest realized in reemploying such funds shall be computed at such LIBO Rate or Adjusted CD Rate, as the case may be, at the time of the applicable payment, prepayment or failure to borrow. In order to exercise its rights under this Section, the Agent and/or a Lender shall deliver to the appropriate Borrower a certificate setting forth any amount or amounts which the Agent and/or such Lender is entitled to receive pursuant to this Section. Such Borrower shall have a 30-Business Day period following the receipt of such certificate (if such Borrower in good faith disagrees with the assertion that any payment under such section is due or with the amount shown as due on such certificate and so notifies the Agent and/or such Lender of such disagreement within 10 Business Days following receipt of such certificate) to negotiate with the Agent and/or such Lender, which negotiations shall be conducted by the respective parties in good faith, and to agree upon another amount that will adequately compensate the Agent and/or such Lender, it being expressly understood that if such Borrower does not provide the required notice of its disagreement as provided above, such Borrower shall pay the amount shown as due on the certificate on the tenth Business Day following receipt thereof and further if such Borrower does provide such required notice, and negotiations are entered into but do not result in agreement by such Borrower and the Agent and/or such Lender within the 30-Business Day period, then such Borrower shall pay the amount shown as due on the certificate on the last day of such period.

                 SECTION 2.16. Pro Rata Treatment. Except as required under Sections 2.14 and 2.20(b), each Standby Borrowing, each payment or prepayment of principal of any Standby Borrowing, each payment of interest on the Standby Loans, each payment of the Facility Fees and Commitment Fees, each reduction of the Commitments and each refinancing of any Borrowing with a Standby Borrowing of any Type, shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Standby Loans). Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining the available Commitments of the Lenders at any time, each outstanding Competitive Borrowing shall be deemed to utilize the Commitments of each of the Lenders pro rata in accordance with their respective Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

                 SECTION 2.17. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Standby Loan or Loans as a result of which the unpaid principal portion of its Standby Loans shall be proportionately less than the unpaid principal portion of the Standby Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Standby Loans of such other Lender, so that the aggregate unpaid principal amount of the Standby Loans and participations in the Standby Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Standby Loans then outstanding as the principal amount of its Standby Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Standby Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided,
however, that, if any such purchase or purchases     or    adjustments shall be
made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrowers expressly consent to the foregoing arrangements and agree that, subject to Section 9.06, any Lender holding a participation in a Standby Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by any Borrowers to such Lender by reason thereof as fully as if such Lender had made a Standby Loan directly to the Borrower in the amount of such participation.

                 SECTION 2.18. Payments. (a) Each Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) required to be made by it hereunder not later than 12:00 (noon), New York City time (11:00 a.m., New York City time, in the case of any payment to be made to the Agent), on the date when due in dollars to the Agent at account number 006-035280 (ref: JCPenney) maintained by the Agent with Chemical Bank, 270 Park Avenue, New York, New York 10017, in each case in immediately available funds.

                 (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

                 SECTION 2.19. Taxes. (a) If any Borrower shall be required by reason of any change occurring after the date of this Agreement in applicable law or regulation or tax treaty or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having force of law) (a "Change of Law") to deduct any Taxes from or in respect of any sum payable by it hereunder to any Lender or to the Agent, then except as otherwise provided in this Section 2.19 and subject to Section 2.20, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19) such Lender or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

                 (b) In addition, the Borrowers agree, jointly and severally, to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes") other than any Other Taxes imposed upon any assignment or participation of a Lender's rights, interests and obligations hereunder; provided, however, that the amount the Borrowers shall be required to pay to a particular Lender in respect of Other Taxes shall not exceed 1% of the aggregate amount of the Loans or, if applicable, the Commitment of such Lender on which such Other Taxes are imposed and provided further, however, that if a Lender is actually aware of the application of any Other Tax to any such payment, execution, delivery or registration, such Lender shall promptly notify the Borrowers of such Other Tax and the Borrowers shall thereafter have the benefit of the provisions of
Section 2.20(b).

                 (c) Within 30 days after the date of any payment of Taxes withheld by any Borrower in respect of any payment to any Lender or the Agent, such Borrower will furnish to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof or, if such a receipt is not available, a certificate of the treasurer or any assistant treasurer of such Borrower setting forth the amount of such payment and the date on which such payment was made.

                 (d) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.19 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

                 (e) On the date hereof (or, in the case of an entity that becomes a Lender after the date hereof, on the date such entity becomes a Lender) and thereafter as required by applicable law, each Lender that is organized under the laws of a jurisdiction outside the United States shall deliver to JCPenney and the Agent such certificates, documents or other evidence, and any amendments or supplements to such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation

Section 1.1441-1, 1.1441-2, 1.441-4(a) or 1.1441-6(c) or any similar or successor provision, properly completed and duly executed by such Lender (or the Agent) establishing that payments made under this Agreement to such Lender (or to the Agent) are (i) not subject to withholding under the Code because such payments are effectively connected with the conduct by such Lender (or the Agent) of a trade or business in the United States or (ii) totally exempt from United States tax under a provision of an applicable tax treaty. Unless JCPenney and the Agent have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to Taxes or are subject to such Taxes at a rate reduced by an applicable tax treaty, the appropriate Borrower shall withhold Taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender (or to the Agent) organized under the laws of a jurisdiction outside the United States.

                 (f) The Borrowers shall not be required to pay any additional amounts to any Lender (or to the Agent) pursuant to paragraph (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or the Agent) to comply with the provisions of paragraph (e) above unless such failure results from a change occurring after the date of this Agreement in applicable law or regulation or tax treaty or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having force of law).

                 (g) The Borrowers shall not be liable under this Section 2.19 to any Lender or to the Agent that has changed the location of its principal office or any of its Applicable Lending Offices after the date (the "Relevant Date") on which it first becomes a party to this Agreement (a "Change in Location") for any Taxes that would have not been imposed but for a Change of Law enacted, promulgated or effective before the Relevant Date, but only to the extent such Taxes exceed the amount the Borrowers were required to pay such Lender or the Agent pursuant to this Section 2.19 immediately prior to such Change in Location.

                 (h) If any Lender or the Agent shall become aware that it is entitled to receive a refund in respect of Taxes indemnified and paid by the Borrower, such Lender or the Agent shall promptly notify the Borrowers of the availability of such refund and shall, within 30 days after receipt of a request by JCPenney, apply for such refund at

JCPenney's expense. If any Lender or the Agent receives a refund in respect of any Taxes for which such Lender or the Agent has received payment from any Borrower hereunder, it shall within 30 days after receipt thereof repay the lesser of such refund and the amount paid by the Borrowers with respect to such Taxes to the appropriate Borrower, in each case net of all reasonable out-of-pocket expenses of such Lender or the Agent and with interest received by such Lender or the Agent from the relevant taxing authority attributable to such refund; provided, however, that such Borrower, upon the request of such Lender or the Agent, agrees to return such refund (plus interest, penalties or other charges) to such Lender or the Agent in the event such Lender or the Agent is required to repay such refund to any Governmental Authority.

                 (i) Each Lender and the Agent severally (but not jointly) represents and warrants to the Borrowers that, as of the date such person becomes a party to this Agreement, payments made by the Borrowers to such Lender or to the Agent in connection with the Agreement are effectively connected with the conduct by such Lender or the Agent of a trade or business in the United States.

                 SECTION 2.20. Mitigation; Duties of Lenders and Agent. (a) If, with respect to any Lender or the Agent, an event or circumstance occurs that would entitle such Lender or the Agent to exercise any of the rights or benefits afforded by Section 2.13 or 2.19(a), such Lender or the Agent, promptly upon becoming aware of the same, shall take all steps as may be reasonably available (including, as may be applicable, designating a different Applicable Lending Office, making the affected Type of Loan through an Affiliate, or furnishing the proper certificates under any applicable tax laws, tax treaties, conventions, and governmental regulations to the extent that such certificates are legally available to such Lender or to the Agent) to eliminate or mitigate the effects of any event resulting in the ability of such Lender or the Agent to exercise rights under any of such Sections; provided, however, that, no Lender or the Agent shall be under any obligation to take any step that, in its reasonable judgment, would (i) result in its incurring Additional Costs or taxes in performing its obligations hereunder unless the Borrowers have expressly agreed to reimburse it therefor or (ii) be materially disadvantageous to such Lender or to the Agent. Within 60 days after the occurrence of any event giving rise to any rights or benefits provided by

Sections 2.13 and 2.19(a) in favor of any Lender or the Agent, such Lender or the Agent (i) will notify the Borrowers of such event or circumstance and (ii) provide the Borrowers with a certificate setting forth in reasonable detail (x) the event or circumstance giving rise to any benefit under Sections 2.13 and 2.19(a), (y) the effective date of, and the time period during which, compensation for any Additional Costs or Taxes are being claimed and (z) the determination of amount or amounts claimed thereby and detailed calculations with respect thereto; provided, however, that if such Lender or the Agent does not give the Borrowers such notice and certificate within the 60-day period set forth in this sentence, the Borrowers shall be required to indemnify such Lender or the Agent only for such Additional Costs and Taxes as are attributable to the period from and after the first date as of which such notice and certificate have been received by the Borrowers. Such Lender or the Agent shall notify the Borrowers of any change in circumstances with respect to the event specified in the above-described notice and certificate as promptly as practicable after such Lender or the Agent obtains knowledge thereof. Such certificate shall be conclusive absent manifest error. Notwithstanding the foregoing, no Lender or Agent shall deliver the notice and certificate described in this paragraph (a) to the Borrowers in respect of any Additional Costs or Taxes unless it is then the general policy of such Lender or the Agent to pursue similar rights and remedies in similar circumstances under comparable provisions of other credit agreements.

                 (b) With respect to Sections 2.13 and 2.19, the Borrowers shall have the right, should any Lender request any compensation or indemnity thereunder, to (i) unless an Event of Default shall have occurred and be continuing, (A) promptly terminate such Lender's Commitment by irrevocable written or telex notice of such termination to such Lender and the Agent without the necessity of complying with Sections 2.11(b) and (c) hereof, (B) reduce the Total Commitments by the amount of such Lender's Commitment, and (C) pay or prepay in immediately available funds all Loans made by such Lender hereunder, together with accrued and unpaid interest thereon and all other amounts owed to such Lender hereunder, including under Section 2.15 in connection with any such prepayment or (ii) require such Lender to assign its Commitment, without recourse to or representation or warranty by such Lender, to another Lender or assignee acceptable to the Borrowers and with the consent of the Agent, which consent shall not be unreasonably withheld;

provided, however, that (x) such assignment shall not conflict with any statute, law, rule, regulation, order or decree of any Governmental Authority and (y) the assigning Lender shall have received from the Borrowers and/or such assignee full payment in immediately available funds of the principal of and interest accrued to the date of such payment on the Loans made by it hereunder to the extent that such Loans are subject to such assignment and all other amounts owed to it hereunder. The Borrowers shall have the right, should the Agent request any compensation or indemnity under such Sections, to require the Agent to assign its rights and obligations hereunder to a successor Agent with the consent of the Required Lenders, which consent shall not be unreasonably withheld.

                 (c) With respect to Sections 2.13 or 2.19 (i) other than with respect to Section 2.19(b), no Lender or Agent shall be entitled to exercise any right or benefit afforded thereby and no Borrower shall be obligated to reimburse any Lender or the Agent pursuant to such Sections unless (x) such Lender or the Agent has delivered to the Borrowers in accordance with Section
9.01 the notice and the certificate described in Section 2.20(a) hereof and (y) the affected Borrower has had a 30-Business Day period following the receipt of such notice and certificate (if such Borrower in good faith disagrees with the assertion that any payment under such Sections is due or with the amount shown as due on such certificate and so notifies the Lender or the Agent of such disagreement within 10 Business Days following receipt of the notice and certificate) to negotiate with the requesting Lender or the Agent, which negotiations shall be conducted by the respective parties in good faith, and to agree upon another amount that will adequately compensate such Lender or the Agent, it being expressly understood that if such Borrower does not provide the required notice of its disagreement as provided above, such Borrower shall pay the amount shown as due on the certificate on the tenth Business Day following receipt thereof and further if such Borrower does provide such required notice, and negotiations are entered into but do not result in agreement by such Borrower and such Lender or the Agent within the 30-Business Day period, then such Borrower shall pay the amount shown as due on the certificate on the last day of such period, but in either event not earlier than the date as of which the relevant Additional Costs or Taxes are incurred, (ii) other than with respect to Other Taxes, unless the appropriate notice and certificate are delivered to the Borrowers within the 60-day period described in Section 2.20(a), the

Borrowers shall be liable only for Additional Costs, Taxes or amounts required to be paid which are attributable to the period from and after the date such notice and certificate have been received by the Borrowers, (iii) the Borrowers' liability for any amounts incurred as a result of any change in Applicable Lending Office shall be limited as set forth in Section 2.02(e),
(iv) in no event shall the Borrowers be liable for any taxes (other than other Taxes) that would not have been imposed but for a connection between such Lender or the Agent (other than by reason of the activities contemplated by this Agreement) and the relevant taxing jurisdiction, (v) each Lender or the Agent shall in good faith allocate all Additional Costs, Taxes, and payments required to be made fairly among all its commitments and credit extensions (whether or not it seeks compensation from all affected borrowers), (vi) no Lender or Agent shall be entitled to exercise any right or benefit afforded hereby or receive any payment otherwise due under Sections 2.13 or 2.19 (including without limitation, any repayment by a Borrower of any refund of Taxes pursuant to Section 2.19(h)) which arises from any gross negligence, fraud or wilful misconduct of any Lender or the Agent, or the failure of such Lender or the Agent to comply with the terms of this Agreement, (vii) if a Lender or the Agent shall have recouped any amount or received any offsetting tax benefit (other than a refund of Taxes as described in Section 2.19(h)) or reserve or capital benefits theretofore paid to it by such Borrower, such Lender or the Agent shall promptly pay to such Borrower an amount equal to the amount of the recoupment received by such Lender or the Agent reduced by any reasonable out-of-pocket expenses of such Lender or the Agent attributable to such recoupment, as determined in good faith by such Lender or the Agent, and
(viii) the liability of either Borrower to any Lender or the Agent with respect to any taxes shall be reduced to the extent that such Lender or the Agent receives an offsetting tax benefit (or could have received such a benefit by taking reasonable measures to receive it); provided, however, that there shall not be any reductions pursuant to this clause (viii) with respect to any tax benefit (x) the existence of which such Lender or the Agent is unaware, (y) the claiming of which would result in any cost or tax to such Lender or the Agent (unless such Borrower shall have agreed to pay its reasonably allocable portion of such cost or tax) and (z) unless such Borrower shall agree to indemnify the Lender or the Agent to the extent any tax benefit taken into account under this clause (viii) is thereafter lost or becomes unavailable.

                 (d) In addition to their obligations under Section 2.19 hereof, each of the Lenders and the Agent hereby agree to execute and deliver, and to make any required filings of, all certificates, agreements, documents, reports, statements and other instruments as are reasonably necessary to effectuate the purposes of this Section 2.20 and Sections 2.13 and 2.19. The Borrowers agree, jointly and severally, to pay all filing fees incurred by any Lender or the Agent in performing its obligations under this Section 2.20.


ARTICLE III.  REPRESENTATIONS AND WARRANTIES

                 The Borrowers represent and warrant to each of the Lenders that:

          SECTION 3.01. Organization; Powers. Each of the Borrowers and the Restricted Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization,
(b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (d) in the case of each Borrower, has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and each other agreement or instrument contemplated hereby to which it is or will be a party and to borrow hereunder.

                 SECTION 3.02. Authorization. The execution, delivery and performance by each Borrower of this Agreement and the borrowings hereunder (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any applicable provision of law, statute, material rule or material regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of JCPenney, Funding or any Restricted Subsidiary, (B) any applicable material order of any Governmental Authority or
(C) any provision of any indenture, agreement or other instrument to which JCPenney, Funding or any Restricted Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by JCPenney, Funding or any Restricted Subsidiary.

                 SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by each Borrower and constitutes a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or similar laws relating to or affecting creditors' rights generally and (b) general principles of equity.

                 SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with, or any other action by, any Governmental Authority is or will be required in connection with the Transactions, except (a) such as have been made or obtained and are in full force and effect or as to which the failure to be made or obtained and in full force and effect would not result in a Material Adverse Effect and (b) such periodic and current reports, if any, as (i) are required to disclose the Transactions and (ii) will be filed with the SEC on a timely basis.

                 SECTION 3.05. Financial Statements. Each of JCPenney and Funding has heretofore furnished to the Lenders its consolidated balance sheets and related consolidated statements of income and cash flows (a) as of and for the fiscal year ended January 30, 1993, audited by and accompanied by the opinion of KPMG Peat Marwick, independent public accountants, and (b) as of and for the fiscal quarter and the portion of the fiscal year ended October 30, 1993, as filed by JCPenney or Funding, as the case may be, with the SEC on Form 10-Q in respect of such fiscal quarter. Such financial statements fairly present the financial position, results of operations and cash flows of JCPenney and its Subsidiaries, or of Funding and its Subsidiaries, as the case may be, in accordance with GAAP, subject, in the case of the financial statements referred to in clause (b) above, to normal year-end audit adjustments.

                 SECTION 3.06. No Material Adverse Change. Except as previously disclosed to the Lenders in writing, as of the Closing Date, there has been no material adverse change in the business, assets, operations or financial condition of JCPenney, Funding or JCPenney and the Restricted Subsidiaries taken as a whole since January 30, 1993.

                 SECTION 3.07.  Title to Properties; Possession Under Leases.
(a) Each of the Borrowers and the Restricted Subsidiaries has good and marketable title to all its Principal Properties, except for minor defects in title and other restrictions that do not interfere with its ability to conduct its business as currently conducted or to utilize such Principal Properties for their intended purposes. All the Principal Properties are free and clear of Liens, other than Liens expressly permitted by Section 6.01.

                 (b) Each of the Borrowers and the Restricted Subsidiaries has valid leasehold interests in all the material properties that it purports to hold under lease, except for restrictions that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. Each of the Borrowers and the Restricted Subsidiaries has complied with all material obligations under all material leases to which it is a party and all such leases are in full force and effect, except in each case for provisions of such leases that are being contested in good faith in the ordinary course of the Borrower's business.
Each of the Borrowers and the Restricted Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

                 SECTION 3.08. Restricted Subsidiaries. Schedule 3.08 sets forth as of the date hereof a list of all the Restricted Subsidiaries and the percentage ownership interest of JCPenney therein. JCPenney owns, free and clear of all Liens, all the issued and outstanding shares of the capital stock of Funding, and all such outstanding shares are validly issued, fully paid and nonassessable.

                 SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth in Schedule 3.09 or as subsequently disclosed in writing to the Lenders, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of any Borrower, threatened against or affecting JCPenney or Funding or any Restricted Subsidiary or any business, property or rights of any such person (i) which involve this Agreement or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect.

                 (b) None of the Borrowers or the Restricted Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would result in a Material Adverse Effect.

                 SECTION 3.10. Agreements. (a) None of the Borrowers or the Restricted Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or would result in a Material Adverse Effect.

                 (b) None of the Borrowers or the Restricted Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing indebtedness for money borrowed, or any other material agreement or instrument to which it is a party or by which it or any of its material properties or material assets are bound, where such default would result in a Material Adverse Effect.

                 SECTION 3.11. Federal Reserve Regulations. (a) None of the Borrowers or the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                 (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately,
(i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, U or X.

                 SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. None of the Borrowers is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                 SECTION 3.13. Use of Proceeds. The Borrowers will use the proceeds of the Loans only for the purposes specified in the preamble to this Agreement.

                 SECTION 3.14. Tax Returns. Each of the Borrowers and the Restricted Subsidiaries has filed or caused to be filed all Federal, state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the appropriate Borrower or Restricted Subsidiary shall have set aside on its books adequate reserves.

                 SECTION 3.15. No Material Misstatements. No information, report, financial statement, exhibit or schedule furnished by or on behalf of any Borrower to the Agent or any Lender in connection with the negotiation of this Agreement or included herein or delivered pursuant hereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

                 SECTION 3.16. Employee Benefit Plans. During the immediately preceding six-year period with respect to the Plans, there were no: (a) violations known to the Borrowers of ERISA, or (b) Reportable Events (other than a Reportable Event for which the PBGC has waived the 30-day notice requirement of Section 4043(a) of ERISA), that would, individually or in the aggregate, result in a Material Adverse Effect. The present value of all benefit liabilities under each Plan (based on the assumptions used to fund such Plan) does not exceed the value of the assets of such Plan. None of the Borrowers or the ERISA Affiliates has made contributions to any Multiemployer Plan within the past five years, and such contributions are not now being made or expected to be required.

                 SECTION 3.17. Support Agreements. The Support Agreements have been duly executed and delivered by JCPenney and, where applicable, Funding and, as of the Closing Date, are in full force and effect in accordance with their terms. A complete and correct copy of each Support Agreement as in effect on the Closing Date has previously been furnished to each Lender and to the Agent.

ARTICLE IV.  CONDITIONS OF LENDING

                 The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

                 SECTION 4.01. All Borrowings. Subject to the provisions of the last sentence of this Section 4.01, on the date of each Borrowing:

                 (a) The Agent shall have received such notice of such Borrowing as is required by Section 2.03 or Section 2.04, as applicable.

                 (b) The representations and warranties set forth in Article III hereof (except, in the case of all Borrowings hereunder, the representation set forth in Section 3.06) shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                 (c) At the time of and immediately after such Borrowing, no Event of Default or Default shall have occurred and be continuing.

Each Borrowing (other than any new Borrowing described in the last sentence of this Section 4.01) shall be deemed to constitute a representation and warranty by the Borrowers on the date of such Borrowing as to the matters specified in paragraphs (b) and (c) of this Section 4.01. Notwithstanding the other provisions of this Section 4.01, the refinancing of any Borrowing with a new Borrowing that does not increase the outstanding aggregate principal amount of the Loans of any Lender shall not be subject to the satisfaction of any of the foregoing conditions.

                 SECTION 4.02. First Borrowing. On or prior to the first Borrowing hereunder:

                 (a) The Agent shall have received a favorable written opinion of Charles R. Lotter, General Counsel for the Borrowers, dated not later than the date of such first Borrowing and not earlier than the Closing Date and addressed to the Lenders, to the effect set forth in Exhibit B hereto, and the Borrowers hereby instruct such counsel to deliver such opinion to the Agent.

                 (b) The Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Borrower, certified as of a date not later than the date of such first Borrowing and not earlier than seven days prior to the Closing Date by the Secretary of State of the state of its organization, and a certificate as to the good standing of such Borrower as of a date not later than the date of such first Borrowing and not earlier than the Closing Date, from such Secretary of State;
         (ii) a certificate of the Secretary or Assistant Secretary of each Borrower dated the date of the Standby Borrowing Request or the Competitive Bid Request relating to such first Borrowing, as the case may be, and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Borrower as in effect on such date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Borrower authorizing the execution, delivery and performance of this Agreement and the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Borrower have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and signature of each officer executing this Agreement or any document delivered in connection herewith on behalf of such Borrower; and (iii) a certificate of another officer of each Borrower as to the incumbency and specimen signature of the Secretary or Assistant Secretary of such Borrower executing the certificate pursuant to (ii) above.

                 (c) The Agent shall have received an Officer's Certificate, dated the date of the Standby Borrowing Request or the Competitive Bid Request relating to such first Borrowing, as the case may be, and signed by at least one Responsible officer of each Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

                 (d) The Agent shall have received all Fees and other amounts due and payable to it (whether for its own account or for the account of the Lenders) on or prior to the date of such first Borrowing.

                 (e) The International Revolving Credit Agreement dated as of June 8, 1992, among JCPenney, Funding, Credit Suisse First Boston Limited as Administrative Agent and as Arranger, Union Bank of Switzerland, New York Branch, as Swingline Agent and certain other financial institutions, shall have been terminated as of the Closing Date and all amounts outstanding thereunder shall have been paid.


ARTICLE V.  AFFIRMATIVE COVENANTS

          The Borrowers covenant and agree with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under this Agreement shall be unpaid, unless the Required Lenders shall otherwise consent in writing, each of the Borrowers will, and will cause each of the Restricted Subsidiaries to:

          SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as would not cause a Default under
Section 6.04 or otherwise cause an Event of Default under this Agreement.

                 (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted; except in each case where the failure to do so would not result in a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this paragraph (b) shall prevent any Borrower or Restricted Subsidiary from discontinuing the operation and maintenance of any of its properties no longer deemed useful in the conduct of its business.

                 SECTION 5.02. Insurance. Maintain insurance and/or self insurance programs in force that adequately protect the Principal Properties and the public liability exposures of the Borrowers, as may be required by law, and as is customary with companies in the same or similar businesses or of the same general financial net worth.

                 SECTION 5.03. Obligations and Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its properties, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any material part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings and (b) the applicable Borrower has made appropriate reserves therefor as required by GAAP.

                 SECTION 5.04. Financial Statements, Reports, etc. In the case of the Borrowers, furnish to the Agent for distribution to the Lenders:

                 (a) as soon as available and in any event within 120 days after the end of each fiscal year, a copy of the reports filed by each of JCPenney and Funding with the SEC on Form 10-K in respect of such fiscal year, accompanied by JCPenney's annual report in respect of such fiscal year or, if either of JCPenney or Funding is not required to file such a report in respect of such fiscal year, the consolidated balance sheets and related consolidated statements of income and cash flows of JCPenney and its Subsidiaries, or of Funding and its Subsidiaries, as the case may be, as of the close of such fiscal year, all audited by KPMG Peat Marwick or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall be in scope and substance reasonably satisfactory to the Required Lenders) to the effect that such consolidated financial statements fairly present the financial position, results of operations and cash flows of JCPenney and its Subsidiaries or of Funding and its Subsidiaries, as the case may be, in accordance with GAAP;

                 (b) as soon as available and in any event within 60 days after the end of each of the first three quarterly periods of each fiscal year, a copy of the quarterly reports filed by each of JCPenney and Funding with the SEC on Form 10-Q in respect of such quarterly period, or if either of JCPenney or Funding is not required to file such a report in respect of such quarterly period, the consolidated balance sheets and related consolidated statements of income and cash flows of JCPenney and its Subsidiaries, or of Funding and its Subsidiaries, as the case may be, as of the close of such fiscal quarter, certified by its chief financial officer, treasurer or controller as fairly presenting the financial position, results of operations and cash flows of JCPenney and its Subsidiaries or of Funding and its Subsidiaries, as the case may be, in accordance with GAAP, subject to normal year-end audit adjustments;

                 (c) concurrently with any delivery of financial statements by JCPenney or Funding under (a) above (whether contained in a report filed with the SEC or otherwise), a certificate of its chief financial officer, president, treasurer or controller (i) stating that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) with respect to JCPenney, setting forth computations in reasonable detail demonstrating compliance with the covenant contained in Section 6.02;

                 (d) promptly after the same become publicly available, copies of all documents and reports that any Borrower may be required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or with any Governmental Authority succeeding to any of or all the functions of the SEC;

                 (e) promptly after the execution and delivery thereof by the parties thereto, copies of all agreements and other instruments that have the effect of amending, modifying or waiving any provision of a Support Agreement; and

                 (f) promptly, from time to time, such other documents and information regarding the operations, business affairs and financial condition of any Borrower or Restricted Subsidiary, or compliance with the terms of this Agreement, as the Agent or any Lender may reasonably request.

                 SECTION 5.05. Litigation and Other Notices. Furnish to the Agent prompt written notice of the following promptly after becoming aware thereof:

                 (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

                 (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against any Borrower or Restricted Subsidiary which, if adversely determined, would result in a Material Adverse Effect; and

                 (c) any development that has resulted in, or would result in, a Material Adverse Effect.

                 SECTION 5.06. ERISA. (a) Comply in all material respects with the applicable provisions of ERISA and (b) furnish to the Agent and each Lender (i) as soon as possible, and in any event within 30 days after any Responsible Officer of any Borrower or ERISA Affiliate either knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Events could reasonably be expected to result in liability of the Borrowers and/or the Restricted Subsidiaries to the PBGC in an aggregate amount exceeding $200,000,000, a statement of a Responsible Officer of JCPenney setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice that any Borrower or ERISA Affiliate receives from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the
Code) or to appoint a trustee to administer any Plan or Plans and (iii) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Responsible Officer of JCPenney setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC. Any failure to comply with applicable provisions of ERISA shall not be deemed to be material, unless such failure or failures would result in a Material Adverse Effect.

                 SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any representatives designated by any Lender to (a) visit and inspect the financial records and the Principal Properties of any Borrower or Restricted Subsidiary during business hours upon reasonable notice, (b) make extracts from and copies of such financial records, (c) discuss the affairs, finances and condition of any Borrower or Restricted Subsidiary with the chief financial officer, treasurer or any assistant treasurer of any Borrower or Restricted Subsidiary and (d) discuss the affairs, finances and condition of any Borrower or Restricted Subsidiary with such person's independent accountants in the presence of any of the chief financial officer, treasurer or any assistant treasurer of such person. No such inspection, discussion or other right granted under this Section 5.07 and exercised by any Lender shall disrupt the normal and ordinary conduct of business of any Borrower or Restricted Subsidiary, and all costs and expenses incurred in connection therewith, shall, prior to the occurrence and continuance of an Event of Default, be borne by the Lender exercising such right.

                 SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in the preamble to this Agreement.

                 SECTION 5.09. Pari-Passu. Ensure that (a) the payment obligations of any Borrower under this Agreement will at all times rank at least equally and ratably in all respects with the claims of any other unsecured creditor of such Borrower and (b) the proceeds of any Loan made to

Funding will be used for the purpose of making either (i) Investments of the type referred to in clause (v) of Section 6.06(c) or (ii) loans to JCPenney constituting senior unsecured indebtedness of JCPenney, and not for any other purpose.

                 SECTION 5.10. Support Agreements. Ensure that (a) each Support Agreement remains in full force and effect in accordance with its terms and (b) no amendment or modification is made to any Support Agreement or any of the terms thereof, and no waiver is given or agreed to be given by or on behalf of Funding with respect to any of its rights under any Support Agreement, which would have a Material Adverse Effect.


ARTICLE VI.  NEGATIVE COVENANTS

                 Each Borrower covenants and agrees with each Lender and the Agent, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under this Agreement shall be unpaid, unless the Required Lenders shall otherwise consent in writing, as follows:

                 SECTION 6.01. Limitation on Liens--JCPenney. JCPenney will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (referred to in this Section 6.01 as "indebtedness") secured by any Lien upon any Principal Property, or shares of capital stock or evidences of indebtedness for money borrowed issued by any Restricted Subsidiary and owned by JCPenney or any Restricted Subsidiary, whether owned on the Closing Date or thereafter acquired, without making effective provision whereby the Loans made to JCPenney are secured by such Lien equally and ratably with any and all other indebtedness thereby secured, so long as such indebtedness shall be so secured; provided, however, that the foregoing restriction shall not apply to indebtedness secured by any of the following:

                 (i) Liens on any property existing at the time of acquisition thereof by JCPenney or any Restricted Subsidiary;

                 (ii) Liens on property of a corporation existing at the time such corporation is merged into or consoli-
         dated with JCPenney or any Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation (or a division thereof) as an entirety or substantially as an entirety to JCPenney or any Restricted Subsidiary,provided that such Lien as a result of such merger, consolidation, sale, lease or other disposition is not extended to property owned by JCPenney or such Restricted Subsidiary immediately prior thereto;

                 (iii) Liens on property of a corporation existing at the time such corporation first becomes a Restricted Subsidiary;

                 (iv) Liens securing indebtedness of a Restricted Subsidiary to JCPenney or to another Restricted Subsidiary;

                 (v) Liens on property to secure all or part of the cost of acquiring, substantially repairing or altering, constructing, developing or substantially improving such property, or to secure indebtedness incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than twelve months after the later of (a) the completion of the acquisition, substantial repair or alteration, construction, development or substantial improvement of such property or (b) the placing in operation of such property or of such property as so substantially repaired or altered, constructed, developed or substantially improved;

                 (vi) Liens securing indebtedness payable on demand or not more than one year after the date as of which the determination is made (excluding any indebtedness renewable or extendable at the option of the debtor for a period or periods ending more than one year after the date as of which such determination is made), which indebtedness in accordance with GAAP would be included among current liabilities; or

                 (vii) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (i) through (vi), inclusive;provided, however, that the principal amount of indebt-edness secured thereby and not otherwise authorized by said clauses
         (i) through (vi), inclusive, shall not exceed the principal amount of indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement;

                 (viii) Liens arising under workmen's compensation laws, unemployment insurance laws and old age pensions or other social security benefits or other similar laws;

                 (ix) Liens securing the performance of bids, tenders, leases, contracts, statutory obligations, surety and appeal bonds, and other obligations of like nature, incurred in the ordinary course of business;

                 (x) Liens imposed by law, such as carriers', warehouseman's, mechanics', materialmen's and vendors' liens, incurred in good faith in the ordinary course of business with respect to obligations not then delinquent, or that are being contested in good faith by appropriate proceedings for which adequate reserves have been established;

                 (xi) Liens for taxes to the extent nonpayment thereof shall be permitted by Section 5.03 hereof;

                 (xii) Liens incidental to the normal conduct of the business of JCPenney and its Restricted Subsidiaries or the ownership of their property and not securing Funded Indebtedness (including zoning restrictions, easements, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto and with respect to leasehold interests, Liens that are incurred, created, assumed or permitted to exist and arise by, through or under or are asserted by a landlord or owner of the leased property, with or without consent of the lessee) which do not in the aggregate materially impair the value or use of the property used in the business of JCPenney and its Restricted Subsidiaries taken as a whole, or the use of such property for the purpose for which such property is held;

                 (xiii) Liens arising from capitalized lease obligations, such Liens not to extend to any other property of JCPenney;

                 (xiv) Liens in respect of litigation or other similar proceedings in an amount not to exceed $500,000,000 on an aggregate basis (i) the validity of which is being currently contested on a timely basis in good faith by appropriate proceedings (provided that the enforcement of any Liens arising out of such proceedings shall be stayed during such proceedings) and (ii) for which adequate reserves shall have been established;

                 (xv) Liens in respect of leases or subleases granted to other persons in the ordinary course of business and not materially interfering with the conduct of business of JCPenney and its Restricted Subsidiaries;

                 (xvi) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by JCPenney or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of JCPenney and its Restricted Subsidiaries; or

                 (xvii) Liens in favor of customs and revenue authorities arising as a matter of law securing payment of customs duties in connection with the importation of goods.

                 Notwithstanding the provisions of the immediately preceding sentence, JCPenney or any Restricted Subsidiary may issue, assume or guarantee indebtedness secured by Liens which would otherwise be subject to the restrictions of this Section in an aggregate amount which, together with all attributable debt (as defined in Section 5.09(b) of the Indenture) outstanding pursuant to Section 5.09(b) of the Indenture, all Senior Funded Indebtedness outstanding pursuant to the second sentence of Section 6.03(a), the capitalized amount of all capitalized leases referred to in Section 6.05(j), and all indebtedness outstanding pursuant to this sentence, does not exceed 5% of Stockholders' Equity.

                 SECTION 6.02. Limitations on Senior Funded Indebtedness. JCPenney will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any Senior Funded Indebtedness (otherwise than in connection with any renewal, extension or refunding of Senior Funded Indebtedness which does not, except for any premium or fee payable in connection with such renewal, extension or refunding, increase the unpaid principal amount of Senior Funded Indebtedness outstanding), or sell, transfer or otherwise dispose of any Senior Funded Indebtedness of a Restricted Subsidiary, unless, after giving effect thereto and to the retirement of any Senior Funded Indebtedness to be retired substantially concurrently therewith, Net Tangible Assets shall be at least 200% of Senior Funded Indebtedness of JCPenney and the Restricted Subsidiaries (eliminating intercompany items).

                 SECTION 6.03. Limitations with Respect to Restricted Subsidiaries. (a) JCPenney will not permit any Restricted Subsidiary to issue, assume or guarantee any Senior Funded Indebtedness; provided, however, that the foregoing restriction shall not apply to any of the following:

                 (i) Senior Funded Indebtedness secured by a Lien permitted under the first sentence of Section 6.01;

                 (ii) Senior Funded Indebtedness of a corporation existing at the time such corporation is merged into or consolidated with a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation (or a division thereof) as an entirety or substantially as an entirety to a Restricted Subsidiary;

                 (iii) Senior Funded Indebtedness of a corporation existing at the time such corporation first becomes a Restricted Subsidiary:

                 (iv) Senior Funded Indebtedness of a Restricted Subsidiary to or held by JCPenney or another Restricted Subsidiary; or

                 (v) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Senior Funded Indebtedness referred to in the foregoing clauses (i) through (iv), inclusive;provided, howeve, that the principal amount or the aggregate preference on involuntary liquidation, as the case may be, of Senior Funded Indebtedness issued pursuant to such extension, renewal or replacement and not otherwise authorized by said clauses
         (i) through (iv), inclusive, shall not exceed the principal amount or the aggregate preference on involuntary liquidation, as the case may be, of the Senior Funded Indebtedness so extended, renewed or replaced, plus any premium or fee payable in connection with any such extension, renewal or replacement.

                 Notwithstanding the provisions of the immediately preceding sentence, any Restricted Subsidiary may issue, assume or guarantee Senior Funded Indebtedness which would otherwise be subject to the restrictions of this Section 6.03(a) in an aggregate amount which, together with all indebtedness outstanding pursuant to the second sentence of Section 6.01, all attributable debt (as defined in Section 5.09(b) of the Indenture) outstanding pursuant to Section 5.09(b) of the Indenture and all Senior Funded Indebtedness of the Restricted Subsidiaries outstanding pursuant to this sentence, does not exceed 5% of Stockholders' Equity.

                 (b) JCPenney will not, and will not permit any Restricted Subsidiary to, (i) sell or transfer (except to JCPenney or a Restricted Subsidiary) any Senior Funded Indebtedness of a Restricted Subsidiary, except Senior Funded Indebtedness secured by a Lien permitted under the provisions of the first sentence of Section 6.01 and except to carry out a transaction permitted by Section 6.03(c) or (ii) sell or transfer (except, in each case, to the extent, if any, required to qualify directors of a Restricted Subsidiary under applicable law or to permit any person to maintain his proportionate interest in a Restricted Subsidiary or except to effect dissolution of any such Restricted Subsidiary or to carry out a transaction permitted by Section 6.03(c) or except to JCPenney or a Restricted Subsidiary) any shares of common stock of a Restricted Subsidiary, unless all the common stock of such Restricted Subsidiary at the time owned by JCPenney and the Restricted Subsidiaries shall be sold or transferred at the same time and unless thereafter Net Tangible Assets shall be at least 200% of Senior Funded Indebtedness of JCPenney and the Restricted Subsidiaries (eliminating intercompany items).

                 (c) JCPenney will not permit any Restricted Subsidiary to sell or otherwise dispose of its assets substantially as an entirety or consolidate with or merge into any other corporation, unless the corporation to which such assets shall be sold or otherwise disposed of or which shall be formed by or result from such consolidation or merger shall be JCPenney or any Restricted Subsidiary or unless thereafter Net Tangible Assets shall be at least 200% of Senior Funded Indebtedness of JCPenney and the Restricted Subsidiaries (eliminating intercompany items).

                 SECTION 6.04. Mergers, Consolidations, Sales of Assets and Acquisitions. (a) JCPenney shall not consoli- date with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any person, unless:

                 (i) the corporation formed by such consolidation or into which JCPenney is merged or the person which acquires by conveyance or transfer the properties and assets of JCPenney substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an instrument in writing (delivered to the Lenders) the due and punctual payment of the principal and interest, if any, on all the Loans and all other amounts payable by JCPenney under this Agreement and all the rights, interests and other obligations of JCPenney under this Agreement;

                 (ii) immediately after giving effect to such transaction, (x) the representations and warranties set forth in Article III shall be true and correct in all material respects on the date of such transaction with the same effect as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date and (y) no Event of Default or Default shall have occurred and be continuing; and

                 (iii) JCPenney shall have delivered an Officer's Certificate stating that such consolidation, merger, conveyance or transfer and such written instrument comply with this Section 6.04(a).

                 (b) Funding shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any person, except that Funding may merge into JCPenney or a direct or indirect wholly- owned Subsidiary of JCPenney subject to the satisfaction of the following conditions:

                 (i) the corporation formed by such consolidation or into which Funding is merged or the person which acquires by conveyance or transfer the properties and assets of Funding substantially as an entirety shall expressly assume, by an instrument in writing (delivered to the Lenders) the due and punctual payment of the principal and interest, if any, on all the Loans and all other amounts payable by Funding under this Agreement and all the rights, interests and other obligations of Funding under this Agreement;

                 (ii) immediately after giving effect to such transaction, (x) the representations and warranties set forth in Article III shall be true and correct in all material respects on the date of such transaction with the same effect as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date and (y) no Event of Default or Default shall have occurred and be continuing; and

                 (iii) Funding shall have delivered an Officer's Certificate stating that such consolidation, merger, conveyance or transfer and such written instrument comply with this Section 6.04(b).

                 SECTION 6.05. Limitations on Liens--Funding. Funding will not, and will not permit any of its Subsidiaries to, create or assume any Lien upon any of the property of Funding or any such Subsidiary, whether now owned or hereafter acquired, in connection with the borrowing of money or the acquisition or construction of property; provided, however, that nothing in this Section 6.05 shall prevent or be deemed to prohibit:

                 (a) Funding or any of its Subsidiaries from acquiring property subject to a Lien existing thereon at the time of acquisition, and assuming the same, or from creating a Lien on property being constructed or acquired to secure a portion of the cost or purchase price thereof, provided, however, that (i) any such Lien shall cover solely fixed assets or other physical properties and (ii) such property is not or shall not thereby become encumbered in an amount in excess of two- thirds of the lesser of the cost and fair value thereof (as determined in good faith by the board of directors of Funding);

                 (b) any Subsidiary of Funding from creating a Lien upon all or any part of its property in favor of

         Funding or a wholly-owned Subsidiary of Funding to secure indebtedness owed by such Subsidiary to Funding or a wholly-owned Subsidiary;

                 (c) Liens existing on all or any part of the assets of a Subsidiary of Funding at the time it shall become such a Subsidiary;

                 (d) Funding or any of its Subsidiaries from extending, renewing or refunding any Lien permitted by the foregoing provisions of this Section 6.05 upon the same property theretofore subject thereto in connection with the extension, renewal or refunding of the indebtedness secured thereby;

                 (e) Liens arising under workmen's compensation laws, unemployment insurance laws and old age pensions or other social security benefits or other similar laws;

                 (f) Liens securing the performance of bids, tenders, leases, contracts, statutory obligations, surety and appeal bonds, and other obligations of like nature, incurred in the ordinary course of business;

                 (g) Liens imposed by law, such as carriers', warehouseman's, mechanics', materialmen's and vendors' liens, incurred in good faith in the ordinary course of business with respect to obligations not then delinquent, or that are being contested in good faith by appropriate proceedings for which adequate reserves have been established;

                 (h) Liens for taxes to the extent nonpayment thereof shall be permitted by Section 5.03 hereof;

                 (i) Liens incidental to the normal conduct of the business of Funding and its Subsidiaries or the ownership of their property and not securing Funded Indebtedness (including zoning restrictions, easements, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto and with respect to leasehold interests, Liens that are incurred, created, assumed or permitted to exist and arise by, through or under or are asserted by a landlord or owner of the leased property, with or without consent of the lessee) which do not in the aggregate materially impair the value or use of the property used in the business of Funding and its Subsidiaries taken as a whole, or the use of such property for the purpose for which such property is held;

                 (j) Liens arising from capitalized lease obligations, such Liens not to extend to any other property of Funding;

                 (k) Liens in respect of litigation or other similar proceedings in an amount not to exceed $500,000,000 on an aggregate basis (i) the validity of which is being currently contested on a timely basis in good faith by appropriate proceedings (provided that the enforcement of any Liens arising out of such proceedings shall be stayed during such proceedings) and (ii) for which adequate reserves shall have been established;

                 (l) Liens in respect of leases or subleases granted to other persons in the ordinary course of business and not materially interfering with the conduct of business of Funding and its Subsidiaries;

                 (m) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Funding or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of Funding and its Subsidiaries; or

                 (n) Liens in favor of customs and revenue authorities arising as a matter of law securing payment of customs duties in connection with the importation of goods.

                 SECTION 6.06. Conduct of Funding's Business. (a) Funding will not, and will not permit any Subsidiary of Funding to, engage in any business other than dealing in Receivables and Penney Supplier Receivables, making Investments as permitted by paragraph (c) below, financing the acquisition of Receivables and Penney Supplier Receivables and making of such Investments, and any activities incidental or related to the foregoing. Receivables at any time acquired by Funding and its Subsidiaries from JCPenney and its Subsidiaries, together with Receivables previously acquired from JCPenney and its Subsidiaries and then owned by Funding and its Subsidiaries, shall be reasonably repre-sentative of the then outstanding Receivables which have arisen in the business of JCPenney and those Subsidiaries of JCPenney from which such Receivables have been or are being acquired; provided, however, that Receivables at any time acquired and owned by Funding and its Subsidiaries may exclude any type or types of Receivables which are sold or assigned by JCPenney and its Subsidiaries to one or more third parties if in the opinion of Funding's board of directors such type or types of Receivables may be serviced more efficiently or economically by any such third party than by JCPenney, Funding or any such Subsidiary.

                 (b) Funding will not, and will not permit any of its subsidiaries to, make any loan or advance to JCPenney or any Subsidiary of JCPenney (other than Funding or a Subsidiary of Funding) except on a basis which in the opinion of Funding's board of directors reasonably reflects sound credit practices at the time of such loan or advance.

                 (c) Funding will not, and will not permit any of its subsidiaries to, make any Investments, directly or indirectly, other than

                 (i) Investments in Receivables;

                 (ii) loans and advances to JCPenney and its Subsid-iaries;

                 (iii) Investments in wholly-owned Subsidiaries of Funding or Investments by any Subsidiary of Funding in Funding;

                 (iv) Investments in Penney Supplier Receivables;
         and,

                 (v) Investments in any direct and indirect obligations of the United States of America or any agency thereof having a maturity not in excess of ten years from the date of purchase; obligations having a maturity not in excess of ten years from the date of purchase of any county, municipality or state of the United States of America and having any of the three highest ratings assigned by any nationally recognized organization regularly engaged in rating the investment quality of such obligations; open market commercial paper; bankers' acceptances; certificates of deposit; and other obligations which, in the opinion of

         Funding's board of directors, are similar in risk, quality and maturity to any of the foregoing.


ARTICLE VII.  EVENTS OF DEFAULT

                 In case of the happening of any of the following events ("Events of Default"):

                 (a) (i) any representation or warranty made or deemed made pursuant to this Agreement shall prove to have been false or misleading in any respect, or (ii) any material representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to this Agreement shall prove to have been false or misleading in any respect;and only if, in both subsection (i) and subsection (ii), such falsehood or misleading matter would result in a Material Adverse Effect when so made, deemed made or furnished;

                 (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, and such default shall continue unremedied for one Business Day;

                 (c) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (b) above) due under this Agreement, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

                 (d) default shall be made in the due observance or performance by the Borrowers of any covenant, condition or agreement contained in
         Section 5.01(a), 5.05 or 5.10 or in Article VI and such default shall continue unremedied for a period of five Business Days;

                 (e) default shall be made in the due observance or performance by any Borrower or Restricted Subsidiary of any covenant, condition or agreement contained in this Agreement (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the

         Agent or any Lender to such Borrower or, if such default is able to be cured and such Borrower is using its best efforts to cure such default, such longer period as is reasonably required to cure such default;

                 (f) any Borrower or Restricted Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any indebtedness for borrowed money in a principal amount in excess of $50,000,000, when and as the same shall become due and payable (after the expiration of any applicable grace period), and (unless such indebtedness is already due and payable at the time of such default) such default results in an acceleration of such indebtedness and in either case is not cured within five Business Days thereafter or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such indebtedness if any failure referred to in this clause (ii) results in an acceleration of such indebtedness that is not annulled or rescinded within 15 days after the date of such acceleration;

                 (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Borrower or Restricted Subsidiary, or of a substantial part of the property or assets of any Borrower or Restricted Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or Restricted Subsidiary or for a substantial part of the property or assets of any Borrower or Restricted Subsidiary or (iii) the winding-up or liquidation of any Borrower or Restricted Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                 (h) any Borrower or Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above,
         (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or Restricted Subsidiary or for a substantial part of the property or assets of any Borrower or Restricted Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

                 (i) one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 shall be rendered against any Borrower, any Restricted Subsidiary or any combination of Borrowers and Restricted Subsidiaries and the same shall remain undischarged for a period of 30 consecutive Business Days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Borrower or Restricted Subsidiary to enforce any such judgment;

                 (j) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(l) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Borrowers to the PBGC or to any Plan or Plans in an aggregate amount exceeding $200,000,000 and, within 30 days after the reporting of any such Reportable Event to the Agent or after the receipt by the Agent of the statement required pursuant to Section 5.06, the Agent shall have notified the Borrowers in writing that (i) the Required Lenders have made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) for the imposition of a lien in favor of a Plan and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan or Plans; or the PBGC shall institute proceedings to terminate any Plan or Plans;

                 (k) Funding (or any permitted successor thereto under Section 6.04(b)) shall cease to be a direct or indirect wholly-owned subsidiary of JCPenney (unless Funding or such permitted successor shall be merged into JCPenney); or

                 (l) an Event of Default shall occur under the Tranche A Credit Agreement.

then, and in every such event (other than an event described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Agent, at the request of the Required Lenders, shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (x) terminate forthwith the Commitments and (y) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein to the contrary notwithstanding; and in any event described in paragraph (g) or (h) above, the Commitments shall automatically and immediately terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder, shall automatically and immediately become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein to the contrary notwithstanding.


ARTICLE VIII.  THE AGENT

                 In order to expedite the transactions contemplated by this Agreement, each Lender hereby appoints the Agent to act as its agent hereunder. Each of the Lenders hereby irrevocably authorizes the Agent to take such actions on behalf of such Lender and to exercise such powers as are specifically delegated to the Agent by the terms and provi-sions hereof, together with such actions and powers as are reasonably incidental thereto. The Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrowers of any Event of Default specified in this Agreement of which the Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrowers pursuant to this Agreement as received by the Agent.

                 The Agent and its directors, officers, employees and agents shall not be liable as such for any action taken or omitted by any of them, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, except in each case to the extent of its or his own gross negligence or wilful misconduct in connection therewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrowers of any of the terms, conditions, covenants or agreements contained in this Agreement. The Agent shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other instruments or agreements; provided, however, that the Agent shall be responsible for its own due execution of this Agreement and any other instrument or agreement relating to this Agreement. The Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. The Agent and its directors, officers, employees and agents shall not have any responsibility to any Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or any Borrower of any of its respective obligations hereunder or in connection herewith. The Agent may execute any and all of its duties hereunder by or through agents of recognized standing or employees and shall be entitled to rely upon the advice of legal counsel of recognized standing selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

                 The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

                 Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor; provided, however, that any such appointment shall be subject to the prior written consent of JCPenney (which consent shall not be unreasonably withheld so long as such successor shall be (i) a bank with a rating of Aa or better from Moody's or a rating of AA or better from S&P, or an Affiliate of any such bank, or (ii) any Co-Agent). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent; provided, however, that any such appointment shall be subject to the prior written consent of JCPenney (which consent shall not be unreasonably withheld so long as such successor shall be (i) a bank with a rating of Aa or better from Moody's or a rating of AA or better from S&P, or an Affiliate of any such bank, or (ii) any Co-Agent). Upon the acceptance of any appointment as Agent hereunder by a permitted successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations as Agent hereunder. After an Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                 The Borrowers shall have the right to replace any Agent requesting compensation under Section 2.19, but only in accordance with the provisions of Section 2.20(b).

                 With respect to the Loans made by it hereunder, the Agent (and any Lender appointed as a successor Agent) in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Agent (or such successor Agent) and the Agent and its Affiliates (and any such successor Agent and its Affiliates) may accept deposits from, lend money to and generally engage in any kind of business with any Borrower or Subsidiary or any Affiliate of any Borrower as if the Agent (or such successor Agent) were not an Agent.

                 Each Lender agrees (i) to reimburse the Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any expenses (other than expenses in connection with the negotiation, preparation and closing of this Agreement) incurred for the benefit of the Lenders by the Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrowers and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as an Agent or any of them in any way relating to or arising out of this Agreement or any action taken or omitted by it or any of them under this Agreement, to the extent the same shall not have been reimbursed by the Borrowers; provided that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Agent or any of its directors, officers, employees or agents.

                 Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.


ARTICLE IX.  MISCELLANEOUS

                 SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telex, graphic scanning or other telegraphic communications equipment, as follows:

                 (a) if to J.C. Penney, to it at J.C. Penney Company, Inc., 6501 Legacy Drive, Mail Code 1304, Plano, TX 75024-3698, Attention of Treasurer
                 Telephone: (214) 431-2001
                 Telecopy:  (214) 431-2044
         With a copy to: General Counsel - J.C. Penney Company, Inc., at the same address;

                 (b) if to Funding, to it at J.C. Penney Funding Corporation, 6501 Legacy Drive, Mail Code 1304, Plano, TX 75024- 3698, Attention of President
                 Telephone: (214) 431-2001
                 Telecopy:  (214) 431-2044
         With a copy to: General Counsel - J.C. Penney Company, Inc., at the same address.

                 (c) if to the Agent, to it at Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York 10260, Attention of Mr. John O'Dowd
                 Telephone:   (212) 648-6973
                 Telecopy:    (212) 648-5336

                 (d) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex, telecopy or other telegraphic communications equipment, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section
9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

                 SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by any Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not been terminated.

                 SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by each of the Borrowers and the Agent and when the Agent shall have received copies hereof which, when taken together, bear the signatures of each Lender, and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Agent and each Lender and their respective successors and permitted assigns in accordance with its terms, except that no Borrower shall have any right to assign or delegate any of its respective rights or duties hereunder or any interest herein without the prior consent of all the Lenders.

                 SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of any Borrower, the Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and permitted assigns.

                 (b) Each Lender may assign to an Eligible Assignee, at the expense of the assignor and/or the assignee, all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment by a Lender to an Affiliate of such Lender which is a bank or bank holding company, the Borrowers and the Agent must give their prior written consent to such assignment, (ii) the amount of the Commitment of the assigning Lender subject to such assignment (determined as of the date of such assignment) shall not be less than $10,000,000 (or the remaining amount of the Commitment of such Lender), (iii) the parties to each such assignment shall execute and deliver to the Agent an instrument evidencing such assignment (the "Assignment Instrument") and a processing and recordation fee of $2,000 (which fee shall not in any event be an obligation of the Borrowers) and (iv) as of the date of such assignment, except with the prior written consent of JCPenney, (x) the assignee shall not have any right, and shall have no knowledge that such assignment would result in its having the right, to request compensation pursuant to Section 2.13 or 2.19 after giving effect to such assignment in excess of any compensation to which the assigning Lender would have been entitled under such Sections and (y) the parties to such assignment shall have no knowledge that such assignment (A) would cause it to be unlawful for any party thereto to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan or (B) would cause any Borrower to incur any liability under Section 2.15. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment Instrument, which effective date shall be at least five days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment Instrument, shall have the rights and obligations of, and shall for all purposes be, a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Instrument, be released from its obligations under this Agreement (and, in the case of an Assignment Instrument covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but, subject to Section 2.20, shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 9.05, as well as to any Fees accrued for its account hereunder and not yet paid)). Notwithstanding the foregoing, any Lender assigning any portion of its rights and obligations under this Agreement may retain any Competitive Loans made by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Loans so retained until such Loans have been repaid in full in accordance with this Agreement. No assignment may be made by any Lender except in accordance with the provisions of this Section 9.04(b).

                 (c) By executing and delivering an Assignment Instrument, the assignee thereunder shall be deemed to confirm to and agree with the other parties hereto as follows: (i) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment Instrument; (ii) such assignee will independently and without reliance upon the Agent, the assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (iii) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and
(iv) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                 (d) The Agent shall retain a copy of each Assignment Instrument delivered to it and a register for the recordation of the name and address of, and the Commitment of, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrowers, the Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                 (e) Each Lender may without the consent of the Borrowers or the Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that
(i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall not be entitled to the benefit of the provisions contained in Sections 2.13, 2.15, 2.19 and 9.05 and (iv) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than any amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, or extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, that would affect the Lender in question and its participants).

                 (f) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to any Borrower furnished to such Lender by or on behalf of such Borrower; provided that, prior to any such disclosure of information designated by such Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree to preserve the confidentiality of such confidential information in accordance with Section 9.15.

                 (g) Any Lender may at any time, without the consent of any other party hereto, assign all or any portion of its rights under this Agreement and any notes issued to it to a Federal Reserve Bank provided that no such assignment shall release a Lender from any of its obligations hereunder. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, promptly execute and deliver to the assigning Lender a note with terms in accordance with this Agreement, in a form reasonably acceptable to the Agent and the Borrower, evidencing the Loans made to the Borrower by the assigning Lender hereunder.

                 SECTION 9.05. Expenses; Indemnity. (a) The Borrowers agree, jointly and severally, to pay all reasonable out-of- pocket expenses incurred by the Agent in connection with the negotiation, preparation and closing of this Agreement, including the reasonable fees and disbursements of Cravath, Swaine & Moore, special counsel for the Agent, and, only with the written consent of the Borrowers prior to any incurrence, all reasonable out-of-pocket expenses incurred by the Agent in connection with any amendment, modification or waiver of this Agreement. The Borrowers agree, jointly and severally, to pay all reasonable out-of-pocket costs and expenses of the Agent and Lenders, as well as the allocated costs of in-house counsel, in connection with the collection or enforcement of this Agreement.

                 (b) The Borrowers agree, jointly and severally, to indemnify the Agent, each Lender and its directors, officers and employees (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising as a result of (i) any breach by any Borrower of any of its obligations under this Agreement or any agreement or instrument contemplated hereby, (ii) the use of the proceeds of the Loans or
(iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, if any Indemnitee is at any time a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) arise in connection with any judgment rendered by a court of competent jurisdiction in favor of any Borrower and against such Indemnitee, (y) result from the gross negligence or wilful misconduct of such Indemnitee (or, if such Indemnitee is a Lender or the Agent, any of its directors, officers or employees) or (z) result from any disputes among the Lenders and the Agent, or any of them, other than disputes resulting from the fault of a Borrower.

                 (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement, or any investigation made by or on behalf of the Agent or the Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

                 SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing and any three Lenders representing at least $50,000,000 in aggregate amount of the Commitments have requested the Agent, in writing, in accordance with the provisions of Article VII, to declare the Loan to be forthwith due and payable, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender (other than obligations purchased after such Event of Default shall have become known to such Lender), irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Any Lender exercising its rights under this Section shall give notice thereof to JCPenney concurrently with or prior to the exercise of such rights.

                 SECTION 9.07. APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                 SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Agent or Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, the Lenders and the Borrowers hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances.

                 (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby, (ii) change the Commitment or decrease the Commitment Fees or Facility Fees of any Lender without the prior written consent of such Lender, or (iii) amend or modify the provisions of Section 2.16, the provisions of this Section or the definition of the "Required Lenders", without the prior written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent hereunder without the prior written consent of the Agent. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section, and any consent by any Lender pursuant to this Section shall bind any subsequent assignee of such Lender.

                 SECTION 9.09. Interest and Charges. Notwithstanding any other provision in this Agreement, no Lender shall ever be entitled to receive, collect or apply, as interest on any amount owing to such Lender under this Agreement or in connection herewith, any amount in excess of the Maximum Amount. If any Lender ever receives, collects or applies, as interest, any such excess, such excess shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the appropriate Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, the Borrowers and the Lenders shall, to the maximum extent permitted under applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of this Agreement so that the interest rate is uniform throughout the entire period that any amount is outstanding under or in connection with this Agreement; provided, however, that if any obligation owing to a Lender hereunder or in connection herewith is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received by such Lender on such obligation for its actual term exceeds the Maximum Amount with respect thereto, such Lender shall refund to the appropriate Borrower the amount of such excess or credit the amount of such excess against the total principal amount of all amounts owing to such

Lender hereunder or in connection herewith, and, in such event, such Lender shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Maximum Amount.

                 SECTION 9.10. Entire Agreement. This written Agreement together with the letter agreement with respect to payment of fees of even date herewith represent the final agreement among the parties with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties with respect to the subject matter hereof.

                 SECTION 9.11. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                 SECTION 9.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

                 SECTION 9.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                 SECTION 9.14.  Jurisdiction; Consent to Service of Process.
(a) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to the foregoing and to paragraph (b) below, nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement against any other party hereto in the courts of any jurisdiction.

                 (b) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                 (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                 SECTION 9.15. Confidentiality. Notwithstanding anything contained in this Agreement to the contrary, the Lenders and the Agent shall hold in confidence all agreements, statements, reports and information that are not in the public domain concerning the Borrowers and their Subsidiaries that the Agent or any Lender receives pursuant to or in connection with this Agreement. The Agent and each of the Lenders shall not distribute any such confidential information to other persons except (a) to its counsel, its Affiliates, its examiners, regulatory authorities and prospective assignees of, or participants in, its interest herein and their respective counsel (each of which shall be instructed to hold the same in confidence, and in the case of any prospective assignee or prospective participant, shall execute an agreement to such effect pursuant to Section 9.04(f) as a condition to receiving a copy of this Agreement and becoming an assignee or participant hereunder), (b) pursuant to legal process, (c) in connection with litigation against or by the Lenders and/or the Agent arising in connection with this Agreement or (d) with the prior written consent of the Borrowers. The Agent and each of the Lenders shall give prior or contemporaneous notice to the Borrowers of any disclosure by it of confidential information pursuant to clause (b) or (c) above.

                 SECTION 9.16. Liability of Borrowers. Except as expressly provided in this Agreement, the obligations of each Borrower hereunder shall be several obligations with respect to Loans made to it.


                 IN WITNESS WHEREOF, the Borrowers, the Agent, the Co-Agents and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                           J. C. PENNEY COMPANY, INC.,

                                             by
                                                 /s/ Donald A. McKay
                                                 Name:  Donald A. McKay
                                                 Title: Vice President &
                                                        Treasurer



                                           J. C. PENNEY FUNDING CORPORATION,

                                             by
                                                 /s/ Donald A. McKay
                                                 Name:  Donald A. McKay
                                                 Title: Chairman of the Board

                                           MORGAN GUARANTY TRUST COMPANY OF
                                           NEW YORK, Individually and as Agent,

                                             by
                                                 /s/ M. Jennifer Shipe
                                                 Name:  M. Jennifer Shipe
                                                 Title: Vice President



                                           BANKERS TRUST COMPANY, Individually
                                           and as Co-Agent,

                                             by
                                                 /s/ Henry DelVecchio
                                                 Name:  Henry DelVecchio
                                                 Title: Vice President



                                           CHEMICAL BANK, Individually and as
                                           Co-Agent,

                                             by
                                                 /s/ Meredith Vanden Handel
                                                 Name:  Meredith Vanden Handel
                                                 Title: Vice President



                                           CREDIT SUISSE, Individually and as
                                           Co-Agent,

                                             by
                                                 /s/ Geoffrey M. Craig
                                                 Name:  Geoffrey M. Craig
                                                 Title: Member of Senior
                                                        Management

                                             by
                                                 /s/ Kristinn R. Kristinsson
                                                 Name:  Kristinn R. Kristinsson
                                                 Title: Associate

                                           ABN AMRO BANK N.V.,

                                             by
                                                /s/ Ronald A. Mahle
                                                Name:  Ronald A. Mahle
                                                Title: Vice President

                                             by
                                                 /s/ Brian J. Heagler
                                                 Name:  Brian J. Heagler
                                                 Title: Vice President



                                           BANK OF AMERICA NATIONAL TRUST
                                           AND SAVINGS ASSOCIATION,

                                             by
                                                 /s/ Susan B. Leopold
                                                 Name:  Susan B. Leopold
                                                 Title: Vice President

                                             by
                                                 /s/ Jody B. Schneider
                                                 Name:  Jody B. Schneider
                                                 Title: Vice President



                                           THE FIRST NATIONAL BANK OF BOSTON,

                                             by
                                                 /s/ Lisa S. Marshall
                                                 Name:  Lisa S. Marshall
                                                 Title: Director



                                           BANK OF TOKYO, LTD., Acting by and
                                           through its Dallas Agency, as a
                                           Lender,

                                             by
                                                 /s/ John M. Mearns
                                                 Name:  John M. Mearns
                                                 Title: Vice President

                                           BANK ONE, TEXAS, N.A.,

                                             by
                                                 /s/ Michael Silverman
                                                 Name:  Michael Silverman
                                                 Title: Vice President



                                           BANQUE NATIONALE DE PARIS, Houston
                                           Agency,

                                             by
                                                 /s/ Henry F. Setina
                                                 Name:  Henry F. Setina
                                                 Title: Vice President

                                             by
                                               ______________________________
                                               Name:
                                               Title:



                                           CIBC, INC.,

                                             by
                                                 /s/ J.D. Westland
                                                 Name:  J.D. Westland
                                                 Title: Vice President



                                           CITIBANK, N.A.,

                                             by
                                                 /s/ Arnold J. Ziegel
                                                 Name:  Arnold J. Ziegel
                                                 Title: Vice President



                                           CREDIT LYONNAIS NEW YORK BRANCH,

                                             by
                                                 /s/ Robert Ivosevich
                                                 Name:  Robert Ivosevich
                                                 Title: Senior Vice President

                                           FIRST INTERSTATE BANK OF CALIFORNIA,

                                             by
                                                 /s/ Edwina G. Kew
                                                 Name:  Edwina G. Kew
                                                 Title: Vice President



                                           THE FIRST NATIONAL BANK OF CHICAGO,

                                             by
                                                 /s/ Ted Wozniak
                                                 Name:  Ted Wozniak
                                                 Title: Vice President




                                           FIRST SECURITY BANK OF UTAH, N.A.,

                                             by
                                                 /s/ Kevin Imlay
                                                 Name:  Kevin Imlay
                                                 Title: Vice President



                                           FIRST UNION NATIONAL BANK OF NORTH
                                           CAROLINA,

                                             by
                                                 /s/ Michael T. Grady
                                                 Name:  Michael T. Grady
                                                 Title: Vice President

                                             by
                                                 /s/ C. Jeffrey Seaton
                                                 Name:  C. Jeffrey Seaton
                                                 Title: Senior Vice President



                                           FIRSTAR BANK MILWAUKEE, N.A.,

                                             by
                                                 /s/ Timothy W. Somers
                                                 Name:  Timothy W. Somers
                                                 Title: Assistant Vice President

                                           THE FUJI BANK, LIMITED, Houston
                                           Agency,

                                             by
                                                 /s/ David L. Kelley
                                                 Name:  David L. Kelley
                                                 Title: Vice President & Senior
                                                        Manager



                                           INDUSTRIAL BANK OF JAPAN TRUST
                                           COMPANY,

                                             by
                                                 /s/ Takeshi Kawano
                                                 Name:  Takeshi Kawano
                                                 Title: Senior Vice President
                                                        and Senior Manager




                                           JP MORGAN DELAWARE,

                                             by
                                                 /s/ David J. Morris
                                                 Name:  David J. Morris
                                                 Title: Vice President



                                           THE LONG-TERM CREDIT BANK OF JAPAN,
                                           LIMITED, New York Branch,

                                             by
                                                 /s/ Fumihiko Kamoshida
                                                 Name:  Fumihiko Kamoshida
                                                 Title: Deputy General Manager



                                           MELLON BANK, N.A.,

                                             by
                                                 /s/ Lisa M. Pellow
                                                 Name:  Lisa M. Pellow
                                                 Title: Assistant Vice President

                                           NATIONAL WESTMINSTER BANK PLC,
                                           New York Branch,

                                             by
                                                 /s/ David L. Smith
                                                 Name:  David L. Smith
                                                 Title: Vice President



                                           NATIONAL WESTMINSTER BANK PLC,
                                           Nassau Branch,

                                             by
                                                 /s/ David L. Smith
                                                 Name:  David L. Smith
                                                 Title: Vice President



                                           NATIONSBANK OF TEXAS, N.A.,

                                             by
                                                 /s/ Robert L. Silmon
                                                 Name:  Robert L. Silmon
                                                 Title: Vice President



                                           NBD BANK, N.A.

                                             by
                                                 /s/ D. Andrew Bateman
                                                 Name:  D. Andrew Bateman
                                                 Title: First Vice President

                                             by  /s/ William J. McCaffrey
                                                 Name:  William J. McCaffrey
                                                 Title: Second Vice President



                                           THE NORTHERN TRUST COMPANY,

                                             by
                                                 /s/ Martin G. Alston
                                                 Name:  Martin G. Alston
                                                 Title: Vice President

                                           NORWEST BANK MINNESOTA, N.A.,

                                             by
                                                 /s/ Susan M.C. Engebretson
                                                 Name:  Susan M.C. Engebretson
                                                 Title: Assistant Vice President



                                           PNC BANK, NATIONAL ASSOCIATION,

                                             by
                                                 /s/ Richard B. Lewis
                                                 Name:  Richard B. Lewis
                                                 Title: Commercial Banking
                                                        Officer



                                           ROYAL BANK OF CANADA,

                                             by
                                                 /s/ Gil J. Benard
                                                 Name:  Gil J. Benard
                                                 Title: Manager

                                             by
                                                 ______________________________
                                                 Title:



                                           INSTITUTO BANCARIO SAN PAOLO DI
                                           TORINO, SpA,

                                             by
                                                 /s/ William J. DeAngelo
                                                 Name:  William J. DeAngelo
                                                 Title: First Vice President

                                             by
                                                 /s/ Robert S. Wurster
                                                 Name:  Robert S. Wurster
                                                 Title: First Vice President

                                          THE SANWA BANK LIMITED, Dallas Agency,

                                             by
                                                 /s/ Robert S. Smith
                                                 Name:  Robert S. Smith
                                                 Title: Assistant Vice President



                                           SOCIETE GENERALE, Southwest Agency,

                                             by
                                                 /s/ Louis P. Laville, III
                                                 Name:  Louis P. Laville, III
                                                 Title: Vice President



                                           THE SUMITOMO BANK, LTD., Houston
                                           Agency,

                                             by
                                                 /s/ Tatsuo Ueda
                                                 Name:  Tatsuo Ueda
                                                 Title: General Manager

                                             by
                                                 _______________________________
                                                 Name:
                                                 Title:



                                           SUNBANK, NATIONAL ASSOCIATION,

                                             by
                                                 /s/ Eric K. Waldron
                                                 Name:  Eric K. Waldron
                                                 Title: First Vice President

                                           SWISS BANK CORPORATION, Cayman
                                           Islands Branch,

                                             by
                                                 /s/ Marcia L. Thatcher
                                                 Name:  Marcia L. Thatcher
                                                 Title: Director, Merchant
                                                 Banking

                                             by
                                                 /s/ Filippe Goossens
                                                 Name:  Filippe Goossens
                                                 Title: Associate Director,
                                                 Merchant Banking



                                           UNION BANK OF SWITZERLAND,
                                           Houston Agency,

                                             by
                                                 /s/ Evans Swann
                                                 Name:  Evans Swann
                                                 Title: Vice President

                                             by
                                                 /s/ Henry Sturzenegger
                                                 Name:  Henry Sturzenegger
                                                 Title: Assistant Vice President



                                           UNITED MISSOURI BANK, N.A.,

                                             by
                                                 /s/ Walter Beck
                                                 Name:  Walter Beck
                                                 Title: Executive Vice President

                                           UNITED STATES NATIONAL
                                           BANK OF OREGON,

                                             by
                                                 /s/ Blake R. Howells
                                                 Name:  Blake R. Howells
                                                 Title: Assistant Vice President

                                             by
                                                 ______________________________
                                                 Name:
                                                 Title:



                                           WACHOVIA BANK OF GEORGIA, N.A.,

                                             by
                                                 /s/ Terry L. Akins
                                                 Name:  Terry L. Akins
                                                 Title: Senior Vice President

                                                                     EXHIBIT A-1




                        FORM OF COMPETITIVE BID REQUEST

Morgan Guaranty Trust Company of New York
60 Wall Street
New York, New York 10260
                                                                          (Date)
Attention:  (                )

Dear Sirs:

                 The undersigned, (          ) (the "Borrower"), refers to the
Revolving Credit Agreement dated as of December 16, 1993 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), to which it is a party. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.03(a) of the Credit Agreement that it requests a Competitive Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

         (A)     Date of Competitive Borrowing
                 (which is a Business Day)                  ______________

         (B)     Principal Amount of
                 Competitive Borrowing 1/                   ______________

         (C)     Interest rate basis 2/                     ______________

         (D)     Interest Period and the last
                 day thereof 3/                             ______________





          ____________________

               1/ Not less than $25,000,000 (and in integral multiples of $5,000,000) or, if less, an aggregate principal amount equal to the Total Commitment on the date of such Borrowing minus the outstanding aggregate principal amount on such date of all Competitive Loans.

               2/ Eurodollar Loan, Fixed Rate Loan or CD Loan.

               3/ Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

                 Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted, except as otherwise provided in Section 4.01, that the conditions to lending specified in Section 4.01(b) and (c) of the Credit Agreement have been satisfied.

                                  Very truly yours,




                                    by_______________________________
                                      Title:  (Responsible Officer) 4/





____________________

     4/ Chairman, vice chairman, president, chief financial officer, treasurer or controller of such corporation or any executive or senior vice president of such corporation.

                                                                     EXHIBIT A-2




                   FORM OF NOTICE OF COMPETITIVE BID REQUEST

(Name of Lender)
(Address)



                                                                          (Date)

Attention:  (                )

Dear Sirs:

                 Reference is made to the Revolving Credit Agreement dated as of December 16, 1993 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among J. C. Penney Company, Inc. ("JCPenney"), J. C. Penney Funding Corporation ("Funding"), the Lenders and Morgan Guaranty Trust Company of New York, as Agent. Capitalized terms used but not defined herein shall have the meanings assigned to such
terms in the Credit Agreement.  (             ) 1/ made a Competitive Bid
Request on (          ), 19(  ), pursuant to Section 2.03(a) of the Credit
Agreement, and in that connection you are invited to submit a Competitive Bid by (time), on (date). 2/ Your Competitive Bid must comply with Section 2.03(b) of the Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:

         (A)     Date of Competitive Borrowing              _______________

         (B)     Principal amount of
                 Competitive Borrowing                      _______________

         (C)     Interest rate basis                        _______________





____________________

     1/ JCPenney or Funding.

     2/ The Competitive Bid must be received by the Agent: (i) in the case of Eurodollar Loans or CD Loans, not later than 9:00 a.m., New York City time, three Business Days before the proposed Competitive Borrowing, and (ii) in the case of Fixed Rate Loans, not later than 9:00 a.m., New York City time, on the day of a proposed Competitive Borrowing.

         (D)     Interest Period and the last day thereof   _______________


                                        Very truly yours,

                                        MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK, as Agent,

                                        By____________________________
                                          Title:

                                                                     EXHIBIT A-3




                            FORM OF COMPETITIVE BID


Morgan Guaranty Trust Company of New York
60 Wall Street
New York, New York 10260

                                                                          (Date)

Attention:  (               )

Dear Sirs:

                 The undersigned, (name of Lender), refers to the Revolving Credit Agreement dated as of December 16, 1993 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among J. C. Penney Company, Inc. ("JCPenney"), J. C. Penney Funding Corporation ("Funding"), the Lenders and Morgan Guaranty Trust Company of New York, as Agent. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.03(b) of the Credit Agreement, in
response to the Competitive Bid Request made by (               ) 1/ on (
), 19(  ),





____________________

     1/ JCPenney or Funding.

and in that connection sets forth below the terms on which such Competitive Bid is made:

         (A)     Principal Amount 2/                        _______________

         (B)     Competitive Bid Rate(s) 3/                 _______________

         (C)     Interest Period and last day thereof       _______________

                 The undersigned hereby confirms that it will, subject only to the conditions set forth in the Credit Agreement, extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with Section 2.03(d) of the Credit Agreement.

                                        Very truly yours,

                                        (NAME OF LENDER),

                                          by
                                            __________________________
                                            Title:




____________________

     2/ An integral multiple of $5,000,000 (unless equal to the requested Competitive Borrowing) and not greater than the requested Competitive Borrowing. Multiple bids will be accepted by the Agent.

     3/ One or more rates; i.e., LIBO Rate + or - ____%, in the case of Eurodollar Loans, Adjusted CD Rate + or - ____%, in the case of CD Loans, or ____%, in the case of Fixed Rate Loans.

                                                                     EXHIBIT A-4




                       FORM OF STANDBY BORROWING REQUEST


Morgan Guaranty Trust Company of New York
60 Wall Street
New York, New York 10260

                                                                          (Date)

Attention:  (                    )

Dear  Sirs:

                 The undersigned, (            ) (the "Borrower"), refers to
the Revolving Credit Agreement dated as of December 16, 1993 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), to which it is a party. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.04 of the Credit Agreement that it requests a Standby Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Standby Borrowing is requested to be made:

         (A)     Date of Standby Borrowing
                 (which is a Business Day)                  _______________

         (B)     Principal Amount of
                 Standby Borrowing 1/                       _______________





____________________

     1/ Not less than $25,000,000 (and in integral multiples of $5,000,000) or, if less, an aggregate principal amount equal to the remaining available balance of the Total Commitment.

         (C)     Interest rate basis 2/                     _______________

         (D)     Interest Period and the Last
                 day thereof 3/                             _______________

                 Upon acceptance of any or all of the Loans made by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted except as that the conditions to lending specified in Section 4.01(b) and (c) of the Credit Agreement have been satisfied; provided, however, that in the case of a refinancing of a Standby Borrowing with a new Standby Borrowing that does not increase the outstanding aggregate principal amount of the Loans of any Lender, the Borrower shall not be subject to the satisfaction of any of the Section 4.01 conditions.

                                  Very truly yours,

                                  by
                                    ________________________________
                                    Title:  (Responsible Officer) 4/




____________________

     2/ Eurodollar Loan or ABR Loan. Notice under Section 2.04 is necessary to refinance a Standby Borrowing with a Eurodollar Borrowing. In the absence of such a notice, unless the Borrowing is repaid at the end of the applicable Interest Period, the Borrower shall be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing of 5 days' duration.

     3/ Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

     4/ Chairman, vice chairman, president, chief financial officer, treasurer or controller of such corporation or any executive or senior vice president of such corporation.

                                                                       EXHIBIT B

                                        Charles R. Lotter
                                        Senior Vice President
                                        Secretary and General Counsel

                                                               December 16, 1993


Each of the lenders named in the
Schedule referred to below


Re:      Revolving Credit Agreements of
         J. C. Penney Company, Inc. and
         J. C. Penney Funding Corporatio


Dear Sirs:

         As the General Counsel of J. C. Penney Company, Inc., a Delaware corporation ("JCPenney"), and of J. C. Penney Funding Corporation, a Delaware corporation ("Funding"; together with JCPenney, "Borrowers"), I have been asked to render an opinion pursuant to Section 4.02 of those certain 364-day and five-year Revolving Credit Agreements dated as of December 16, 1993 ("Agreements") among the Borrowers, Morgan Guaranty Trust Company of New York ("Agent"), the lenders listed in Schedule 2.01 of the Agreements ("Lenders") and Bankers Trust Company, Chemical Bank and Credit Suisse ("Co-Agents").

         In rendering the opinion set forth below, I have examined originals, photostatic, or certified copies of the Agreements, the respective corporate records and documents of the Borrowers, copies of public documents, certificates of the officers or representatives of the Borrowers, and such other instruments and documents, and have made such inquiries, as I have deemed necessary as a basis for such opinion. In making such examinations, I have assumed with your consent the genuineness of all signatures (other than the signatures of the Borrowers) and the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to questions of fact material to such opinion, to the extent I deemed necessary, I have relied upon the representations and warranties of the Borrowers made in the Agreements and upon certificates of the officers of the Borrowers. Capitalized terms not otherwise defined in this opinion letter have the meanings specified in the Agreements.

Each of the lenders named in the Schedule
December 16, 1993
Page 2


         Based upon the foregoing, I am of the opinion that:

         1. Each of the Borrowers has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where the failure to so qualify would have a Material Adverse Effect. Each of the Borrowers has the requisite corporate power and authority to own, pledge, and operate its properties and assets, to lease the property it operates under lease, and to conduct its business as now conducted.

         2. The execution, delivery, and performance by the Borrowers of the Agreements and the Borrowings by the Borrowers under the Agreements (i) are within the corporate power of each of the Borrowers; (ii) have been duly authorized by each of the Borrowers by all necessary corporate action; (iii) are not in contravention of JCPenney's Restated Certificate of Incorporation, as amended, Funding's Certificate of Incorporation, as amended, or either of the Borrower's by-laws; (iv) to the best of my knowledge do not violate any material law, statute, rule, or regulation, or any material order of any Governmental Authority, applicable to either of the Borrowers; (v) do not conflict with or result in the breach of, or constitute a default under, the material borrowing indentures, agreements, or other instruments of either of the Borrowers; (vi) do not result in the creation or imposition of any Lien upon any of the property or assets of either of the Borrowers other than any Lien created by the Agreements; and (vii) do not require the consent or approval of, or any filing with, any Governmental Authority or any other person party to those agreements described above other than those that have been obtained or made or where the failure to obtain such consent or approval would not result in a Material Adverse Effect.

         3. The Agreements have been duly executed and delivered by each of the Borrowers and constitute the legal, valid, and binding obligation of such Borrower, enforceable against such Borrower in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

Each of the lenders named in the Schedule
December 16, 1993
Page 3


         4. Neither Borrower is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public-utility company" or a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5. To the best of my knowledge after due inquiry, except as set forth in Schedule 3.09 of the Agreements, no litigation by or before any Governmental Authority is now pending or threatened against JCPenney or Funding (i) which involves the Agreements or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect.

         6. The Support Agreements have been duly executed and delivered by JCPenney and, where applicable, Funding and, as of the Closing Date, are in full force and effect in accordance with their terms.

         The opinions expressed herein are limited to the laws of the State of Delaware with respect to the opinions provided in paragraph 1 (except as to due qualification as a foreign corporation and good standing under the laws of other jurisdictions) and clauses (i), (ii), and (iii) of paragraph 2. The other opinions expressed are limited to the laws of the State of New York and the laws of the United States. I do not express any opinion herein concerning any laws of any other jurisdictions. This opinion is furnished to you in connection with the transactions contemplated by the Agreements, and may not be relied upon by any other person, firm, or corporation for any purpose or by you in any other context without my prior written consent.

Each of the lenders named in the Schedule
December 16, 1993
Page 4



                                                   Very truly yours,


                                                   /s/ CHARLES R. LOTTER

                                                   Charles R. Lotter

                                                                       EXHIBIT C

                                    GUARANTY


                                  This Guaranty Agreement is executed as of
                          this 16th day of December, 1993 by J. C. Penney Company, Inc., a Delaware corporation ("Guarantor"), in favor of J. C. Penney Funding Corporation, a Delaware corporation ("Funding"), and the lenders ("Lenders") (as defined below).


                                   RECITALS:

                 WHEREAS, Funding is a wholly-owned subsidiary of Guarantor;

                 WHEREAS, Funding and Guarantor have entered into those certain 364-day and five-year Revolving Credit Agreements (collectively, the "Agreements") dated as of December 16, 1993, among Guarantor, Funding, Morgan Guaranty Trust Company of New York, as agent for Lenders, Bankers Trust Company, Chemical Bank and Credit Suisse, as co-agents for Lenders, and certain other financial institutions named in the Agreements (collectively, the "Lenders") in amounts not to exceed Four Hundred Fifty Million Dollars ($450,000,000) and Eight Hundred Million Dollars ($800,000,000), respectively; and

                 WHEREAS, Guarantor is willing to guarantee any borrowings of Funding under the Agreements on the terms set forth herein.

                 NOW, THEREFORE, in consideration of the premises, Guarantor hereby agrees as follows:

                 1. Subject to the terms and conditions of subordination set forth in this Guaranty, Guarantor hereby unconditionally guarantees in favor of the Lenders, the prompt payment when due of all interest, principal, and other amounts owing under the Agreements (collectively, the "Guaranteed Debt"). This is an unconditional guaranty of payment, and in the event of default by Funding in the payment of interest, principal, or any other amounts payable under the Guaranteed Debt, the Lenders may proceed directly against Guarantor to enforce this Guaranty (including by the institution of legal proceedings) without first proceeding against Funding.

                 2. Guarantor acknowledges that it has received and will receive a direct or indirect benefit from the making of this Guaranty and the creation of the Guaranteed Debt.

                 3. (a) The Guaranteed Debt shall be subordinated and subject in right of payment to the prior payment in full of any and all other indebtedness for borrowed money incurred, created, assumed, or otherwise guaranteed by Guarantor (collectively referred to as the Guarantor's "Senior Debt").

                 (b) In the event of (i) any dissolution or winding-up or total or partial liquidation or reorganization of Guarantor, whether voluntary or involuntary, or any bankruptcy, insolvency, receivership, or similar proceeding relative to Guarantor, or (ii) any default in the payment of principal (including any acceleration or required prepayments or amortization) of or interest on any Senior Debt of Guarantor, then, subject to the provisions of subsection (d) below, the Lenders shall not be entitled to receive any payment under this Guaranty on account of the Guaranteed Debt unless and until all Senior Debt shall have been paid in full or otherwise discharged.

                 (c) For purposes of determining the priority of payments between the Senior Debt and the Guaranteed Debt, in the event that the Guaranteed Debt, or any part thereof, is declared due and payable prior to its stated maturity, all principal of and interest and any other amounts due on all Senior Debt outstanding at the time of such declaration as to the Guaranteed Debt shall first have been paid in full, before any payment is made by Guarantor upon the Guaranteed Debt.

                 (d) In no event shall any Lender be required by this subordination to refund any amounts paid to it pursuant to this Guaranty on account of the Guaranteed Debt prior to the events specified in subsections (b) and (c) above, and prior to such events the Lenders shall be entitled to be paid hereunder as agreed and to collect any sums due such Lenders hereunder by any lawful means.

                 (e) The provisions of this Section are for the purpose of defining the relative rights of the holders of any Senior Debt, on the one hand, and the Lenders, on the other hand, against Guarantor, and nothing herein shall impair, as between the Guarantor and the Lenders, the obligation of Guarantor, which is unconditional and absolute, to guarantee the prompt payment when due of the Guaranteed Debt in accordance with the terms and provisions thereof; nor shall anything herein prevent the Lenders from exercising all remedies otherwise permitted by applicable law upon default hereunder, subject to the rights, if any, under this Section of any Senior Debt holder.

                 4. The substantive laws of the State of New York shall govern the validity, construction, enforcement, and interpretation of this Guaranty.

                 IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first written above.

                                           J. C. PENNEY COMPANY, INC.,
                                           a Delaware corporation, as
                                           Guarantor,

                                           By:   /s/ D. A. MCKAY
                                           Name:  D. A. McKay
                                           Title:  Vice President & Treasurer

                                                                   SCHEDULE 2.01



                                    LENDERS

Name of Lender and
Applicable Lending Office                Address for Notices                              Commitment
- -------------------------                -------------------                              ----------
ABN AMRO Bank N.V.                       ABN AMRO Bank N.V.                               $12,600,000
Three Riverway,                          Three Riverway,
Suite 1600                               Suite 1600
Houston, TX 77056                        Houston, TX 77056

                                         For Business/Credit Matters
                                         ---------------------------
                                         Attention:  Brian J. Heagler
                                         Telephone: (713) 964-3360
                                         Fax:  (713) 629-7533

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Patricia Baker or
                                           Belinda Rowell
                                         Telephone:  (713) 964-3331
                                         Fax:  (713) 629-7533

Bank of America                          For Business/Credit Matters                      $18,000,000
National Trust and Savings               ---------------------------
  Association
1850 Gateway Boulevard                   Bank of America NT&SA
Concord, CA 94520                        333 Clay Street
                                         Suite 4550
                                         Houston, TX 77002
                                         Attention:  Susan B. Leopold,
                                         Vice President (Business)
                                         Jody B. Schneider,
                                         Vice President (Credit)
                                         Telephone:  (713) 651-4976
                                           (Business)
                                         (713) 651-4865 (Credit)
                                         Telex:  67652 BANKMER SFO
                                         Fax:  (713) 651-4841

                                         For Administrative Matters
                                         --------------------------

                                         Bank of America NT&SA
                                         ABA #12100 358
                                         Global Payments Operations #5693
                                         Concord, CA 94520
                                         Attention:  Camille Gibbey
                                         Telephone:  (510) 675-7759
                                         Telex:  34346 BANKMER SFO
                                         Fax:  (510) 675-7531

The First National Bank                  The First National Bank                           $7,200,000
  of Boston                                of Boston
100 Federal Street                       100 Federal Street
Boston, MA 02110                         Boston, MA 02110

Name of Lender and
Applicable Lending Office                Address for Notices                              Commitment
- -------------------------                -------------------                              ----------
                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Bethann R. Halligan
                                         Telephone:  (617) 434-0144
                                         Fax:  (617) 434-0630/6685

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Michele Taglione
                                         Telephone:  (617) 434-4039
                                         Fax:  (617) 434-0630/6685

The Bank of Tokyo, Ltd.                  The Bank of Tokyo, Ltd.                           $7,200,000
Dallas Agency                            Dallas Agency
2001 Ross Avenue, #3150                  2001 Ross Avenue, #3150
Dallas, TX 75201                         Dallas, TX 75201

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  J. M. Mearns,
                                           Vice President and Manager
                                         Telephone:  (214) 954-1200
                                         Fax:  (214) 954-1007

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Brenda Trader
                                         Telephone:  (214) 954-1200
                                         Fax:  (214) 954-1007

Bank One, Texas, N.A.                    Bank One, Texas, N.A.                             $ 5,400,000
1717 Main Street                         1717 Main Street
Dallas, TX 75201                         Dallas, TX 75201

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Michael R. Silverman
                                           Third Floor
                                         Telephone:  (214) 290-2367
                                         Fax:  (214) 290-2683

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Lisa Peterson
                                         Telephone:  (214) 290-2614
                                         Fax:  (214) 290-2683

Bankers Trust Company                    Bankers Trust Company                            $21,600,000
130 Liberty Street                       P.O. Box 318
New York, NY 10008                       Church Street Station
                                         New York, NY 10008-0318

Name of Lender and
Applicable Lending Office                Address for Notices                              Commitment
- -------------------------                -------------------                              ----------
                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Henry J. Del Vecchio
                                           Corporate Finance Credit
                                         Telephone:  (212) 250-7801
                                         Fax:  (212) 250-7478

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  John Jeffcoat
                                         Telephone:  (212) 250-8195
                                         Fax:  (212) 250-7351


Banque Nationale de Paris                BNP                                               $7,200,000
Houston Agency                           717 North Harwood, Suite 2630
333 Clay Street                          Dallas, TX 75201
Suite 3400
Houston, TX 77002                        For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Henry F. Setina
                                         Telephone:  (214) 969-7388
                                         Fax:  (214) 969-0060

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Donna Rose
                                         Telephone:  (713) 951-1240
                                         Telex:  166085 BNPHTX
                                         Fax:  (713) 659-1414

Canadian Imperial Bank of                For Business/Credit Matters                      $12,600,000
  Commerce, Inc.                         ---------------------------
2727 Paces Ferry Road
Suite 1200                               Canadian Imperial Bank
2 Paces West                               of Commerce
Atlanta, GA 30339                        909 Fannin, Suite 1200
                                         Houston, TX 77010
                                         Attention:  Craig Torrence
                                         Telephone:  (713) 658-8400
                                         Fax:  (713)  658-9922

                                         For Administrative Matters
                                         --------------------------

                                         2727 Paces Ferry Road,
                                           Suite 1200
                                         2 Paces West
                                         Atlanta, GA 30339
                                         Attention:  Adrienne Burch
                                         Telephone:  (404) 319-4835
                                         Telex:  542413 CANBANK ATL
                                         Fax:  (404) 319-4950

Name of Lender and
Applicable Lending Office                Address for Notices                              Commitment
- -------------------------                -------------------                              ----------
Chemical Bank                            Chemical Bank                                    $21,600,000
270 Park Avenue,                         270 Park Avenue,
  10th Floor                               10th Floor
New York, NY 10017                       New York, NY 10017

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Meredith L.
                                           Vanden Handel
                                         Telephone:  (212) 270-2999
                                         Fax:  (212) 270-9856

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Sheila Hamilton
                                         Telephone:  (212) 270-2322
                                         Fax:  (212) 682-8937

Citibank, N.A.                           Citibank, N.A.                                   $12,600,000
399 Park Avenue,                         399 Park Avenue,
  12th Floor, Zone 16                      12th Floor, Zone 16
New York, NY 10043                       New York, NY 10043

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Robert A. Snell, AVP
                                         Telephone:  (212) 559-3215
                                         Fax:  (212) 793-7585/7590

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Stephance L. Tackors
                                         Telephone (212) 559-3944
                                         Fax:  (212) 793-7585/7590

Credit Lyonnais, New York                Credit Lyonnais Dallas                           $12,600,000
  Branch                                 500 North Akard, Suite 3210
1301 Avenue of the                       Dallas, TX 75201
  Americas
New York, NY 10019                       For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Karen Watson,
                                           Vice President
                                         Telephone:  (214) 954-3500
                                         Telex:  682 9274 CRLYDAL
                                         Fax:  (214) 954-3312

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Judy Gordon
                                         Telephone:  (214) 954-3500
                                         Telex:  682 9274 CRLYDAL
                                         Fax:  (214) 954-3312

Name of Lender and
Applicable Lending Office                Address for Notices                              Commitment
- -------------------------                -------------------                              ----------
Credit Suisse                            For Business/Credit Matters                      $21,600,000
Tower 49                                 ---------------------------
12 East 49th Street
New York, NY 10017                       Credit Suisse
                                         1100 Louisiana, Suite 4750
                                         Houston, TX 77002
                                         Attention:  James P. Moran
                                         Telephone:  (713) 751-0300
                                         Fax:  (713) 751-0702

                                         For Administrative Matters
                                         --------------------------

                                         Tower 49
                                         12 East 49th Street
                                         New York, NY 10017
                                         Attention:  Hazel Leslie
                                         Telephone:  (212) 238-5218
                                         Fax:  (212) 238-5245

First Interstate Bank of                 For Business/Credit Matters                      $12,600,000
  California                             ---------------------------
Commercial Loan Service
  Center                                 First Interstate Bank of
1055 Wilshire Blvd., B10-6                 California
Los Angeles, CA 90017                    U.S. Banking Division
                                         707 Wilshire Blvd., W16-13
                                         Los Angeles, CA 90017
                                         Attention:  William J. Baird
                                         Telephone:  (213) 614-5540/2723
                                         Fax:  (213) 614-2569

                                         For Administrative Matters
                                         --------------------------

                                         First Interstate Bank of
                                           California
                                         1055 Wilshire Blvd., B10-6
                                         Los Angeles, CA 90017
                                         Attention:  Carol Collins or
                                           Irene Zao
                                         Telephone:  (213) 580-6166/6148
                                         Fax:  (213) 488-9909/9959

The First National Bank                  The First National Bank                          $12,600,000
  of Chicago                               of Chicago
One First National Plaza                 One First National Plaza
Suite 0374; 1-10                         Suite 0374; 1-10
Chicago, IL 60670                        Chicago, IL 60670

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Catherine V. Frank
                                         Telephone:  (312) 732-2003
                                         Telex:  4330253
                                         Fax:  (312) 732-3055

Name of Lender and
Applicable Lending Office                Address for Notices                              Commitment
- -------------------------                -------------------                              ----------
                                         For Administrative Matters
                                         --------------------------

                                         Attention:  John Loizzo
                                         Telephone:  (312) 732-4118
                                         Telex:  4330253
                                         Fax:  (312) 732-4840

First Security Bank                      First Security Bank                              $ 5,400,000
  of Utah, N.A.                            of Utah, N.A.
Commercial Banking                       Commercial Banking Division
   Division                              15 East 100 South,
15 East 100 South,                         2nd Floor
  2nd Floor                              Salt Lake City, UT 84111
Salt Lake City, UT 84111
                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Kevin Imlay
                                         Telephone:  (801) 246-5524
                                         Fax:  (801) 246-5532

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Trish Sanders
                                         Telephone:  (801) 246-5575
                                         Fax:  (801) 246-5532

First Union National Bank                First Union National Bank                        $ 7,200,000
  of North Carolina                        of North Carolina
301 South College Street,                301 South College Street,
TW-19                                    TW-19
Charlotte, NC 28288                      Charlotte, NC 28288

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  A. Kimball Collins,
                                           U.S. Banking
                                         Telephone:  (704) 374-2366
                                         Fax:  (704) 374-2802

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Perry Brown,
                                           U.S. Banking
                                         Telephone:  (704)374-6613
                                         Fax:  (704) 374-2802

Firstar Bank Milwaukee, N.A.             Firstar Bank Milwaukee, N.A.                     $ 5,400,000
Box 532                                  Box 532
Milwaukee, WI 53201                      Milwaukee, WI 53201
                                         U.S. Banking Division

Name of Lender and
Applicable Lending Office                Address for Notices                              Commitment
- -------------------------                -------------------                              ----------
                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Timothy W. Somers
                                         Telephone:  (414) 765-6077
                                         Fax:  (414) 765-5062

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Jane Gumina
                                         Telephone:  (414) 765-4647
                                         Fax:  (414) 765-5062

The Fuji Bank, Ltd.                      The Fuji Bank, Ltd.                              $12,600,000
  Houston Agency                           Houston Agency
2 Houston Center,                        2 Houston Center,
  Suite 2800                               Suite 2800
909 Fannin                               909 Fannin
Houston, TX 77010                        Houston, TX 77010

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Mark Denkler
                                         Telephone:  (713) 759-1800
                                         Telex:  790026 FUJIBANK HOU
                                         Fax:  (713) 759-0048

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Jenny Lin
                                         Telephone: (713) 650-7821
                                         Telex:  790026 FUJIBANK HOU
                                         Fax:  (713) 759-0048

The Industrial Bank                      The Industrial Bank                               $7,200,00
  of Japan Trust Company                   of Japan Trust Company
245 Park Avenue                          245 Park Avenue
New York, NY 10167                       New York, NY 10167

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Linda Muscarella
                                         Telephone:  (212) 309-6872
                                         Telex:  175597 IBJTC
                                         Fax:  (212) 557-3581

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Agnes Aberin
                                         Telephone:  (212) 309-6793
                                         Telex:  175597 IBJTC
                                         Fax:  (212) 557-3581

Name of Lender and
Applicable Lending Office                Address for Notices                              Commitment
- -------------------------                -------------------                              ----------
Instituto Bancario                       Instituto Bancario                               $7,200,00
  San Paolo Di Torino                      San Paolo Di Torino
  SpA-New York                             SpA-New York
245 Park Avenue                          245 Park Avenue
  35th Floor                               35th Floor
New York, NY 10167                       New York, NY 10167

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Robert S. Wurster
                                         Telephone:  (212) 692-3160
                                         Telex:  220045 SPAOL UR
                                         Fax:  (212) 599-5303

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Mr. Filippo Goia
                                         Telephone:  (212) 692-3180
                                         Telex:  220045 SPAOL UR
                                         Fax:  (212) 599-5303

The Long-Term Credit Bank                The Long-Term Credit Bank                        $7,200,000
  of Japan, Ltd.                           of Japan, Ltd.
165 Broadway                             165 Broadway
New York, NY 10006                       New York, NY 10006

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Ichiro Murakami
                                         Telephone:  (212) 335-4542
                                         Telex:  425722 LTCBNY
                                         Fax:  (212) 608-2371

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Robert Pacifici
                                         Telephone:  (212) 335-4801
                                         Telex:  425722 LTCBNY
                                         Fax:  (212) 608-3452

Mellon Bank, N.A.                        Mellon Bank, N.A.                                $12,600,000
Loan Administration                      Loan Administration
  Room 2332                                Room 2332
Three Mellon Bank Center                 Three Mellon Bank Center
Pittsburgh, PA 15259                     Pittsburgh, PA 15259

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Lisa M. Pellow,
                                           Global Corporate Banking
                                         Telephone:  (412) 236-2790
                                         Fax:  (412) 236-1914

Name of Lender and
Applicable Lending Office                Address for Notices                              Commitment
- -------------------------                -------------------                              ----------
                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Tracy Stevens,
                                           Loan Administration
                                         Telephone:  (412) 234-8285
                                         Fax:  (412) 234-5049

National Westminster                     For Business/Credit Matters                      $12,600,000
  Bank Plc,                              ---------------------------
  New York Branch
175 Water Street                         National Westminster Bank Plc
New York, NY 10038                       Houston Marketing Office and
                                           North American Energy Unit
                                         Texas Commerce Tower
                                         600 Travis Street-6070
                                         Houston, TX 77002
                                         Attention:  Steven J. Krakoski,
                                           Vice President
                                         Telephone:  (713) 221-2400
                                         Fax:  (713) 221-2430

                                         For Administrative Matters
                                         --------------------------

                                         National Westminster Bank, Plc
                                         New York Branch
                                         175 Water Street
                                         New York, NY 10038
                                         Attention:  Robert Passarello
                                         Telephone:  (212) 602-4149
                                         Telex:  233222 NWBKUR
                                         Fax:  (212) 602-4118

NationsBank of Texas, N.A.               NationsBank of Texas, N.A.                       $18,000,000
901 Main Street                          901 Main Street
Dallas, TX 75202                         Dallas, TX 75202

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Bob Silmon
                                         Telephone:  (214) 508-0978
                                         Fax:  (214) 508-0980

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Karen Puente
                                         Telephone:  (214) 508-0519
                                         Fax:  (214) 508-0944

NBD Bank, N.A.                           NBD Bank, N.A.                                   $12,600,000
611 Woodward Avenue                      611 Woodward Avenue
Detroit, MI 48226                        Detroit, MI 48226

Name of Lender and
Applicable Lending Office                Address for Notices                              Commitment
- -------------------------                -------------------                              ----------
                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  William J.
                                           McCaffrey,
                                         National Banking Division
                                         Telephone:  (313) 225-3444
                                         Telex:  4320060
                                         Fax:  (313) 225-2649

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Candace Laitan,
                                           National Banking Division
                                         Telephone:  (313) 225-2273
                                         Telex:  4320060
                                         Fax:  (313) 225-2649


The Northern Trust Company               The Northern Trust Company                       $7,200,000
50 South LaSalle Street                  50 South LaSalle Street
Chicago, IL 60675                        Chicago, IL 60675

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Martin G. Alston,
                                           Western Division
                                         Telephone:  (312) 444-5058
                                         Fax:  (312) 630-1566

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Linda Honda,
                                           Western Division
                                         Telephone:  (312) 444-5051
                                         Fax:  (312) 630-1566

Norwest Bank                             Norwest Bank                                     $5,400,000
Minnesota, National                      Minnesota, National
  Association                              Association
6th and Marquette                        6th and Marquette
Minneapolis, MN                          Minneapolis, MN
  55479-0085                               55479-0085

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Susan Engebretson
                                         Telephone:  (612) 667-4296
                                         Fax:  (612)  667-4145

Name of Lender and
Applicable Lending Office                Address for Notices                              Commitment
- -------------------------                -------------------                              ----------
                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Margret Hamzavi
                                         Telephone:  (612) 667-4747
                                         Fax:  (612) 667-4145

PNC Bank, N.A.                           PNC Bank, N.A.                                   $12,600,000
Fifth Avenue and                         Fifth Avenue and
  Wood Street                              Wood Street
Pittsburgh, PA 15222                     Pittsburgh, PA 15222

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Rick Lewis
                                         Telephone:  (214) 740-2585
                                         Fax:  (214) 740-2588

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Sharon Tackett
                                         Telephone:  (214) 740-2525
                                         Fax:  (214) 740-2588

Royal Bank of Canada                     For Business/Credit Matters                      $12,600,000
Pierrepont Plaza                         ---------------------------
300 Cadman Plaza West
  14th Floor                             600 Wilshire Blvd. Suite 800
Brooklyn, NY 11201-2701                  Los Angeles, CA 90017
                                         Attention:  Doug Frost
                                         Telephone:  (213) 955-5300
                                         Fax:  (213) 955-5350

                                         For Administrative Matters
                                         --------------------------

                                         Royal Bank of Canada
                                         Pierrepont Plaza
                                         300 Cadman Plaza West
                                           14th Floor
                                         Brooklyn, NY 11201-2701
                                         Attention:  Linda Swanston,
                                           Loan Administration
                                         Telephone:  (212) 858-7176
                                         Telex:  ROYBAN 62519
                                         Fax:  (718) 522-6292

The Sanwa Bank Ltd.,                     The Sanwa Bank Ltd.,                             $ 7,200,00
Dallas Agency                            Dallas Agency
901 Main Street,                         901 Main Street,
  Suite 2830                               Suite 2830
Dallas, TX 75202                         Dallas, TX 75202

Name of Lender and
Applicable Lending Office                Address for Notices                              Commitment
- -------------------------                -------------------                              ----------
                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Robert Smith, A.V.P.
                                         Telephone:  (214) 744-5555
                                         Telex:  735282
                                         Fax:  (214) 741-6535

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Gregory Crowe,
                                           A.V.P.
                                         Telephone:  (214) 744-5555
                                         Telex:  735282
                                         Fax:  (214) 741-6535

Societe Generale                         Societe Generale                                 $ 7,200,000
Southwest Agency                         Southwest Agency
2001 Ross Avenue                         2001 Ross Avenue
Suite 4800                               Suite 4800
Dallas, TX 75201                         Dallas, TX 75201

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Louis P. Laville
                                           III, , V.P.
                                         Telephone:  (214) 979-2777
                                         Telex:  170494 SOCGEN UT
                                         Fax:  (214) 979-1104

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Angela Aldridge/
                                           Operations
                                         Telephone:  (214) 979-2743
                                         Telex:  170494 SOCGEN UT
                                         Fax:  (214) 754-0171

The Sumitomo Bank, Ltd.                  The Sumitomo Bank, Ltd.                          $12,600,000
Houston Agency                           Houston Agency
700 Louisiana, Suite 1750                700 Louisiana, Suite 1750
Houston, TX 77002                        Houston, TX 77002

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  William S. Rogers, V.P.
                                         Telephone:  (713) 238-8214
                                         Telex:  774417
                                         Fax:  (713) 759-0020

Name of Lender and
Applicable Lending Office                Address for Notices                              Commitment
- -------------------------                -------------------                              ----------
                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Mr. Goto, Loan
                                           Administration
                                         Telephone:  (713) 238-8240
                                         Telex:  774417
                                         Fax:  (713) 759-0020

SunBank, N.A.                            SunBank, N.A.                                    $12,600,000
200 South Orange Avenue                  200 South Orange Avenue
Tower 4                                  Tower 4
Orlando, FL 32802                        Orlando, FL 32802

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Mr. J. Carol Doyle
                                         Telephone:  (407) 237-4333
                                         Fax:  (407) 237-6894

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Ms. Lois Keezel
                                         Telephone:  (407) 237-4855
                                         Fax:  (407) 237-6894

Swiss Bank Corporation                   Swiss Bank Corporation                           $12,600,000
  New York Branch                          New York Branch
10 East 50th Street                      10 East 50th Street
SBT 17A                                  SBT 17A
New York, NY 10022                       New York, NY 10022

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Filippe Goossens,
                                           Associate Director
                                         Telephone:  (212) 574-3110
                                         Fax:  (212) 574-3852

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Valerie Williams
                                         Telephone:  (212) 574-3146
                                         Fax:  (212) 574-4176/3852

Union Bank of Switzerland                Union Bank of Switzerland                        $12,600,000
Houston Agency                           Houston Agency
1100 Louisiana, Suite 4500               1100 Louisiana, Suite 4500
Houston, TX 77002                        Houston, TX 77002

Name of Lender and
Applicable Lending Office                Address for Notices                              Commitment
- -------------------------                -------------------                              ----------
                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Dan Boyle
                                         Telephone:  (713) 655-6500
                                         Fax:  (713) 655-6555

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Robert Mack, Loan
                                           Administration
                                         Telephone:  (212) 821-3225
                                         Fax:  (212) 821-3259

United Missouri Bank, N.A.               United Missouri Bank, N.A.                       $ 7,200,000
1010 Grand Avenue                        1010 Grand Avenue
Kansas City, MO 64106                    Kansas City, MO 64106

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Walter Beck,
                                           Commercial Loan Department
                                         Telephone:  (816) 860-7109
                                         Telex:  6875032 UMNBK UW
                                         Fax:  (816) 860-7143

                                         For Administrative Matters
                                         --------------------------

                                         Attention Billy Ray Smith
                                         Telephone:  (816) 860-7019
                                         Telex:  687-5032 UMNBK UW
                                         Fax:  (816) 860-7143

United States National                   United States National                           $ 7,200,000
  Bank of Oregon                           Bank of Oregon
309 S.W. Sixth Avenue,                   309 S.W. Sixth Avenue,
  BB-10                                    BB-10
Portland, OR 97204                       Portland, OR 97204

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Blake R. Howells,
                                           A.V.P.
                                         National Corporate Banking
                                           Division
                                         Telephone:  (503) 275-3475
                                         Fax:  (503) 275-4346

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Participation
                                           Specialist
                                         Telephone:  (503) 275-6561
                                         Fax:  (503) 275-4600

Name of Lender and
Applicable Lending Office                Address for Notices                              Commitment
- -------------------------                -------------------                              ----------
Wachovia Bank                            Wachovia Bank                                    $12,600,000
  of Georgia, N.A.                         of Georgia, N.A.
191 Peachtree Street, NE                 191 Peachtree Street, NE
Atlanta, GA 30303                        Atlanta, GA 30303

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Burton French, U.S.
                                           Corporate-Dallas
                                         Telephone:  (214) 880-7009
                                         Fax:  (214) 880-7008

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Elizabeth Zires,
                                           U.S. Corporate-Dallas
                                         Telephone:  (214) 880-7000
                                         Fax:  (214) 880-7008

Morgan Guaranty Trust                    Morgan Guaranty Trust                            $13,500,000
  Company of New York                      Company of New York
60 Wall Street                           60 Wall Street
New York, NY 10260-0060                  New York, NY 10260-0060

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Michael C. Mauer,
                                           Vice President
                                         Telephone:  (212) 648-9111
                                         Telex:  177615 MGT UT
                                         Fax:  (212) 648-5336

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  John J. O'Dowd
                                         Telephone:  (212) 648-6973
                                         Telex:  177615 MGT UT
                                         Fax:  (212) 648-5336

J.P. Morgan, Delaware                    J.P. Morgan, Delaware                            $13,500,000
500 Stanton Christiana                   500 Stanton Christiana
  Road                                     Road
P.O. Box 6070                            P.O. Box 6070
Newark, DE 19713-2107                    Newark, DE 19713-2107
                                         Attention:  Kevin M. McCann,
                                           Assistant Treasurer
                                         Telephone:  (302) 992-1850
                                         Fax:  (302) 992-1852

                                                                   SCHEDULE 3.08




                           RESTRICTED SUBSIDIARIES

                                    None.

                                                                   SCHEDULE 3.09




                             MATERIAL LITIGATION

                                    None.

                                                                  EXHIBIT 4(C)
                                                                  CONFORMED COPY



================================================================================



                           J. C. PENNEY COMPANY, INC.
                        J. C. PENNEY FUNDING CORPORATION


                              ____________________



                           REVOLVING CREDIT AGREEMENT


                         Dated as of December 16, 1993



                              ____________________



                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                                    as Agent

                                      and

                   BANKERS TRUST COMPANY, CHEMICAL BANK, and
                                 CREDIT SUISSE
                                  as Co-Agents

                                      and

                       BANK OF AMERICA NATIONAL TRUST AND
              SAVINGS ASSOCIATION and NATIONSBANK OF TEXAS, N.A.,
                                as Lead Managers



================================================================================
                                                        (CS&M Ref. No. 1385-280)

                               TABLE OF CONTENTS


                                                                       Page
Article     Section                                                    ----
- -------     -------
   I.       DEFINITIONS

            1.01      Defined Terms ..........................          1
            1.02      Terms Generally ........................         23

  II.       THE CREDITS

            2.01      Commitments ............................         23
            2.02      Loans ..................................         24
            2.03      Competitive Bid Procedure ..............         26
            2.04      Standby Borrowing Procedure ............         30
            2.05      Refinancings ...........................         31
            2.06      Fees ...................................         31
            2.07      Repayment of Loans; Evidence of the
                         Borrowers' Obligations ..............         32
            2.08      Interest on Loans ......................         33
            2.09      Default Interest .......................         34
            2.10      Alternate Rate of Interest .............         34
            2.11      Termination and Reduction
                         of Commitments ......................         35
            2.12      Prepayment .............................         36
            2.13      Reserve Requirements;
                         Change in Circumstances .............         36
            2.14      Change in Legality .....................         38
            2.15      Indemnity ..............................         39
            2.16      Pro Rata Treatment .....................         41
            2.17      Sharing of Setoffs .....................         41
            2.18      Payments ...............................         42
            2.19      Taxes ..................................         43
            2.20      Mitigation; Duties of Lenders
                         and the Agent .......................         45

 III.       REPRESENTATIONS AND WARRANTIES

            3.01      Organization; Powers ...................         49
            3.02      Authorization ..........................         50
            3.03      Enforceability .........................         50
            3.04      Governmental Approvals .................         50
            3.05      Financial Statements ...................         51
            3.06      No Material Adverse Change .............         51
            3.07      Title to Properties; Possession
                         Under Leases ........................         51
            3.08      Restricted Subsidiaries ................         52

                                                                Contents, p. 2
Article     Section                                                  Page
- -------     -------                                                  ----
            3.09      Litigation; Compliance with
                         Laws ................................       52
            3.10      Agreements .............................       52
            3.11      Federal Reserve Regulations ............       52
            3.12      Investment Company Act;
                         Public Utility Holding Company
                         Act .................................       53
            3.13      Use of Proceeds ........................       53
            3.14      Tax Returns ............................       53
            3.15      No Material Misstatements ..............       53
            3.16      Employee Benefit Plans .................       53
            3.17      Support Agreements .....................       54

  IV.       CONDITIONS OF LENDING

            4.01      All Borrowings .........................       54
            4.02      First Borrowing ........................       55

   V.       AFFIRMATIVE COVENANTS

            5.01      Existence; Businesses and Properties ...       56
            5.02      Insurance ..............................       57
            5.03      Obligations and Taxes ..................       57
            5.04      Financial Statements, Reports, etc. ....       58
            5.05      Litigation and Other Notices ...........       59
            5.06      ERISA ..................................       60
            5.07      Maintaining Records; Access to
                         Properties and Inspections ..........       60
            5.08      Use of Proceeds ........................       61
            5.09      Pari-Passu .............................       61
            5.10      Support Agreements .....................       61

  VI.       NEGATIVE COVENANTS

            6.01      Limitation on Liens--JCPenney ..........       61
            6.02      Limitations on Senior Funded
                         Indebtedness ........................       65
            6.03      Limitations with Respect to
                         Restricted Subsidiaries .............       65
            6.04      Mergers, Consolidations, Sales of
                         Assets and Acquisitions .............       67
            6.05      Limitations on Liens--Funding ..........       68
            6.06      Conduct of Funding's Business ..........       71

 VII.       EVENTS OF DEFAULT ................................       72

VIII.       THE AGENT ........................................       76

                                                                Contents, p. 3
Article     Section                                                  Page
- -------     -------                                                  ----
  IX.       MISCELLANEOUS

            9.01      Notices ................................       79
            9.02      Survival of Agreement ..................       80
            9.03      Binding Effect .........................       80
            9.04      Successors and Assigns .................       80
            9.05      Expenses; Indemnity ....................       84
            9.06      Right of Setoff ........................       85
            9.07      Applicable Law .........................       85
            9.08      Waivers; Amendment .....................       85
            9.09      Interest and Charges ...................       86
            9.10      Entire Agreement .......................       87
            9.11      Severability ...........................       87
            9.12      Counterparts ...........................       87
            9.13      Headings ...............................       88
            9.14      Jurisdiction; Consent to Service
                         of Process ..........................       88
            9.15      Confidentiality ........................       88
            9.16      Liability of Borrowers .................       89


Exhibit A-1      Form of Competitive Bid Request
Exhibit A-2      Form of Notice of Competitive Bid Request
Exhibit A-3      Form of Competitive Bid
Exhibit A-4      Form of Standby Borrowing Request
Exhibit B        Form of Opinion
Exhibit C        Form of Guaranty


Schedule 2.01    Commitments
Schedule 3.08    Restricted Subsidiaries
Schedule 3.09    Material Litigation

                                                                  CONFORMED COPY


                                  REVOLVING CREDIT AGREEMENT dated as of
                          December 16, 1993, among J. C. PENNEY COMPANY, INC. a Delaware corporation ("JCPenney"), J. C. PENNEY FUNDING CORPORATION, a Delaware corporation ("Funding"), the lenders listed in Schedule 2.01 (as of any date, together with any permitted assigns hereunder on such date, the "Lenders"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("Morgan"), as agent for the Lenders (in such capacity, the "Agent") and BANKERS TRUST COMPANY, CHEMICAL BANK and CREDIT SUISSE, as co-agents for the Lenders (in such capacity, the "Co-Agents").


                 The Borrowers (as herein defined) have requested the Lenders to extend credit to the Borrowers in order to enable them to borrow on a standby revolving credit basis on and after the date hereof and at any time and from time to time prior to the Maturity Date (as herein defined) an aggregate principal amount not in excess of $800,000,000 at any time outstanding. The Borrowers have also requested the Lenders to provide a procedure pursuant to which the Borrowers may invite the Lenders to bid on an uncommitted basis on borrowings by the Borrowers scheduled to mature on or prior to the Maturity Date. The proceeds of such borrowings are to be used for general corporate purposes, including, without limitation, working capital requirements, liquidity and the repayment of maturing commercial paper and other indebtedness of the Borrowers. The Lenders will extend such credit to the Borrowers on the terms and subject to the conditions herein set forth.

                 Accordingly, the Borrowers, the Lenders, the Agent and the Co-Agents agree as follows:


ARTICLE I.  DEFINITIONS

                 SECTION 1.01.  Defined Terms.  As used in this Agreement, the
                                --------------
following terms shall have the meanings specified below:

                 "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

                                                                               2
                 "ABR Loan" shall mean any Standby Loan bearing interest at a
                 ----------
rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                 "Adjusted CD Rate" shall mean, with respect to any CD
                 ------------------
Borrowing requested by any Borrower pursuant to Section 2.03(a) for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the sum of (a) a rate per annum equal to the product of (i) the Fixed CD Rate in effect for such Interest Period and (ii) Statutory Reserves, plus (b) the Assessment Rate. For purposes hereof, the term "Fixed CD Rate" shall mean the arithmetic average (rounded upwards, if necessary, to the next 1/100 of 1%) of the prevailing rates per annum bid at or about 10:00 a.m., New York City time, to the Agent on the first Business Day of the Interest Period applicable to such CD Borrowing by three New York City negotiable certificate of deposit dealers of recognized standing selected by the Agent for the purchase at face value of negotiable certificates of deposit of major United States money center banks in a principal amount approximately equal to the product of (x) the aggregate principal amount of such CD Borrowing as specified in the related Competitive Bid Request and (y) the percentage which the Agent's Commitment represents of the Total Commitment and with a maturity comparable to such Interest Period.

                 "Additional Costs" shall mean, with respect to any Lender, any
                 ------------------
increased costs or reduction in amounts received or receivable or reduction in return on capital incurred or suffered by such Lender and in respect of which such Lender is entitled to request compensation in accordance with Section 2.13.

                 "Administrative Fees" shall have the meaning assigned to such
                 ---------------------
term in Section 2.06(c).

                 "Affiliate" shall mean, when used with respect to a specified
                 -----------
person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

                 "Alternate Base Rate" shall mean, for any day, a rate per
                 ---------------------
annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate on such day as announced by Morgan Guaranty Trust Company of New York, and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%. For purposes hereof, "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the rates quoted to the Agent on such day for such transactions by three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate shall be effective on the date such change is announced publicly.

                 "Applicable Lending Office" shall mean, for each Lender and
                 ---------------------------
for each Type of Loan, the office or branch of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan opposite such Lender's name on
Schedule 2.01 or such other office or branch of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time, in accordance with the terms of this Agreement, specify to the Agent and the Borrowers as the office or branch by which its Loans of such Type are to be made and maintained.

                 "Assessment Rate" shall mean for any date the then current net
                 -----------------
annual assessment rate (rounded upwards, if necessary, to the next 1/100 of 1%) actually employed by the Agent in determining amounts payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Agent's domestic offices.

                 "Board" shall mean the Board of Governors of the Federal
                 -------
Reserve System of the United States.

                 "Borrowers" shall mean JCPenney and Funding.
                 -----------

                 "Borrowing" shall mean a group of Loans of a single Type made
                 -----------
by the Lenders (or, in the case of a

Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to Section 2.03) to the same Borrower on a single date and as to which a single Interest Period is in effect.

                 "Business Day" shall mean any day (other than a day which is a
                 --------------
Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "CD Borrowing" shall mean a Competitive Borrowing comprised
                  --------------
of CD Loans.

                 "CD Loan" shall mean any Competitive Loan bearing interest at
                 ---------
a rate determined by reference to the Adjusted CD Rate in accordance with the provisions of Article II.

                 "Closing Date" shall mean the date of this Agreement.
                 --------------

                 "Code" shall mean the Internal Revenue Code of 1986, as the
                 ------
same may be amended from time to time.

                 "Commitment" shall mean, with respect to each Lender, the
                 ------------
commitment of such Lender hereunder as set forth as of the Closing Date in
Schedule 2.01 hereto and, thereafter, in the Register (or as otherwise determined by the parties hereto in the event of manifest error in the Register), as such Lender's Commitment may be permanently terminated or reduced from time to time pursuant to Section 2.11. The Commitment of each Lender shall automatically and permanently terminate on the Maturity Date if not terminated earlier pursuant to the terms hereof.

                 "Commitment Fee" shall have the meaning assigned to such term
                 ----------------
in Section 2.06(b).

                 "Commitment Fee Percentage" shall mean on any date the
                 ---------------------------
applicable percentage set forth below based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index
Debt:


                                                     Commitment Fee Percentage
Category 1                                                   Per Annum
- ----------                                           -------------------------
   Moody's:  A2 or better                                    0.0450%
       S&P:  A or better

Category 2
- ----------

   Moody's:  A3                                              0.0500%
       S&P:  A-

Category 3
- ----------
   Moody's:  Baa2 or better,
             but lower than A3                               0.0750%
       S&P:  BBB or better, but
             lower than A-

Category 4
- ----------
  Moody's:  Lower than Baa2,
            or unrated
      S&P:  Lower than BBB, or                               0.1000%
            unrated

For purposes of the foregoing, (i) if no rating for the Index Debt shall be available from either rating agency, (other than because (a) such rating agency shall no longer be in the business of rating corporate debt obligations or (b) of any other reason outside the control of JCPenney and Funding), such rating agency shall be deemed to have established a rating in Category 4, (ii) if the ratings established or deemed to have been established by Moody's and S&P shall fall within different Categories, the Commitment Fees shall be based upon the numerically higher Category (i.e. the Category corresponding to the lower ratings) and (iii) if any rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first publicly announced by the rating agency making such change. If the rating system of either Moody's or S&P shall change prior to the Maturity Date, or if either such rating agency shall cease to be in the business of rating corporate debt obligations or shall no longer have in effect a rating for any reason outside the control of JCPenney and Funding, the Borrowers and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the absence of such a rating. Pending agreement on any such amendment, (i) if the rating system of one such rating agency shall remain unchanged, or if a rating shall be available from one such rating agency, the Commitment Fee Percentage shall be determined by reference to the rating established by such rating agency, (ii) if no rating for the Index Debt shall be available from either rating agency then (A) for 60 days, the Commitment Fee Percentage shall be determined by reference to the rating or ratings most recently available,
(B) after 60 days, the Commitment Fee Percentage shall be determined by reference to Category 3 (or Category 4 if such Percentage shall have been determined by reference to Category 3 under clause (A) above) and (C) after 180 days, the Commitment Fee Percentage shall be determined by reference to Category 4.

                 "Commitment Termination Date" shall have the meaning assigned
                 -----------------------------
to such term in Section 2.11(d).

                 "Competitive Bid" shall mean an offer by a Lender to make a
                 -----------------
Competitive Loan pursuant to Section 2.03.

                 "Competitive Bid Rate" shall mean, as to any Competitive Bid
                 ----------------------
made by a Lender pursuant to Section 2.03(b), (a) in the case of a Eurodollar Competitive Loan or a CD Loan, the Competitive Margin, and (b) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

                 "Competitive Bid Request" shall mean a request made pursuant
                 -------------------------
to Section 2.03 in the form of Exhibit A-1.

                 "Competitive Borrowing" shall mean a Borrowing consisting of a
                 -----------------------
Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted under the bidding procedure described in Section 2.03 by the Borrower requesting such Borrowing.

                 "Competitive Loan" shall mean a Loan from a Lender to a
                 ------------------
Borrower pursuant to the bidding procedure described in Section 2.03. Each Competitive Loan shall be a Eurodollar Competitive Loan, a CD Loan or a Fixed Rate Loan.

                 "Competitive Margin" shall mean, as to any Eurodollar
                 --------------------
Competitive Loan or CD Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate or the Adjusted CD Rate, as applicable, in order to determine the interest rate applicable to such Eurodollar Competitive Loan or CD Loan, as specified in the Competitive Bid relating to such Eurodollar Competitive Loan or CD Loan.

                 "Control" shall mean the possession, directly or indirectly,
                 ---------
of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

                 "Default" shall mean any event or condition which upon notice,
                 ---------
lapse of time or both would constitute an Event of Default.

                 "dollars" or "$" shall mean lawful money of the United States
                 ----------------
of America.

                 "Eligible Assignee" shall mean (a) a commercial bank organized
                 -------------------
under the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is described in this clause; and (c) the central bank of any country which is a member of the Organization for Economic Cooperation and Development.

                 "ERISA" shall mean the Employee Retirement Income Security Act
                 -------
of 1974, as the same may be amended from time to time, and the rules and regulations promulgated thereunder, as from time to time in effect.

                 "ERISA Affiliate" shall mean any trade or business (whether or
                 -----------------
not incorporated) that is a member of a group of which any Borrower is a member and which is treated as a single employer under Section 414 of the Code.

                 "Eurodollar Borrowing" shall mean a Borrowing comprised of
                 ----------------------
Eurodollar Loans.

                 "Eurodollar Competitive Loan" shall mean any Competitive Loan
                 -----------------------------
bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

                 "Eurodollar Loan" shall mean any Eurodollar Competitive Loan
                 -----------------
or Eurodollar Standby Loan.

                 "Eurodollar Standby Loan" shall mean any Standby Loan bearing
                 -------------------------
interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

                 "Event of Default" shall have the meaning assigned to such
                 ------------------
term in Article VII.

                 "Facility Fee" shall have the meaning assigned to such term in
                 --------------
Section 2.06(a).

                 "Facility Fee Percentage" shall mean on any date the
                 -------------------------
applicable percentage set forth below based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:


Category 1                                 Percentage
- ----------                                 ----------
    Moody's: A2 or better
        S&P: A or better                     0.0750%

Category 2
- ----------
    Moody's: A3
        S&P: A-                              0.1000%

Category 3
- ----------
    Moody's: Baa2 or better,
             but lower than A3
        S&P: BBB or better, but
             lower than A-                   0.1500%

Category 4
- ----------
    Moody's: Lower than Baa2,
             or unrated
        S&P: Lower than BBB,
             or unrated                      0.2000%

For purposes of the foregoing, (i) if no rating for the Index Debt shall be available from either rating agency, (other than because (a) such rating agency shall no longer be in the business of rating corporate debt obligations or (b) of any other reason outside the control of JCPenney and Funding), such rating agency shall be deemed to have established a rating in Category 4, (ii) if the ratings established or deemed to have been established by Moody's and S&P shall fall within different Categories, the Facility Fee Percentage shall be based upon the numerically higher Category (i.e. the Category corresponding to the lower ratings) and (iii) if any rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first publicly announced by the rating agency making such change. If the rating system of either Moody's or S&P shall change prior to the Maturity Date, or if either such rating agency shall cease to be in the business of rating corporate debt obligations or shall no longer have in effect a rating for any reason outside the control of JCPenney and Funding, the Borrowers and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the absence of such a rating. Pending agreement on any such amendment, (i) if the rating system of one such rating agency shall remain unchanged, or if a rating shall be available from one such rating agency, the Facility Fee Percentage shall be determined by reference to the rating established by such rating agency, (ii) if no rating for the Index Debt shall be available from either rating agency then (A) for 60 days, the Facility Fee Percentage shall be determined by reference to the rating or ratings most recently available, (B) after 60 days, the

Facility Fee Percentage shall be determined by reference to Category 3 (or Category 4 if such Percentage shall have been determined by reference to Category 3 under clause (A) above) and (C) after 180 days, the Facility Fee Percentage shall be determined by reference to Category 4.

                 "Fees" shall mean the Commitment Fees, the Facility Fees and
                 ------
the Administrative Fees.

                 "Fixed Rate Borrowing" shall mean a Competitive Borrowing
                 ----------------------
comprised of Fixed Rate Loans.

                 "Fixed Rate Loan" shall mean any Competitive Loan bearing
                 -----------------
interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its related Competitive Bid.

                 "Funded Indebtedness" of any corporation shall mean, at any
                 ---------------------
date for the determination thereof, without duplication, the outstanding aggregate principal amount of (a) all indebtedness created, incurred or assumed by such corporation (including, in the case of any Borrower, the Loans made to such Borrower) which by its terms is not payable on demand and which matures by its terms, or which by its terms such corporation has the right at its option to renew or extend to a date, more than one year after the date of determination, whether outstanding on the Closing Date or thereafter created, incurred or assumed (including the current portion of any indebtedness which shall constitute Funded Indebtedness at the time of its incurrence), and which is (i) for money borrowed or (ii) evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities, (b) any indebtedness of others of the kinds described in the preceding clause (a) for the payment of which such corporation is responsible or liable as guarantor or otherwise and (c) amendments, renewals and refundings of any such indebtedness; provided, however, that such term shall not include any obligations under leases or any guarantees of obligations of others under leases. It is understood that for the purposes of this definition the term "principal" when used at any date with respect to any indebtedness issued at a discount shall mean the amount of principal of such indebtedness that could be declared due and payable on that date upon the occurrence of one or more events permitting the acceleration of such indebtedness pursuant to the terms of such indebtedness.

                 "GAAP" shall mean United States generally accepted accounting
                 ------
principles, applied on a consistent basis.

                 "Governmental Authority" shall mean any court or governmental
                 ------------------------
agency, authority, instrumentality or regulatory body, in each case whether Federal, state, local or foreign.

                 "Indenture" shall mean the Indenture dated as of October 1,
                 -----------
1982, between JCPenney and Bank of America National Trust and Savings Association, as trustee, as amended by a First Supplemental Indenture dated as of March 15, 1983, a Second Supplemental Indenture dated as of May 1, 1984, a Third Supplemental Indenture dated as of March 7, 1986, and a Fourth Supplemental Indenture dated as of June 7, 1991.

                 "Index Debt" shall mean JCPenney's senior unsecured, non
                 ------------
credit-enhanced, publicly held long-term indebtedness.

                 "Interest Payment Date" shall mean, with respect to any Loan,
                 -----------------------
the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration or a CD Loan or Fixed Rate Loan with an Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration or 90 days' duration, as the case may be, been applicable to such Loan and, in addition, the date of any refinancing or conversion of such Loan with or to a Loan of a different Type.

                 "Interest Period" shall mean (a) as to any Eurodollar
                 -----------------
Borrowing that is a Standby Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3, 6 or, subject to availability from each Lender, 12 months thereafter, as the Borrower requesting such Borrowing may elect, (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the related Standby Borrowing Request (which date shall in no event be later than 5 Business Days after the date of such Borrowing), (c) as to any Eurodollar Borrowing that is a Competitive Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offers to make the Eurodollar Competitive Loans comprising such Borrowing were extended (which date shall be (A) the numerically corresponding day (or, if there is no numerically corresponding day, the last day) in the calendar month that is 1, 2, 3, 6, 9 or 12 months after the date of such Borrowing or (B) such other date as shall be specified in such Competitive Bids) and (d) as to any CD Borrowing or Fixed Rate Borrowing, the period specified in the Competitive Bids in which the offers to make the CD Loans or Fixed Rate Loans comprising such Borrowing were extended, commencing on the date of such Borrowing (which period shall be a period of 30, 60, 90, 180 or 360 days' duration or such other duration as shall be specified in such Competitive Bids); provided, however, that (x) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (y) no Interest Period may be selected that ends later than the Maturity Date then in effect and (z) the Interest Period for any ABR Loan or CD Loan made in lieu of, or resulting from the conversion of, a Eurodollar Loan pursuant to Section 2.10 or 2.14 shall be determined in accordance with the provisions of such Section. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                 "Investment" means, with respect to each of Funding and its
                 ------------
Subsidiaries only, any acquisition of any of the capital stock of any corporation, or any acquisition of indebtedness of, or any capital contribution, loan or advance to, or any guarantee of an obligation of, any person, except (i) any loan or advance made in connection with the lease, purchase or construction of office space for Funding or any of its Subsidiaries or the purchase of materials, supplies, services or equipment for the offices of Funding or any of its Subsidiaries and (ii) any guarantee or endorsement made in the ordinary course of business in connection with the deposit of items for collection or any guarantee of an obligation of an agent or an employee of Funding or any of its Subsidiaries that is required to meet applicable legal requirements.

                "LIBO Rate" shall mean, with respect to any Eurodollar
                -----------
Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the average of the rates at which dollar deposits approximately equal in principal amount to (i) in the case of a Standby Borrowing, each LIBO Reference Lender's portion of such Eurodollar Borrowing and (ii) in the case of a Competitive Borrowing, the principal amounts that would have been each LIBO Reference Lender's portion of such Competitive Borrowing had such Competitive Borrowing been a Standby Borrowing, and for a maturity comparable to such Interest Period are offered to the principal London office of the applicable LIBO Reference Lender in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                 "LIBO Reference Lenders" shall mean Morgan Guaranty Trust
                 ------------------------
Company of New York, Credit Suisse and NBD Bank, N.A., or such other or additional Lenders as the Borrowers, the Agent and the Required Lenders shall designate in writing as "LIBO Reference Lenders".

                 "Lien" shall mean, with respect to any asset, any mortgage,
                 ------
lien, pledge or security interest in or on such asset.

                 "Loan" shall mean a Competitive Loan or a Standby Loan,
                 ------
whether made as a Eurodollar Loan, a CD Loan, a Fixed Rate Loan or an ABR Loan, as permitted hereby.

                 "Margin Stock" shall have the meaning given such term under
                 --------------
Regulation U.

                 "Material Adverse Effect" shall mean (a) a materially adverse
                 -------------------------
effect on the business, assets or financial condition of (i) JCPenney and the Restricted Subsidiaries, taken as a whole, or (ii) Funding and its Subsidiaries, taken as a whole, (b) a material impairment of the ability of any Borrower to perform any of its obligations under this Agreement or (c) a material impairment of the rights of or benefits available to the Lenders under this Agreement (other than any such impairment of rights or benefits that is primarily attributable to (x) action taken by or against one or more Lenders (excluding any action against one or more Lenders taken by any Borrower or Restricted Subsidiary) or (y) circumstances that are unrelated to any Borrower).

                 "Maturity Date" shall mean December 16, 1998.
                 ---------------

                 "Maximum Amount" shall mean, with respect to any amount owing
                 ----------------
to any Lender under this Agreement or in connection herewith, the maximum amount of interest that such Lender is permitted to charge under applicable law on such amount.

                 "Moody's" shall mean Moody's Investors Service, Inc. and any
                 ---------
successor thereto that is a nationally recognized rating agency.

                 "Multiemployer Plan" shall mean a multiemployer plan as
                 --------------------
defined in Section 4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                 "Net Tangible Assets" means the aggregate amount at which the
                 ---------------------
assets of JCPenney and all Restricted Subsidiaries are reflected, in accordance with GAAP as in effect on the date hereof, on the asset side of the consolidated balance sheet, as at the close of a monthly accounting period (selected by JCPenney) ending within the 65 days next preceding the date of determination, of JCPenney and the Restricted Subsidiaries (after deducting all valuation and qualifying reserves relating to said assets), except any of the following described items that may be included among said assets:

                 (a) trademarks, patents, goodwill and similar intangibles;

                 (b) investments in and advances to Non-Restricted Subsidiaries; and

                 (c) capital lease property rights,

after deducting from such amount current liabilities (other than deferred tax effects) as reflected, in accordance with GAAP as in effect on the date hereof, on such balance sheet.

                 "Non-Restricted Subsidiary" shall mean any Subsidiary other
                 ---------------------------
than the Restricted Subsidiaries.

                 "Officer's Certificate" of any corporation shall mean a
                 -----------------------
certificate signed by a Responsible Officer of such corporation.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation
                 ------
referred to and defined in ERISA.

                 "Penney Supplier" means any person that supplies goods or
                 -----------------
services to JCPenney or any Subsidiary.

                 "Penney Supplier Receivables" means the obligations of Penney
                 -----------------------------
Suppliers for the payment of money for goods or services sold by JCPenney or any Subsidiary to Penney Suppliers for use in goods or services to be supplied to JCPenney or any Subsidiary.

                 "person" shall mean any individual, corporation, partnership,
                 --------
joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Authority.

                 "Plan" shall mean any pension plan (other than a Multiemployer
                 ------
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code that is maintained for employees of any Borrower or ERISA Affiliate.

                 "Prime Rate" means the rate of interest publicly announced by
                 ------------
Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

                 "Principal Property" means all real property and tangible
                 --------------------
personal property owned by JCPenney or a Restricted Subsidiary constituting a part of any store, warehouse or distribution center located within one of the 50 states of the United States or the District of Columbia, exclusive of motor vehicles, mobile materials-handling equipment and other rolling stock, cash registers and other point of sale recording devices and related equipment, and data processing and other office equipment; provided, however, that such term
                                            --------  -------
shall not include any such property constituting a part of any such store, warehouse or distribution center unless the net book value of all real property (including leasehold improvements) and store fixtures constituting a part of such store, warehouse or distribution center exceeds .25% of Stockholders' Equity.

                 "Receivables" means the obligations of customers for the
                 -------------
payment of money arising under agreements between such customers and JCPenney or any Subsidiary.

                 "Register" shall have the meaning assigned to such term in
                 ----------
Section 9.04(d).

                 "Regulation G" shall mean Regulation G of the Board as from
                 --------------
time to time in effect and all official rulings and interpretations thereunder or thereof.

                 "Regulation U" shall mean Regulation U of the Board as from
                 --------------
time to time in effect and all official rulings and interpretations thereunder or thereof.

                 "Regulation X" shall mean Regulation X of the Board as from
                 --------------
time to time in effect and all official rulings and interpretations thereunder or thereof.

                 "Reportable Event" shall mean any reportable event as defined
                 ------------------
in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

                 "Required Lenders" shall mean, at any time, (a) for the
                 ------------------
purposes of terminating the Commitments pursuant to clause (x) of Article VII, Lenders having Commitments representing at least 66-2/3% of the Total Commitment, (b) for purposes of acceleration pursuant to clause (y) of Article VII, Lenders holding Loans representing at least 66-2/3% of the aggregate principal amount of the Loans outstanding and (c) for all other purposes, Lenders having Commitments representing greater than 50% of the Total Commitment.

                 "Responsible Officer" of any corporation shall mean the
                 ---------------------
chairman, vice chairman, president, chief financial officer, treasurer or controller of such corporation or any executive or senior vice president of such corporation.

                 "Restricted Subsidiary" means any Subsidiary of JCPenney
                 -----------------------
(other than Funding) which JCPenney shall, by an Officer's Certificate of JCPenney, have designated as a Restricted Subsidiary and the designation of which as a Restricted Subsidiary shall not have been cancelled by an Officer's Certificate of JCPenney; provided, however, that
                         --------  -------
neither the designation of a Subsidiary as a Restricted Subsidiary nor the cancellation of such designation shall be operative if the immediate effect of such designation or cancellation shall be to make Net Tangible Assets less than 200% of the Senior Funded Indebtedness of JCPenney and the Restricted Subsidiaries on a pro forma basis (eliminating intercompany items); and provided, further, that any Officer's Certificate designating a Subsidiary as a
- --------  -------
Restricted Subsidiary or cancelling such designation shall set forth the Net Tangible Assets and Senior Funded Indebtedness of JCPenney and its Restricted Subsidiaries on a pro forma basis (eliminating intercompany items) and show compliance with the first proviso of this paragraph. Any such designation or cancellation of such designation may be made more than once with respect to any Subsidiary.

                 "S&P" shall mean Standard & Poor's Corporation and any
                 -----
successor thereto that is a nationally recognized rating agency.

                 "SEC" shall mean the Securities and Exchange commission.
                 -----

                 "Senior Funded Indebtedness" of JCPenney shall mean any Funded
                 ----------------------------
Indebtedness of JCPenney unless in any instrument or instruments evidencing or securing such Funded Indebtedness or pursuant to which the same is outstanding, or in any amendment, renewal, extension or refunding of such Funded Indebtedness, it is provided that such Funded Indebtedness is subordinate in right of payment to the Loans (a) in the event of any dissolution or winding-up or total or partial liquidation or reorganization of JCPenney, whether voluntary or involuntary, or any bankruptcy, insolvency, receivership or similar proceedings relative to JCPenney and (b) in the event of any default in the payment of principal (including any required prepayments or amortization) of or interest on any Loans of JCPenney. "Senior Funded Indebtedness" of any Restricted Subsidiary means any Funded Indebtedness of such Restricted Subsidiary and the aggregate preference on involuntary liquidation of any class of stock of such Restricted Subsidiary ranking, either as to payment of dividends or distribution of assets, prior to any other class of stock of such Restricted Subsidiary.

                 "Standby Borrowing" shall mean a Borrowing consisting of
                 -------------------
simultaneous Standby Loans from each of the Lenders.

                 "Standby Borrowing Request" shall mean a request made pursuant
                 ---------------------------
to Section 2.04 in the form of Exhibit A-4.

                 "Standby Loans" shall mean the revolving loans made by the
                 ---------------
Lenders to the Borrowers pursuant to Section 2.04. Each Standby Loan shall be a Eurodollar Standby Loan or an ABR Loan.

                 "Standby Margin" shall mean on any date, with respect to each
                 ----------------
Standby Loan made as part of any Eurodollar Standby Borrowing or ABR Borrowing, as the case may be, the applicable percentage, based upon the ratings applicable on such date to the Index Debt, set forth (a) in Table A below if the aggregate principal amount of the Loans outstanding on such date does not exceed 50% of the Total Commitment on such date and (b) in Table B below if the aggregate principal amount of the Loans outstanding on such date exceeds 50% of the Total Commitment on such date:

                                    Table A:


                                        Eurodollar                      ABR
                                        Borrowing                     Borrowing
                                        ----------                    ---------

 Category 1
 ----------
   Moody's:  A2 or better                 0.1750%                         0%
       S&P:  A or better

 Category 2
 ----------
   Moody's:  A3
       S&P:  A-                           0.2750%                         0%

Category 3
 ----------
   Moody's:  Baa2 or better, but
             lower than A3                0.3500%                         0%
       S&P:  BBB or
             better, but
             lower than A-

 Category 4
 ----------
   Moody's:  Lower than
             Baa2, or                     0.4250%                         0%
             unrated
       S&P:  Lower than
             BBB, or
             unrated

                                    Table B:


                                        Eurodollar                      ABR
                                        Borrowing                    Borrowing
                                        ----------                   ---------

 Category 1
 ----------
   Moody's:  A2 or better                 0.2500%                         0%
       S&P:  A or better

 Category 2
 ----------
   Moody's:  A3                           0.3250%                         0%
       S&P:  A-

Category 3
 ----------
   Moody's:  Baa2 or
             better, but                  0.4250%                         0%
             lower than A3
       S&P:  BBB or
             better, but
             lower than A-

 Category 4
 ----------
   Moody's:  Lower than
             Baa2, or                     0.5500%                         0%
             unrated
       S&P:  Lower than
             BBB, or
             unrated

For purposes of the foregoing, (i) if no rating for the Index Debt shall be available from either rating agency, (other than because (a) such rating agency shall no longer be in the business of rating corporate debt obligations or (b) of any other reason outside the control of JCPenney and Funding), such rating agency shall be deemed to have established a rating in Category 4, (ii) if the ratings established or deemed to have been established by Moody's and S&P shall fall within different Categories, the Standby Margin shall be based upon the numerically higher Category (i.e. the Category corresponding to the lower ratings) and

(iii) if any rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first publicly announced by the rating agency making such change. If the rating system of either Moody's or S&P shall change prior to the Maturity Date, or if either such rating agency shall cease to be in the business of rating corporate debt obligations or shall no longer have in effect a rating for any reason outside the control of JCPenney and Funding, the Borrowers and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the absence of such a rating. Pending agreement on any such amendment, (i) if the rating system of one such rating agency shall remain unchanged, or if a rating shall be available from one such rating agency, the Standby Margin shall be determined by reference to the rating established by such rating agency,
(ii) if no rating for the Index Debt shall be available from either rating agency then (A) for 60 days, the Standby Margin shall be determined by reference to the rating or ratings most recently available, (B) after 60 days, the Standby Margin shall be determined by reference to Category 3 (or Category 4 if such Margin shall have been determined by reference to Category 3 under clause (A) above) and (C) after 180 days, the Standby Margin shall be determined by reference to Category 4.

                 "Statutory Reserves" shall mean a fraction (expressed as a
                 --------------------
decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the actual reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Agent is subject for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to the applicable Interest Period. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                 "Stockholders' Equity" means the sum, as at the close of a
                 ----------------------
monthly accounting period (selected by JCPenney) ending within the 65 days next preceding the date of determination, of (a) the aggregate of capital, capital stock, capital surplus, capital in excess of par value of stock, reinvested earnings, earned surplus and net income retained for use in the business (however the foregoing may be designated), after deducting the cost of shares of capital stock of JCPenney held in its treasury, of JCPenney and its consolidated Subsidiaries, determined in accordance with GAAP, plus (b) the amount reflected in such determination as deferred tax effects.

                 "Subsidiary" means (a) any corporation of which JCPenney,
                 ------------
directly or indirectly, owns more than 50% of the outstanding stock which at the time shall have by the terms thereof ordinary voting power to elect directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, or (b) any such corporation of which such percentage of shares of outstanding stock of the character described in the foregoing clause (a) shall at the time be owned, directly or indirectly, (i) by JCPenney and one or more Subsidiaries as defined in the foregoing clause (a) or (ii) by one or more such Subsidiaries.

                 "Support Agreements" shall mean (a) the Amended and Restated
                 --------------------
Receivables Agreement dated as of January 29, 1980, between JCPenney and Funding (formerly J. C. Penney Financial Corporation), as amended by Amendment No. 1 thereto dated as of January 25, 1983, and (b) the Loan Agreement dated as of January 28, 1986, between JCPenney and Funding, as amended by Amendment No. 1 thereto dated as of December 26, 1986, in each case as amended or modified from time to time after the Closing Date in compliance with Section 5.10, and
(c) the subordinated Guaranty of the obligations of Funding dated as of December 16, 1993, executed by JCPenney in favor of the Lenders and attached hereto as Exhibit C.

                 "Taxes" shall mean, with respect to any Lender or Agent, any
                 -------
and all U.S. Federal income taxes after application of any relevant treaty or convention and all interest and penalties with respect thereto, attributable to any payment made by any Borrower hereunder to such Lender or Agent.

                 "Total Commitment" shall mean at any time the aggregate amount
                 ------------------
of the Lenders' Commitments, as in effect at such time.

                 "Tranche B Credit Agreement" shall mean the $450,000,000
                 ----------------------------
Revolving Credit Agreement dated the date hereof among the Borrowers, the financial institutions named therein as lenders (which include certain of the Lenders), Morgan Guaranty Trust Company of New York as Agent for the Lenders, and Bankers Trust Company, Chemical Bank, and Credit Suisse as Co-Agents for the Lenders, as such agreement may be amended from time to time.

                 "Transactions" shall have the meaning assigned to such term
                 --------------
in Section 3.02.

                 "Type", when used in respect of any Loan or Borrowing, shall
                 ------
refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the LIBO Rate, the Adjusted CD Rate, and the Alternate Base Rate and, in the case of any Fixed Rate Loan, the fixed percentage rate per annum specified by the Lender making such Loan in its related Competitive Bid.

                 SECTION 1.02.  Terms Generally.  The definitions in Section
                                ----------------
1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, for purposes of
                             --------  -------
determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing JCPenney's audited consolidated financial statements referred to in Section 3.05.


ARTICLE II.  THE CREDITS

          SECTION 2.01.  Commitments.  Subject to the terms and conditions and
                         ------------
relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Standby Loans to the Borrowers at any time and from time to time on and after the date hereof and until the earlier of the Maturity Date and the termination of the Commitment of such Lender, in an aggregate principal amount at any time outstanding not to exceed such Lender's Commitment, subject, however, to the conditions that (a) at no time shall the outstanding aggregate principal amount of all Loans made by all Lenders exceed the Total Commitment and (b) at all times the outstanding aggregate principal amount of all Standby Loans made by each Lender to a Borrower shall equal the product of (i) the percentage which its Commitment represents of the Total Commitment times (ii) the outstanding aggregate principal amount of all Standby Loans made to such Borrower pursuant to Section 2.04. Subject to Section 2.03(h), any Lender may at its discretion make Competitive Loans in an aggregate principal amount up to the amount of the Total Commitment of the Lenders hereunder. Each Lender's Commitment as of the Closing Date is set forth opposite its respective name in Schedule 2.01 and, after the Closing Date, each Lender's Commitment shall be set forth opposite its respective name in the Register. Such Commitments may be terminated, reduced or extended from time to time pursuant to Section 2.11.

                 Within the foregoing limits, the Borrowers may borrow, pay or prepay and reborrow hereunder, on and after the Closing Date and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

                 SECTION 2.02.  Loans.  (a)  Each Standby Loan shall be made as
                                ------
part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their Commitments; provided, however, that the failure of any Lender to make any Standby Loan shall not by itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.03. The Standby Loans or Competitive Loans comprising any Borrowing shall be (i) in the case of Competitive Loans, in an aggregate principal amount which is an integral multiple of $5,000,000 and not less than $25,000,000 (or, if less, an aggregate principal amount equal to the Total Commitment on the date of such Borrowing minus the outstanding aggregate principal amount on such date of all Competitive Loans) and (ii) in the case of Standby Loans, in an aggregate principal amount which is an integral multiple of $5,000,000 and not less than $25,000,000 (or an aggregate principal amount equal to the remaining available balance of the Total Commitment).

                 (b) Subject to Sections 2.10 and 2.14, each Competitive Borrowing shall be comprised entirely of Eurodollar Competitive Loans, CD Loans or Fixed Rate Loans, and each Standby Borrowing shall be comprised entirely of Eurodollar Standby Loans or ABR Loans, as the Borrower requesting such Competitive Borrowing or Standby Borrowing may specify pursuant to Section 2.03 or 2.04, as the case may be.

                 (c) Subject to Section 2.05, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Agent in New York, New York, not later than 12:00 noon, New York City time (11:00 a.m., New York City time, in the case of a Eurodollar Loan), and the Agent shall by 2:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrower of such Loan with the Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Competitive Loans shall be made by the Lender or Lenders whose Competitive Bids therefor are accepted pursuant to Section 2.03 in the amounts so accepted and Standby Loans shall be made by the Lenders pro rata in accordance with Section 2.16. Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's portion of such Borrowing, the Agent may assume that such Lender has made such portion available to it on the date of such Borrowing in accordance with this paragraph (c) and may, in reliance upon such assumption, make a corresponding amount available on such date to the Borrower requesting such Borrowing. If and to the extent that such Lender shall not have made such portion available to the Agent, such Lender and such Borrower severally agree to pay or repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent at (i) in the case of such Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate; provided, however, that such Borrower shall not in any event have any liability in respect of such repayment under Section 2.15. If such

Lender shall pay to the Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

                 (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                 (e) The Loans of each Type made by each Lender shall be made through and maintained at such Lender's Applicable Lending Office for Loans of such Type. Any Lender may change its Applicable Lending Office for any Type of Loans without the prior written consent of JCPenney so long as (i) such Lender shall have no knowledge that such change would cause it to be unlawful for such Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan and (ii) such Lender shall not be entitled to recoupment, reimbursement or indemnification in accordance with the terms and conditions of Sections 2.13 and 2.15 to the extent that such Lender shall have had knowledge at the time of such change in Applicable Lending Office that such entitlement would arise as a result of such change.

                 SECTION 2.03.  Competitive Bid Procedure.  (a)  In order to
                                --------------------------
request Competitive Bids, a Borrower shall hand deliver, telex or telecopy to the Agent a duly completed Competitive Bid Request in the form of Exhibit A-1 hereto, to be received by the Agent (i) in the case of a Eurodollar Borrowing or a CD Borrowing, not later than 11:00 a.m., New York City time, four Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 11:00 a.m., New York City time, one Business Day before a proposed Competitive Borrowing. No ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-1 shall be rejected and the Agent shall promptly notify the appropriate Borrower of such rejection by telex or telecopier. Such request shall in each case refer to this Agreement and specify (x) that the Borrowing then being requested is to be a Eurodollar Borrowing, a CD Borrowing or a Fixed Rate Borrowing, (y) the date of such Borrowing (which shall be a Business Day) and the aggregate principal amount thereof (which shall be, subject to the third sentence of Section 2.02(a), in a minimum principal amount of $25,000,000 and in an integral multiple of $5,000,000 and

(z) the Interest Period with respect thereto (which may not end after the Maturity Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Agent shall invite by telex or telecopier (in the form set forth in Exhibit A-2 hereto) the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to the Competitive Bid Request.

                 (b) The Agent may, in its sole discretion, make one or more Competitive Bids to the appropriate Borrower responsive to such Borrower's Competitive Bid Request. Each Competitive Bid by the Agent must be submitted to the Borrower via telex or telecopier, in the form of Exhibit A-3 hereto, (i) in the case of a Eurodollar Borrowing or CD Borrowing, not later than 8:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 8:30 a.m., New York City time, on the day of a proposed Competitive Borrowing. Each Lender may, in its sole discretion, make one or more Competitive Bids to the appropriate Borrower responsive to such Borrower's Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Agent via telex or telecopier, in the form of Exhibit A-3 hereto, (i) in the case of a Eurodollar Borrowing or CD Borrowing, not later than 9:00 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:00 a.m., New York City time, on the day of a proposed Competitive Borrowing. Multiple bids will be accepted by the Agent. Competitive Bids that do not conform substantially to the format of Exhibit A-3 may be rejected by the Agent after conferring with, and upon the instruction of, the Borrower requesting such Competitive Bids, and the Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify
(x) the principal amount (which shall be in an integral multiple of $5,000,000 (unless such principal amount shall equal the entire principal amount of the Competitive Borrowing requested by such Borrower) and which may equal such entire principal amount) of the Competitive Loan or Loans that the Lender is willing to make to the Borrower requesting such Competitive Bid, (y) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Loan or Loans and (z) the Interest Period and the last day thereof. If any Lender shall elect not to make a Competitive Bid, such Lender shall so notify the Agent via telex or telecopier (A) in the case of a Eurodollar Borrowing or a CD Borrowing, not later than 9:00 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (B) in the case of a Fixed Rate Borrowing, not later than 9:00 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Loan as part of such Competitive Borrowing.
A Competitive Bid submitted by a Lender pursuant to this paragraph (b) shall be irrevocable.

                 (c) The Agent shall notify the appropriate Borrower by telex or telecopier not later than (i) in the case of a Eurodollar Borrowing or a CD Borrowing, 10:00 a.m., New York City time, three Business Days before the proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, 10:00 a.m., New York City time, on the day of the proposed Competitive Borrowing of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each bid. The Agent shall send a copy of all Competitive Bids to such Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.03.

                 (d) The appropriate Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d) and paragraph
(h) below, accept or reject any Competitive Bid referred to in paragraph (c) above. Such Borrower shall notify the Agent by telex or telecopier not later than (i) in the case of a Eurodollar Borrowing or a CD Borrowing, 11:30 a.m., New York City time, three Business Days before the proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 11:30 a.m., New York City time, on the day of the proposed Competitive Borrowing whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (c) above; provided, however, that (v) the
                                         --------  -------
failure by such Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (w) such Borrower shall not accept a bid made at a particular Competitive Bid Rate if it has decided to reject a bid made at a lower Competitive Bid Rate, (x) the aggregate amount of the Competitive Bids accepted by such Borrower shall not exceed the principal amount specified in the related Competitive Bid Request, (y) if such Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by such Borrower to exceed the amount specified in the related Competitive Bid Request, then such Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in the related Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate, and (z) except pursuant to clause (y) above, no bid shall be accepted for a Competitive Loan unless the principal amount of such Competitive Loan is in an integral multiple of $5,000,000 or is equal to the entire principal amount of the Competitive Borrowing being requested by such Borrower; provided
                                                               --------
further, however, that if a Competitive Loan must be in an amount less than
- -------  -------
$5,000,000 because of the provisions of clause (y) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (y) the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of such Borrower. A notice given pursuant to this paragraph (d) by the appropriate Borrower shall be irrevocable.

                 (e) The Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telex or telecopier sent by the Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

                 (f) The Borrowers shall not make more than 10 Competitive Bid Requests during any 30-day period.

                 (g) All Notices required by this Section 2.03 shall be given in accordance with Section 9.01.

                 (h) At no time shall the outstanding aggregate principal amount of all Competitive Loans made by all Lenders exceed the Total Commitment in effect at such time.

                 (i) The Agent shall hold in confidence each Competitive Bid received by the Agent until such Competitive Bid has been disclosed to the appropriate Borrower pursuant to paragraph (d) above.

                 SECTION 2.04.  Standby Borrowing Procedure.  In order to
                                ----------------------------
request a Standby Borrowing, a Borrower shall hand deliver, telex or telecopy a
Standby Borrowing Request in    the form of Exhibit A-4 to the Agent (a) in the
case of a Standby Borrowing that is a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed borrowing and (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the day of a proposed borrowing. A Borrower shall be deemed to have given a Standby Borrowing Request if it (i) notifies an officer of the Agent identified in Section 9.01 by telephone of the content of such Standby Borrowing Request not later than the relevant time set forth above for delivery thereof and (ii) delivers such Standby Borrowing Request to Agent as soon as practicable; provided, however, that a Borrower shall not have any right to
             --------  -------
receive the proceeds of a Standby Borrowing unless the Agent has received the related written Standby Borrowing Request. Such notice shall be irrevocable and shall in each case specify (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Standby Borrowing (which shall be a business Day) and the amount thereof; and
(iii) the Interest Period with respect thereto. If no election as to the Type of Standby Borrowing is specified in any such notice, then the requested Standby Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Standby Borrowing is specified in any such notice, then the Borrower requesting such Borrowing shall be deemed to have selected an Interest Period of one month's duration, in the case of a Eurodollar Borrowing, or five days' duration, in the case of an ABR Borrowing. If a Borrower shall not have given notice in accordance with this Section 2.04 of its election to refinance a Standby Borrowing of such Borrower prior to the end of the Interest Period in effect for such Borrowing, then such Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.04 and of each Lender's portion of the requested Borrowing.

                 SECTION 2.05.  Refinancings.  Any Borrower may refinance all
                                -------------
or any part of any Borrowing of such Borrower with a Borrowing of the same or a different Type made pursuant to Section 2.03 or Section 2.04, subject to the conditions and limitations set forth herein and elsewhere in this Agreement, including refinancings of Competitive Borrowings with Standby Borrowings and Standby Borrowings with Competitive Borrowings. Any Borrowing or part thereof so refinanced shall be deemed to be repaid in accordance with Section 2.07 with the proceeds of a new Borrowing hereunder and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Lenders to the Agent or by the Agent to the appropriate Borrower pursuant to Section 2.02(c); provided,
                                                                   --------
however, that (i) if the principal amount extended by a Lender in a refinancing
- -------
is greater than the principal amount extended by such Lender in the Borrowing being refinanced, then such Lender shall pay such difference to the Agent for distribution to the Lenders described in (ii) below, (ii) if the principal amount extended by a Lender in the Borrowing being refinanced is greater than the principal amount being extended by such Lender in the refinancing, the Agent shall return the difference to such Lender out of amounts received pursuant to (i) above and (iii) to the extent any Lender fails to pay to the Agent amounts due from it pursuant to (i) above, any Loan or portion thereof being refinanced shall not be deemed repaid in accordance with Section 2.07 and shall be payable by the Borrower to which such Loan was made; provided,
                                                              --------
however, that such Borrower shall not have any liability under Section 2.15 in
- -------
respect of any of its payment obligations under this clause (iii).

                 SECTION 2.06. Fees.  (a)  The Borrowers agree, jointly and
                               -----
severally, to pay to each Lender, through the Agent, on each March 31, June 30, September 30 and December 31 and on the date on which the Commitment of such Lender shall be terminated as provided herein, a facility fee (a "Facility Fee") at a rate per annum equal to the Facility Fee Percentage from time to time in effect on the amount of the Commitment of such Lender, whether used or unused, from time to time in effect during the preceding quarter (or shorter period commencing with the date hereof and/or ending with the Maturity Date or the Commitment Termination Date with respect to each Lender or any later date on which the Commitment of such Lender shall be terminated). All Facility Fees shall be computed in arrears on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Lender shall commence to accrue on the Closing Date (or, if later, the date on which such Lender became a Lender) and shall cease to accrue on the earlier of the Maturity Date and the termination of the Commitment of such Lender as provided herein.

                 (b) The Borrowers agree, jointly and severally, to pay to each Lender, through the Agent, on each March 31, June 30, September 30 and December 31 and on the date on which the Commitment of such Lender shall be terminated as provided herein, a commitment fee (a "Commitment Fee") at a rate per annum equal to the Commitment Fee Percentage from time to time in effect on the average daily unused amount of such Lender's Commitment during the preceding quarter (or shorter period commencing with the date hereof and/or ending with the Maturity Date, the Commitment Termination Date with respect to such Lender or any other date on which the Commitment of such Lender shall be terminated). All Commitment Fees due shall be computed in arrears on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. The Commitment Fee due to each Lender shall commence to accrue on the Closing Date (or, if later, the date on which such Lender became a Lender) and shall cease to accrue on the earlier of the Maturity Date and the termination of the Commitment of such Lender as provided herein.

                 (c) The Borrowers agree, jointly and severally, to pay to the Agent from time to time, for its own account, agent and administrative fees (the "Administrative Fees") at such times and in such amounts as have been previously agreed upon in writing between the Borrowers and the Agent.

                 (d) All Fees shall be paid on the dates due in immediately available funds. Once paid, none of the Fees shall be refundable, except in the event of manifest error.

                 SECTION 2.07.  Repayment of Loans; Evidence of the Borrowers'
                                ----------------------------------------------
Obligations.  Subject to Section 4.01, the outstanding principal balance of
- ------------
each Competitive Loan and Standby Loan made by any Lender shall be payable (i) except in the case of ABR Loans, on the last day of the Interest Period applicable to such Loan and (ii) on the Commitment Termination Date with respect to such Lender. Each Competitive Loan and each Standby Loan shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in Section 2.08. With respect to each

Lender, the entries made in the accounts maintained by the Agent and such Lender shall be prima facie evidence of the existence and amounts of the monetary obligations payable by any Borrower to such Lender in respect of the Loans made by such Lender to such Borrower; provided that the failure to
                                            --------
maintain any such accounts or any error therein shall not affect the obligations of the Borrowers hereunder.

                 SECTION 2.08.  Interest on Loans.  (a)  Subject to the
                                ------------------
provisions of Section 2.09, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum on any date of determination equal to (i) in the case of each Eurodollar Standby Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Standby Margin for such date, and (ii) in the case of each Eurodollar Competitive Loan, the LIBO Rate for the Interest Period in effect for such Loan plus the Competitive Margin offered by the Lender making such Loan and accepted by the Borrower requesting such Loan pursuant to Section 2.03. The LIBO Rate for each Interest Period shall be determined by the Agent in consultation with the LIBO Reference Lenders, and such determination shall be conclusive absent manifest error. The Agent shall promptly advise the Borrowers and each Lender of such determination.

                 (b) Subject to the provisions of Section 2.09, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may
be) at a rate per annum equal to the Alternate Base Rate. The Alternate Base Rate shall be determined by the Agent, and such determination shall be conclusive absent manifest error. The Agent shall promptly advise the Borrowers and each Lender of such determination.

                 (c) Subject to the provisions of Section 2.09, the Loans comprising each CD Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted CD Rate for the Interest Period in effect for such Borrowing plus, in the case of each such Loan, the Competitive Margin offered by the Lender making such Loan and accepted by the Borrower requesting such Borrowing pursuant to Section 2.03, provided, however, that any CD Loan made
                                    --------  -------
pursuant to Section 2.10 or 2.14 shall bear interest (computed as described in this paragraph) at a rate per annum on any date of determination equal to the Adjusted CD

Rate for the Interest Period applicable to such CD Loan plus the Standby Margin for such date.

                 (d) Subject to the provisions of Section 2.09, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Borrower requesting the applicable Fixed Rate Borrowing pursuant to Section 2.03.

                 (e) Interest on each Borrowing shall be payable on each applicable Interest Payment Date.

                 SECTION 2.09.  Default Interest.  If any Borrower shall
                                -----------------
default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, such Borrower shall on demand from time to time from the Agent pay interest, to the extent permitted by applicable law, on such defaulted amount from the date on which the Agent first notifies such Borrower that it will be required to pay interest pursuant to this Section on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) equal to the Alternate Base Rate plus 2%.

                 SECTION 2.10.  Alternate Rate of Interest.  In the event, and
                                ---------------------------
on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the LIBO Reference Lenders shall have determined and communicated to the Agent that dollar deposits in the principal amounts of the Eurodollar Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the LIBO Rate, the Agent shall, as soon as practicable thereafter, give written or telex notice of such determination to the Borrowers and the Lenders. In the event of any such determination, until the Agent shall have advised the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any request by any Borrower for a Competitive Borrowing pursuant to Section 2.03 shall be of no force and effect and shall be denied by the Agent and (ii) any request by any Borrower for a Eurodollar Borrowing pursuant to Section 2.04 shall be deemed to be a request for (A) an ABR Borrowing having an Interest Period of five days' duration and (B) a refinancing of such ABR Borrowing with an ABR Borrowing or a CD Borrowing, as such Borrower shall elect by notice to the Agent not later than 11:00 a.m., New York City time, one Business Day before such refinancing, comprised of Loans having an Interest Period that is, when added to the Interest Period for the ABR Borrowing being refinanced, equal to (in the case of an ABR Borrowing) or as close as possible to (in the case of a CD Borrowing) the Interest Period requested by such Borrower in connection with such Eurodollar Borrowing. The parties hereto shall have the same rights and obligations in respect of a deemed request for a CD Borrowing pursuant to this Section and the CD Loans made pursuant thereto, and the Commitments shall be utilized by such CD Loans, as if such Borrowing were a Standby Borrowing requested, and such Loans were Standby Loans made, pursuant to Section 2.04. Each determination by the LIBO Reference Lenders hereunder shall be conclusive absent manifest error.

                 SECTION 2.11.  Termination and Reduction of Commitments.  (a)
                                -----------------------------------------
Any Commitment that has not been terminated prior to the Maturity Date shall be automatically terminated on the Maturity Date.

                 (b) Except as provided in Section 2.20 hereof, upon at least 5 Business Days' prior irrevocable written or telex notice to the Agent, JCPenney may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that each partial reduction of the Total Commitment shall be in an integral multiple of $5,000,000 and in a minimum principal amount of $25,000,000 or, if less, the Total Commitment then in effect.

                 (c) Except as provided in Section 2.20, each reduction in the Total Commitment hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. Subject to Section 9.09, the Borrowers shall pay to the Agent for the account of the Lenders, on the date of each termination or reduction, the Commitment Fees and Facility Fees accrued through the date of such termination or reduction.

                 (d) The Commitment of each Lender shall automatically and permanently terminate on December 16, 1998 (the "Commitment Termination Date"); provided, however, that the Commitment Termination Date with respect to any
- --------  -------
Lender shall not be extended under any circumstances to a date later than the Maturity Date.

                 SECTION 2.12.  Prepayment.  (a)  Each Borrower shall have the
                                -----------
right at any time and from time to time to prepay any Standby Borrowing or any Competitive Borrowing of such Borrower, in whole or in part, subject to the requirements of Section 2.15 but otherwise without premium or penalty, upon giving written or telex notice (or telephone notice promptly confirmed by written or telex notice) to the Agent before 10:00 a.m., New York City time, one Business Day prior to such prepayment; provided, however, that each partial
                                           --------  -------
prepayment shall be in an amount which is an integral multiple of $5,000,000 and not less than $25,000,000.

                 (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.11, the Borrowers shall pay or prepay so much of the Standby Borrowings as shall be necessary in order that the aggregate principal amount of the Standby Loans outstanding will not exceed the Total Commitment after giving effect to such termination or reduction.

                 (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower giving such notice to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section 2.15 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

                 SECTION 2.13.  Reserve Requirements; Change in Circumstances.
                                ----------------------------------------------
Subject to the procedures and limitations of Section 2.20:

                 (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan, CD Loan or Fixed Rate Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on such Lender by the jurisdiction in which such Lender is organized, has its principal office or maintains its Applicable Lending office for such Loan or by any political subdivision or taxing authority in any such jurisdiction), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender, or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or any Eurodollar Loan, CD Loan or Fixed Rate Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan, CD Loan or Fixed Rate Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender in its reasonable judgment to be material, then such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered will be paid to such Lender in accordance with Section 2.20 (i) if such additional costs or reduction shall relate to a particular Loan, by the Borrower to which such Loan was made and (ii) otherwise, by JCPenney. Notwithstanding the foregoing, no Lender shall be entitled to request compensation under this paragraph with respect to any Loan if it shall have been aware that the change giving rise to such request had been adopted or enacted at the earlier of the time at which the Lender became a party to this Agreement or, with respect to a Competitive Loan, the time of submission of the Competitive Bid pursuant to which such Competitive Loan shall have been made.

                 (b) If the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change after the date hereof in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Applicable Lending Office of such Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) made or issued after the date hereof by any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of this

Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender in its reasonable judgment to be material, then subject to Section 2.20 hereof, from time to time such additional amount or amounts as will compensate such Lender for any such reduction suffered will be paid to such Lender in accordance with Section 2.20
(i) if such reduction shall relate to a particular Loan, by the Borrower to which such Loan was made and (ii) otherwise, by JCPenney.

                 SECTION 2.14.  Change in Legality.  (a)  Notwithstanding any
                                -------------------
other provision herein, if any change after the Closing Date in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrowers and to the Agent, such Lender may:

                 (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon such Lender shall not submit a Competitive Bid in response to a request for Competitive Loans and any request by any Borrower for a Standby Borrowing comprised of Eurodollar Loans shall, as to such Lender only, be deemed a request for an ABR Loan or a CD Loan, as such Borrower shall elect by notice to the Agent not later than 11:00 a.m., New York City time, one Business Day before such Borrowing, having an Interest Period equal to (in the case of an ABR Loan) or as close as possible to (in the case of a CD Loan) the Interest Period applicable to such Eurodollar Loans unless such declaration shall be subsequently withdrawn; and

                 (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans or to CD Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans or, if JCPenney shall so notify the Agent on the date of such conversion and the Agent shall have determined that the Adjusted CD Rate can be determined for the Interest Period in question, to CD Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans or CD Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans. The parties hereto shall have the same rights and obligations in respect of a deemed request for a CD Loan pursuant to clause (i) above and any CD Loan made pursuant to paragraph (a) above, and the Commitments shall be utilized by any such CD Loan, as if such CD Loan were a Standby Loan requested and made pursuant to Section 2.04.

                 (b) For purposes of this Section 2.14, a notice to the Borrowers by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrowers (in which case the ABR Loan or CD Loan resulting from the conversion of such Eurodollar Loan pursuant to clause (ii) of paragraph (a) above shall have an Interest Period equal to (in the case of an ABR Loan) or as close as possible to (in the case of a CD Loan) the Interest Period applicable to such Eurodollar Loan).

                 SECTION 2.15.  Indemnity.  Each Borrower agrees to indemnify
                                ----------
the Agent and each Lender against any reasonable out- of-pocket loss or expense which the Agent and/or such Lender may sustain or incur as a consequence of (a) any failure by such Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by such Borrower to borrow or to refinance or continue any Loan hereunder after irrevocable notice of such borrowing, refinancing or continuation has been given pursuant to Section 2.03 or 2.04, (c) any payment, prepayment or conversion of a Eurodollar Loan, CD Loan or Fixed Rate Loan made to such Borrower that is required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto or (d) any default in payment or prepayment of the principal amount of any Eurodollar Loan, CD Loan or Fixed Rate Loan made to such Borrower or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise), after the expiration of the applicable grace period, including, in each such case, any reasonable out-of-pocket loss or expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan, CD Loan or Fixed Rate Loan.
Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by the Agent and/or such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed (based on the LIBO Rate or Adjusted CD Rate or, in the case of a Fixed Rate Loan, the fixed rate of interest applicable thereto) for the period from the date of such payment, prepayment or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined in good faith by the Agent and/or such Lender) that would be realized by the Agent and/or such Lender in reemploying the funds so paid, prepaid or not borrowed for such period or Interest Period, as the case may be; provided, however, that
                                                        --------  -------
with respect to any Eurodollar Loan or CD Loan for which the corresponding LIBO Rate or Adjusted CD Rate, as the case may be, is available for the period or Interest Period in question, the amount of interest realized in reemploying such funds shall be computed at such LIBO Rate or Adjusted CD Rate, as the case may be, at the time of the applicable payment, prepayment or failure to borrow. In order to exercise its rights under this Section, the Agent and/or a Lender shall deliver to the appropriate Borrower a certificate setting forth any amount or amounts which the Agent and/or such Lender is entitled to receive pursuant to this Section. Such Borrower shall have a 30-Business Day period following the receipt of such certificate (if such Borrower in good faith disagrees with the assertion that any payment under such section is due or with the amount shown as due on such certificate and so notifies the Agent and/or such Lender of such disagreement within 10 Business Days following receipt of such certificate) to negotiate with the Agent and/or such Lender, which negotiations shall be conducted by the respective parties in good faith, and to agree upon another amount that will adequately compensate the Agent and/or such Lender, it being expressly understood that if such Borrower does not provide the required notice of its disagreement as provided above, such Borrower shall pay the amount shown as due on the certificate on the tenth Business Day following receipt thereof and further if such Borrower does provide such required notice, and negotiations are entered into but do not result in agreement by such

Borrower and the Agent and/or such Lender within the 30-Business Day period, then such Borrower shall pay the amount shown as due on the certificate on the last day of such period.

                 SECTION 2.16.  Pro Rata Treatment.  Except as required under
                                -------------------
Sections 2.14 and 2.20(b), each Standby Borrowing, each payment or prepayment of principal of any Standby Borrowing, each payment of interest on the Standby Loans, each payment of the Facility Fees and Commitment Fees, each reduction of the Commitments and each refinancing of any Borrowing with a Standby Borrowing of any Type, shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Standby Loans). Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining the available Commitments of the Lenders at any time, each outstanding Competitive Borrowing shall be deemed to utilize the Commitments of each of the Lenders pro rata in accordance with their respective Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

                 SECTION 2.17.  Sharing of Setoffs.  Each Lender agrees that if
                                -------------------
it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Standby Loan or Loans as a result of which the unpaid principal portion of its Standby Loans shall be proportionately less than the unpaid principal portion of the Standby Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Standby Loans of such other Lender, so that the aggregate unpaid principal amount of the Standby Loans and participations in the Standby Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Standby Loans then outstanding as the principal amount of its Standby Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Standby Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided,
                                                                  --------
however, that, if any such purchase or purchases     or    adjustments shall be
- -------
made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrowers expressly consent to the foregoing arrangements and agree that, subject to Section 9.06, any Lender holding a participation in a Standby Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by any Borrowers to such Lender by reason thereof as fully as if such Lender had made a Standby Loan directly to the Borrower in the amount of such participation.

                 SECTION 2.18.  Payments.  (a)  Each Borrower shall make each
                                ---------
payment (including principal of or interest on any Borrowing or any Fees or other amounts) required to be made by it hereunder not later than 12:00 (noon), New York City time (11:00 a.m., New York City time, in the case of any payment to be made to the Agent), on the date when due in dollars to the Agent at account number 006-035280 (ref: JCPenney) maintained by the Agent with Chemical Bank, 270 Park Avenue, New York, New York 10017, in each case in immediately available funds.

                 (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

                 SECTION 2.19.  Taxes.  (a)  If any Borrower shall be required
                                ------
by reason of any change occurring after the date of this Agreement in applicable law or regulation or tax treaty or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having force of law) (a "Change of Law") to deduct any Taxes from or in respect of any sum payable by it hereunder to any Lender or to the Agent, then except as otherwise provided in this Section 2.19 and subject to Section 2.20, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19) such Lender or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

                 (b) In addition, the Borrowers agree, jointly and severally, to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes") other than any Other Taxes imposed upon any assignment or participation of a Lender's rights, interests and obligations hereunder; provided, however, that the amount the Borrowers shall be required to pay to a particular Lender in respect of Other Taxes shall not exceed 1% of the aggregate amount of the Loans or, if applicable, the Commitment of such Lender on which such Other Taxes are imposed and provided further, however, that if a Lender is actually aware of the application of any Other Tax to any such payment, execution, delivery or registration, such Lender shall promptly notify the Borrowers of such Other Tax and the Borrowers shall thereafter have the benefit of the provisions of
Section 2.20(b).

                 (c) Within 30 days after the date of any payment of Taxes withheld by any Borrower in respect of any payment to any Lender or the Agent, such Borrower will furnish to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof or, if such a receipt is not available, a certificate of the treasurer or any assistant treasurer of such Borrower setting forth the amount of such payment and the date on which such payment was made.

                 (d) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.19 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

                 (e) On the date hereof (or, in the case of an entity that becomes a Lender after the date hereof, on the date such entity becomes a Lender) and thereafter as required by applicable law, each Lender that is organized under the laws of a jurisdiction outside the United States shall deliver to JCPenney and the Agent such certificates, documents or other evidence, and any amendments or supplements to such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation
Section 1.1441-1, 1.1441-2, 1.441-4(a) or 1.1441-6(c) or any similar or successor provision, properly completed and duly executed by such Lender (or the Agent) establishing that payments made under this Agreement to such Lender (or to the Agent) are (i) not subject to withholding under the Code because such payments are effectively connected with the conduct by such Lender (or the Agent) of a trade or business in the United States or (ii) totally exempt from United States tax under a provision of an applicable tax treaty. Unless JCPenney and the Agent have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to Taxes or are subject to such Taxes at a rate reduced by an applicable tax treaty, the appropriate Borrower shall withhold Taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender (or to the Agent) organized under the laws of a jurisdiction outside the United States.

                 (f) The Borrowers shall not be required to pay any additional amounts to any Lender (or to the Agent) pursuant to paragraph (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or the Agent) to comply with the provisions of paragraph (e) above unless such failure results from a change occurring after the date of this Agreement in applicable law or regulation or tax treaty or in the interpretation or administration thereof by any

Governmental Authority charged with the interpretation or administration thereof (whether or not having force of law).

                 (g) The Borrowers shall not be liable under this Section 2.19 to any Lender or to the Agent that has changed the location of its principal office or any of its Applicable Lending Offices after the date (the "Relevant Date") on which it first becomes a party to this Agreement (a "Change in Location") for any Taxes that would have not been imposed but for a Change of Law enacted, promulgated or effective before the Relevant Date, but only to the extent such Taxes exceed the amount the Borrowers were required to pay such Lender or the Agent pursuant to this Section 2.19 immediately prior to such Change in Location.

                 (h) If any Lender or the Agent shall become aware that it is entitled to receive a refund in respect of Taxes indemnified and paid by the Borrower, such Lender or the Agent shall promptly notify the Borrowers of the availability of such refund and shall, within 30 days after receipt of a request by JCPenney, apply for such refund at JCPenney's expense. If any Lender or the Agent receives a refund in respect of any Taxes for which such Lender or the Agent has received payment from any Borrower hereunder, it shall within 30 days after receipt thereof repay the lesser of such refund and the amount paid by the Borrowers with respect to such Taxes to the appropriate Borrower, in each case net of all reasonable out-of-pocket expenses of such Lender or the Agent and with interest received by such Lender or the Agent from the relevant taxing authority attributable to such refund; provided, however, that such Borrower, upon the request of such Lender or the Agent, agrees to return such refund (plus interest, penalties or other charges) to such Lender or the Agent in the event such Lender or the Agent is required to repay such refund to any Governmental Authority.

                 (i) Each Lender and the Agent severally (but not jointly) represents and warrants to the Borrowers that, as of the date such person becomes a party to this Agreement, payments made by the Borrowers to such Lender or to the Agent in connection with the Agreement are effectively connected with the conduct by such Lender or the Agent of a trade or business in the United States.

                 SECTION 2.20.  Mitigation; Duties of Lenders and Agent.  (a)
                                ----------------------------------------
If, with respect to any Lender or the Agent, an event or circumstance occurs that would entitle such Lender or the Agent to exercise any of the rights or benefits afforded by Section 2.13 or 2.19(a), such Lender or the Agent, promptly upon becoming aware of the same, shall take all steps as may be reasonably available (including, as may be applicable, designating a different Applicable Lending Office, making the affected Type of Loan through an Affiliate, or furnishing the proper certificates under any applicable tax laws, tax treaties, conventions, and governmental regulations to the extent that such certificates are legally available to such Lender or to the Agent) to eliminate or mitigate the effects of any event resulting in the ability of such Lender or the Agent to exercise rights under any of such Sections; provided, however, that, no Lender or the
                                   --------  -------
Agent shall be under any obligation to take any step that, in its reasonable judgment, would (i) result in its incurring Additional Costs or taxes in performing its obligations hereunder unless the Borrowers have expressly agreed to reimburse it therefor or (ii) be materially disadvantageous to such Lender or to the Agent. Within 60 days after the occurrence of any event giving rise to any rights or benefits provided by Sections 2.13 and 2.19(a) in favor of any Lender or the Agent, such Lender or the Agent (i) will notify the Borrowers of such event or circumstance and (ii) provide the Borrowers with a certificate setting forth in reasonable detail (x) the event or circumstance giving rise to any benefit under Sections 2.13 and 2.19(a), (y) the effective date of, and the time period during which, compensation for any Additional Costs or Taxes are being claimed and (z) the determination of amount or amounts claimed thereby and detailed calculations with respect thereto; provided, however, that if such
                                                --------  -------
Lender or the Agent does not give the Borrowers such notice and certificate within the 60-day period set forth in this sentence, the Borrowers shall be required to indemnify such Lender or the Agent only for such Additional Costs and Taxes as are attributable to the period from and after the first date as of which such notice and certificate have been received by the Borrowers. Such Lender or the Agent shall notify the Borrowers of any change in circumstances with respect to the event specified in the above-described notice and certificate as promptly as practicable after such Lender or the Agent obtains knowledge thereof. Such certificate shall be conclusive absent manifest error. Notwithstanding the foregoing, no Lender or Agent shall deliver the notice and certificate described in this paragraph (a) to the Borrowers in respect of any Additional Costs or Taxes unless it is then the general policy of such Lender or the Agent to pursue similar rights and remedies in similar circumstances under comparable provisions of other credit agreements.

                 (b) With respect to Sections 2.13 and 2.19, the Borrowers shall have the right, should any Lender request any compensation or indemnity thereunder, to (i) unless an Event of Default shall have occurred and be continuing, (A) promptly terminate such Lender's Commitment by irrevocable written or telex notice of such termination to such Lender and the Agent without the necessity of complying with Sections 2.11(b) and (c) hereof, (B) reduce the Total Commitments by the amount of such Lender's Commitment, and (C) pay or prepay in immediately available funds all Loans made by such Lender hereunder, together with accrued and unpaid interest thereon and all other amounts owed to such Lender hereunder, including under Section 2.15 in connection with any such prepayment or (ii) require such Lender to assign its Commitment, without recourse to or representation or warranty by such Lender, to another Lender or assignee acceptable to the Borrowers and with the consent of the Agent, which consent shall not be unreasonably withheld; provided,
                                                                 --------
however, that (x) such assignment shall not conflict with any statute, law,
- -------
rule, regulation, order or decree of any Governmental Authority and (y) the assigning Lender shall have received from the Borrowers and/or such assignee full payment in immediately available funds of the principal of and interest accrued to the date of such payment on the Loans made by it hereunder to the extent that such Loans are subject to such assignment and all other amounts owed to it hereunder. The Borrowers shall have the right, should the Agent request any compensation or indemnity under such Sections, to require the Agent to assign its rights and obligations hereunder to a successor Agent with the consent of the Required Lenders, which consent shall not be unreasonably withheld.

                 (c) With respect to Sections 2.13 or 2.19 (i) other than with respect to Section 2.19(b), no Lender or Agent shall be entitled to exercise any right or benefit afforded thereby and no Borrower shall be obligated to reimburse any Lender or the Agent pursuant to such Sections unless (x) such Lender or the Agent has delivered to the Borrowers in accordance with Section
9.01 the notice and the certificate described in Section 2.20(a) hereof and (y) the affected Borrower has had a 30-Business Day period following the receipt of such notice and certificate (if such Borrower in good faith disagrees with the assertion that any payment under such Sections is due or with the amount shown as due on such certificate and so notifies the Lender or the Agent of such disagreement within 10 Business Days following receipt of the notice and certificate) to negotiate with the requesting Lender or the Agent, which negotiations shall be conducted by the respective parties in good faith, and to agree upon another amount that will adequately compensate such Lender or the Agent, it being expressly understood that if such Borrower does not provide the required notice of its disagreement as provided above, such Borrower shall pay the amount shown as due on the certificate on the tenth Business Day following receipt thereof and further if such Borrower does provide such required notice, and negotiations are entered into but do not result in agreement by such Borrower and such Lender or the Agent within the 30-Business Day period, then such Borrower shall pay the amount shown as due on the certificate on the last day of such period, but in either event not earlier than the date as of which the relevant Additional Costs or Taxes are incurred, (ii) other than with respect to Other Taxes, unless the appropriate notice and certificate are delivered to the Borrowers within the 60-day period described in Section 2.20(a), the Borrowers shall be liable only for Additional Costs, Taxes or amounts required to be paid which are attributable to the period from and after the date such notice and certificate have been received by the Borrowers, (iii) the Borrowers' liability for any amounts incurred as a result of any change in Applicable Lending Office shall be limited as set forth in Section 2.02(e),
(iv) in no event shall the Borrowers be liable for any taxes (other than other Taxes) that would not have been imposed but for a connection between such Lender or the Agent (other than by reason of the activities contemplated by this Agreement) and the relevant taxing jurisdiction, (v) each Lender or the Agent shall in good faith allocate all Additional Costs, Taxes, and payments required to be made fairly among all its commitments and credit extensions (whether or not it seeks compensation from all affected borrowers), (vi) no Lender or Agent shall be entitled to exercise any right or benefit afforded hereby or receive any payment otherwise due under Sections 2.13 or 2.19 (including without limitation, any repayment by a Borrower of any refund of Taxes pursuant to Section 2.19(h)) which arises from any gross negligence, fraud or wilful misconduct of any Lender or the Agent, or the failure of such Lender or the Agent to comply with the terms of this Agreement, (vii) if a Lender or the Agent shall have recouped any amount or received any offsetting tax benefit (other than a refund of Taxes as described in Section 2.19(h)) or reserve or capital benefits theretofore paid to it by such Borrower, such Lender or the Agent shall promptly pay to such Borrower an amount equal to the amount of the recoupment received by such Lender or the Agent reduced by any reasonable out-of-pocket expenses of such Lender or the Agent attributable to such recoupment, as determined in good faith by such Lender or the Agent, and (viii) the liability of either Borrower to any Lender or the Agent with respect to any taxes shall be reduced to the extent that such Lender or the Agent receives an offsetting tax benefit (or could have received such a benefit by taking reasonable measures to receive
it); provided, however, that there shall not be any reductions pursuant to this
     --------  -------
clause (viii) with respect to any tax benefit (x) the existence of which such Lender or the Agent is unaware, (y) the claiming of which would result in any cost or tax to such Lender or the Agent (unless such Borrower shall have agreed to pay its reasonably allocable portion of such cost or tax) and (z) unless such Borrower shall agree to indemnify the Lender or the Agent to the extent any tax benefit taken into account under this clause (viii) is thereafter lost or becomes unavailable.

                 (d) In addition to their obligations under Section 2.19 hereof, each of the Lenders and the Agent hereby agree to execute and deliver, and to make any required filings of, all certificates, agreements, documents, reports, statements and other instruments as are reasonably necessary to effectuate the purposes of this Section 2.20 and Sections 2.13 and 2.19. The Borrowers agree, jointly and severally, to pay all filing fees incurred by any Lender or the Agent in performing its obligations under this Section 2.20.


ARTICLE III.  REPRESENTATIONS AND WARRANTIES

                 The Borrowers represent and warrant to each of the Lenders that:

                 SECTION 3.01.  Organization; Powers.  Each of the Borrowers
                                --------------------
and the Restricted Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (d) in the case of each Borrower, has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and each other agreement or instrument contemplated hereby to which it is or will be a party and to borrow hereunder.

                 SECTION 3.02.  Authorization.  The execution, delivery and
                                -------------
performance by each Borrower of this Agreement and the borrowings hereunder (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any applicable provision of law, statute, material rule or material regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of JCPenney, Funding or any Restricted Subsidiary, (B) any applicable material order of any Governmental Authority or
(C) any provision of any indenture, agreement or other instrument to which JCPenney, Funding or any Restricted Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or
(iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by JCPenney, Funding or any Restricted Subsidiary.

                 SECTION 3.03.  Enforceability.  This Agreement has been duly
                                --------------
executed and delivered by each Borrower and constitutes a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or similar laws relating to or affecting creditors' rights generally and (b) general principles of equity.

                 SECTION 3.04.  Governmental Approvals.  No action, consent or
                                ----------------------
approval of, registration or filing with, or any other action by, any Governmental Authority is or will be required in connection with the Transactions, except (a) such as have been made or obtained and are in full force and effect or as to which the failure to be made or obtained and in full force and effect would not result in a Material Adverse Effect and (b) such periodic and current reports, if any, as (i) are required to disclose the Transactions and

(ii) will be filed with the SEC on a timely basis.

                 SECTION 3.05.  Financial Statements.  Each of JCPenney and
                                --------------------
Funding has heretofore furnished to the Lenders its consolidated balance sheets and related consolidated statements of income and cash flows (a) as of and for the fiscal year ended January 30, 1993, audited by and accompanied by the opinion of KPMG Peat Marwick, independent public accountants, and (b) as of and for the fiscal quarter and the portion of the fiscal year ended October 30, 1993, as filed by JCPenney or Funding, as the case may be, with the SEC on Form 10-Q in respect of such fiscal quarter. Such financial statements fairly present the financial position, results of operations and cash flows of JCPenney and its Subsidiaries, or of Funding and its Subsidiaries, as the case may be, in accordance with GAAP, subject, in the case of the financial statements referred to in clause (b) above, to normal year-end audit adjustments.

                 SECTION 3.06.  No Material Adverse Change.  Except as
                                --------------------------
previously disclosed to the Lenders in writing, as of the Closing Date, there has been no material adverse change in the business, assets, operations or financial condition of JCPenney, Funding or JCPenney and the Restricted Subsidiaries taken as a whole since January 30, 1993.

                 SECTION 3.07.  Title to Properties; Possession Under Leases.
                                --------------------------------------------
(a) Each of the Borrowers and the Restricted Subsidiaries has good and marketable title to all its Principal Properties, except for minor defects in title and other restrictions that do not interfere with its ability to conduct its business as currently conducted or to utilize such Principal Properties for their intended purposes. All the Principal Properties are free and clear of Liens, other than Liens expressly permitted by Section 6.01.

                 (b) Each of the Borrowers and the Restricted Subsidiaries has valid leasehold interests in all the material properties that it purports to hold under lease, except for restrictions that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. Each of the Borrowers and the Restricted Subsidiaries has complied with all material obligations under all material leases to which it is a party and all such leases are in full force and effect, except in each case for provisions of such leases that are being contested in good faith in the ordinary course of the Borrower's business.
Each of the

Borrowers and the Restricted Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

                 SECTION 3.08.  Restricted Subsidiaries.  Schedule 3.08 sets
                                -----------------------
forth as of the date hereof a list of all the Restricted Subsidiaries and the percentage ownership interest of JCPenney therein. JCPenney owns, free and clear of all Liens, all the issued and outstanding shares of the capital stock of Funding, and all such outstanding shares are validly issued, fully paid and nonassessable.

                 SECTION 3.09.  Litigation; Compliance with Laws. (a)  Except
                                --------------------------------
as set forth in Schedule 3.09 or as subsequently disclosed in writing to the Lenders, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of any Borrower, threatened against or affecting JCPenney or Funding or any Restricted Subsidiary or any business, property or rights of any such person (i) which involve this Agreement or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect.

                 (b) None of the Borrowers or the Restricted Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would result in a Material Adverse Effect.

                 SECTION 3.10.  Agreements.  (a)  None of the Borrowers or the
                                ----------
Restricted Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or would result in a Material Adverse Effect.

                 (b) None of the Borrowers or the Restricted Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing indebtedness for money borrowed, or any other material agreement or instrument to which it is a party or by which it or any of its material properties or material assets are bound, where such default would result in a Material Adverse Effect.

                 SECTION 3.11.  Federal Reserve Regulations.  (a)  None of the
                                ---------------------------
Borrowers or the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                 (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately,
(i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, U or X.

                 SECTION 3.12.  Investment Company Act; Public Utility Holding
                                ----------------------------------------------
Company Act.  None of the Borrowers is (a) an "investment company" as defined
- -----------
in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                 SECTION 3.13.  Use of Proceeds.  The Borrowers will use the
                                ---------------
proceeds of the Loans only for the purposes specified in the preamble to this Agreement.

                 SECTION 3.14.  Tax Returns.  Each of the Borrowers and the
                                -----------
Restricted Subsidiaries has filed or caused to be filed all Federal, state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the appropriate Borrower or Restricted Subsidiary shall have set aside on its books adequate reserves.

                 SECTION 3.15.  No Material Misstatements.  No information,
                                -------------------------
report, financial statement, exhibit or schedule furnished by or on behalf of any Borrower to the Agent or any Lender in connection with the negotiation of this Agreement or included herein or delivered pursuant hereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

                 SECTION 3.16.  Employee Benefit Plans.  During the immediately
                                ----------------------
preceding six-year period with respect to the

Plans, there were no: (a) violations known to the Borrowers of ERISA, or (b) Reportable Events (other than a Reportable Event for which the PBGC has waived the 30-day notice requirement of Section 4043(a) of ERISA), that would, individually or in the aggregate, result in a Material Adverse Effect. The present value of all benefit liabilities under each Plan (based on the assumptions used to fund such Plan) does not exceed the value of the assets of such Plan. None of the Borrowers or the ERISA Affiliates has made contributions to any Multiemployer Plan within the past five years, and such contributions are not now being made or expected to be required.

                 SECTION 3.17.  Support Agreements.  The Support Agreements
                                ------------------
have been duly executed and delivered by JCPenney and, where applicable, Funding and, as of the Closing Date, are in full force and effect in accordance with their terms. A complete and correct copy of each Support Agreement as in effect on the Closing Date has previously been furnished to each Lender and to the Agent.


ARTICLE IV.  CONDITIONS OF LENDING

                 The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

                 SECTION 4.01.  All Borrowings.  Subject to the provisions of
                                --------------
the last sentence of this Section 4.01, on the date of each Borrowing:

                 (a) The Agent shall have received such notice of such Borrowing as is required by Section 2.03 or Section 2.04, as applicable.

                 (b) The representations and warranties set forth in Article III hereof (except, in the case of all Borrowings hereunder, the representation set forth in Section 3.06) shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                 (c) At the time of and immediately after such Borrowing, no Event of Default or Default shall have occurred and be continuing.

Each Borrowing (other than any new Borrowing described in the last sentence of this Section 4.01) shall be deemed to constitute a representation and warranty by the Borrowers on the date of such Borrowing as to the matters specified in paragraphs (b) and (c) of this Section 4.01. Notwithstanding the other provisions of this Section 4.01, the refinancing of any Borrowing with a new Borrowing that does not increase the outstanding aggregate principal amount of the Loans of any Lender shall not be subject to the satisfaction of any of the foregoing conditions.

                 SECTION 4.02.  First Borrowing.  On or prior to the first
                                ---------------
Borrowing hereunder:

                 (a) The Agent shall have received a favorable written opinion of Charles R. Lotter, General Counsel for the Borrowers, dated not later than the date of such first Borrowing and not earlier than the Closing Date and addressed to the Lenders, to the effect set forth in Exhibit B hereto, and the Borrowers hereby instruct such counsel to deliver such opinion to the Agent.

                 (b) The Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Borrower, certified as of a date not later than the date of such first Borrowing and not earlier than seven days prior to the Closing Date by the Secretary of State of the state of its organization, and a certificate as to the good standing of such Borrower as of a date not later than the date of such first Borrowing and not earlier than the Closing Date, from such Secretary of State;
         (ii) a certificate of the Secretary or Assistant Secretary of each Borrower dated the date of the Standby Borrowing Request or the Competitive Bid Request relating to such first Borrowing, as the case may be, and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Borrower as in effect on such date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Borrower authorizing the execution, delivery and performance of this Agreement and the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Borrower have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and signature of each officer executing this Agreement or any document delivered in connection herewith on behalf of such Borrower; and (iii) a certificate of another officer of each Borrower as to the incumbency and specimen signature of the Secretary or Assistant Secretary of such Borrower executing the certificate pursuant to (ii) above.

                 (c) The Agent shall have received an Officer's Certificate, dated the date of the Standby Borrowing Request or the Competitive Bid Request relating to such first Borrowing, as the case may be, and signed by at least one Responsible officer of each Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

                 (d) The Agent shall have received all Fees and other amounts due and payable to it (whether for its own account or for the account of the Lenders) on or prior to the date of such first Borrowing.

                 (e) The International Revolving Credit Agreement dated as of June 8, 1992, among JCPenney, Funding, Credit Suisse First Boston Limited as Administrative Agent and as Arranger, Union Bank of Switzerland, New York Branch, as Swingline Agent and certain other financial institutions, shall have been terminated as of the Closing Date and all amounts outstanding thereunder shall have been paid.


ARTICLE V.  AFFIRMATIVE COVENANTS

          The Borrowers covenant and agree with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under this Agreement shall be unpaid, unless the Required Lenders shall otherwise consent in writing, each of the Borrowers will, and will cause each of the Restricted Subsidiaries to:

          SECTION 5.01.  Existence; Businesses and Properties.  (a)  Do or
                         ------------------------------------
cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as would not cause a Default under Section
6.04 or otherwise cause an Event of Default under this Agreement.

                 (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted; except in each case where the failure to do so would not result in a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided, however,
                                                             --------  -------
that nothing in this paragraph (b) shall prevent any Borrower or Restricted Subsidiary from discontinuing the operation and maintenance of any of its properties no longer deemed useful in the conduct of its business.

                 SECTION 5.02.  Insurance.  Maintain insurance and/or self
                                ---------
insurance programs in force that adequately protect the Principal Properties and the public liability exposures of the Borrowers, as may be required by law, and as is customary with companies in the same or similar businesses or of the same general financial net worth.

                 SECTION 5.03.  Obligations and Taxes.  Pay and discharge
                                ---------------------
promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its properties, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any material part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings and (b) the applicable Borrower has made appropriate reserves therefor as required by GAAP.

                 SECTION 5.04.  Financial Statements, Reports, etc.  In the
                                ----------------------------------
case of the Borrowers, furnish to the Agent for distribution to the Lenders:

                 (a) as soon as available and in any event within 120 days after the end of each fiscal year, a copy of the reports filed by each of JCPenney and Funding with the SEC on Form 10-K in respect of such fiscal year, accompanied by JCPenney's annual report in respect of such fiscal year or, if either of JCPenney or Funding is not required to file such a report in respect of such fiscal year, the consolidated balance sheets and related consolidated statements of income and cash flows of JCPenney and its Subsidiaries, or of Funding and its Subsidiaries, as the case may be, as of the close of such fiscal year, all audited by KPMG Peat Marwick or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall be in scope and substance reasonably satisfactory to the Required Lenders) to the effect that such consolidated financial statements fairly present the financial position, results of operations and cash flows of JCPenney and its Subsidiaries or of Funding and its Subsidiaries, as the case may be, in accordance with GAAP;

                 (b) as soon as available and in any event within 60 days after the end of each of the first three quarterly periods of each fiscal year, a copy of the quarterly reports filed by each of JCPenney and Funding with the SEC on Form 10-Q in respect of such quarterly period, or if either of JCPenney or Funding is not required to file such a report in respect of such quarterly period, the consolidated balance sheets and related consolidated statements of income and cash flows of JCPenney and its Subsidiaries, or of Funding and its Subsidiaries, as the case may be, as of the close of such fiscal quarter, certified by its chief financial officer, treasurer or controller as fairly presenting the financial position, results of operations and cash flows of JCPenney and its Subsidiaries or of Funding and its Subsidiaries, as the case may be, in accordance with GAAP, subject to normal year-end audit adjustments;

                 (c) concurrently with any delivery of financial statements by JCPenney or Funding under (a) above (whether contained in a report filed with the SEC or otherwise), a certificate of its chief financial officer, president, treasurer or controller (i) stating that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) with respect to JCPenney, setting forth computations in reasonable detail demonstrating compliance with the covenant contained in Section 6.02;

                 (d) promptly after the same become publicly available, copies of all documents and reports that any Borrower may be required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or with any Governmental Authority succeeding to any of or all the functions of the SEC;

                 (e) promptly after the execution and delivery thereof by the parties thereto, copies of all agreements and other instruments that have the effect of amending, modifying or waiving any provision of a Support Agreement; and

                 (f) promptly, from time to time, such other documents and information regarding the operations, business affairs and financial condition of any Borrower or Restricted Subsidiary, or compliance with the terms of this Agreement, as the Agent or any Lender may reasonably request.

                 SECTION 5.05.  Litigation and Other Notices.  Furnish to the
                                ----------------------------
Agent prompt written notice of the following promptly after becoming aware thereof:

                 (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

                 (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against any Borrower or Restricted

         Subsidiary which, if adversely determined, would result in a Material Adverse Effect; and

                 (c) any development that has resulted in, or would result in, a Material Adverse Effect.

                 SECTION 5.06.  ERISA.  (a)  Comply in all material respects
                                -----
with the applicable provisions of ERISA and (b) furnish to the Agent and each Lender (i) as soon as possible, and in any event within 30 days after any Responsible Officer of any Borrower or ERISA Affiliate either knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Events could reasonably be expected to result in liability of the Borrowers and/or the Restricted Subsidiaries to the PBGC in an aggregate amount exceeding $200,000,000, a statement of a Responsible Officer of JCPenney setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice that any Borrower or ERISA Affiliate receives from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the
Code) or to appoint a trustee to administer any Plan or Plans and (iii) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Responsible Officer of JCPenney setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC. Any failure to comply with applicable provisions of ERISA shall not be deemed to be material, unless such failure or failures would result in a Material Adverse Effect.

                 SECTION 5.07.  Maintaining Records; Access to Properties and
                                ---------------------------------------------
Inspections.  Maintain all financial records in accordance with GAAP and permit
- -----------
any representatives designated by any Lender to (a) visit and inspect the financial records and the Principal Properties of any Borrower or Restricted Subsidiary during business hours upon reasonable notice, (b) make extracts from and copies of such financial records, (c) discuss the affairs, finances and condition of any Borrower or Restricted Subsidiary with the chief financial officer, treasurer or any assistant treasurer of any Borrower or Restricted Subsidiary and (d) discuss the affairs, finances and condition of any Borrower or Restricted Subsidiary with such person's independent accountants in the presence of any of the chief financial officer, treasurer or any assistant treasurer of such person. No such inspection, discussion or other right granted under this Section 5.07 and exercised by any Lender shall disrupt the normal and ordinary conduct of business of any Borrower or Restricted Subsidiary, and all costs and expenses incurred in connection therewith, shall, prior to the occurrence and continuance of an Event of Default, be borne by the Lender exercising such right.

                 SECTION 5.08.  Use of Proceeds.  Use the proceeds of the Loans
                                ---------------
only for the purposes set forth in the preamble to this Agreement.

                 SECTION 5.09.  Pari-Passu.  Ensure that (a) the payment
                                ----------
obligations of any Borrower under this Agreement will at all times rank at least equally and ratably in all respects with the claims of any other unsecured creditor of such Borrower and (b) the proceeds of any Loan made to Funding will be used for the purpose of making either (i) Investments of the type referred to in clause (v) of Section 6.06(c) or (ii) loans to JCPenney constituting senior unsecured indebtedness of JCPenney, and not for any other purpose.

                 SECTION 5.10.  Support Agreements.  Ensure that (a) each
                                ------------------
Support Agreement remains in full force and effect in accordance with its terms and (b) no amendment or modification is made to any Support Agreement or any of the terms thereof, and no waiver is given or agreed to be given by or on behalf of Funding with respect to any of its rights under any Support Agreement, which would have a Material Adverse Effect.


ARTICLE VI.  NEGATIVE COVENANTS

                 Each Borrower covenants and agrees with each Lender and the Agent, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any

Fees or any other expenses or amounts payable under this Agreement shall be unpaid, unless the Required Lenders shall otherwise consent in writing, as follows:

                 SECTION 6.01.  Limitation on Liens--JCPenney.  JCPenney will
                                -----------------------------
not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (referred to in this Section 6.01 as "indebtedness") secured by any Lien upon any Principal Property, or shares of capital stock or evidences of indebtedness for money borrowed issued by any Restricted Subsidiary and owned by JCPenney or any Restricted Subsidiary, whether owned on the Closing Date or thereafter acquired, without making effective provision whereby the Loans made to JCPenney are secured by such Lien equally and ratably with any and all other indebtedness thereby secured, so long as such indebtedness shall be so secured; provided, however, that the
                                               --------  -------
foregoing restriction shall not apply to indebtedness secured by any of the following:

                 (i) Liens on any property existing at the time of acquisition thereof by JCPenney or any Restricted Subsidiary;

                 (ii) Liens on property of a corporation existing at the time such corporation is merged into or consolidated with JCPenney or any Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation (or a division thereof) as an entirety or substantially as an entirety to JCPenney or any Restricted Subsidiary,provided that such Lien as a result of such merger, consolidation, sale, lease or other disposition is not extended to property owned by JCPenney or such Restricted Subsidiary immediately prior thereto;

                 (iii) Liens on property of a corporation existing at the time such corporation first becomes a Restricted Subsidiary;

                 (iv) Liens securing indebtedness of a Restricted Subsidiary to JCPenney or to another Restricted Subsidiary;

                 (v) Liens on property to secure all or part of the cost of acquiring, substantially repairing or altering, constructing, developing or substantially improving such property, or to secure indebtedness incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than twelve months after the later of (a) the completion of the acquisition, substantial repair or alteration, construction, development or substantial improvement of such property or (b) the placing in operation of such property or of such property as so substantially repaired or altered, constructed, developed or substantially improved;

                 (vi) Liens securing indebtedness payable on demand or not more than one year after the date as of which the determination is made (excluding any indebtedness renewable or extendable at the option of the debtor for a period or periods ending more than one year after the date as of which such determination is made), which indebtedness in accordance with GAAP would be included among current liabilities; or

                 (vii) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any
         Lien referred to in the foregoing clauses (i) through (vi), inclusive; provided, however, that the principal amount of indebtedness
                    --------  -------
         secured thereby and not otherwise authorized by said clauses (i) through (vi), inclusive, shall not exceed the principal amount of indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement;

                 (viii) Liens arising under workmen's compensation laws, unemployment insurance laws and old age pensions or other social security benefits or other similar laws;

                 (ix) Liens securing the performance of bids, tenders, leases, contracts, statutory obligations, surety and appeal bonds, and other obligations of like nature, incurred in the ordinary course of business;

                 (x) Liens imposed by law, such as carriers', warehouseman's, mechanics', materialmen's and vendors' liens, incurred in good faith in the ordinary course of business with respect to obligations not then delinquent, or that are being contested in good faith by appropriate proceedings for which adequate reserves have been established;

                 (xi) Liens for taxes to the extent nonpayment thereof shall be permitted by Section 5.03 hereof;

                 (xii) Liens incidental to the normal conduct of the business of JCPenney and its Restricted Subsidiaries or the ownership of their property and not securing Funded Indebtedness (including zoning restrictions, easements, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto and with respect to leasehold interests, Liens that are incurred, created, assumed or permitted to exist and arise by, through or under or are asserted by a landlord or owner of the leased property, with or without consent of the lessee) which do not in the aggregate materially impair the value or use of the property used in the business of JCPenney and its Restricted Subsidiaries taken as a whole, or the use of such property for the purpose for which such property is held;

                 (xiii) Liens arising from capitalized lease obligations, such Liens not to extend to any other property of JCPenney;

                 (xiv) Liens in respect of litigation or other similar proceedings in an amount not to exceed $500,000,000 on an aggregate basis (i) the validity of which is being currently contested on a timely basis in good faith by appropriate proceedings (provided that the enforcement of any Liens arising out of such proceedings shall be stayed during such proceedings) and (ii) for which adequate reserves shall have been established;

                 (xv) Liens in respect of leases or subleases granted to other persons in the ordinary course of business and not materially interfering with the conduct of business of JCPenney and its Restricted Subsidiaries;

                 (xvi) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by JCPenney or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of JCPenney and its Restricted Subsidiaries; or

                 (xvii) Liens in favor of customs and revenue authorities arising as a matter of law securing payment of customs duties in connection with the importation of goods.

                 Notwithstanding the provisions of the immediately preceding sentence, JCPenney or any Restricted Subsidiary may issue, assume or guarantee indebtedness secured by Liens which would otherwise be subject to the restrictions of this Section in an aggregate amount which, together with all attributable debt (as defined in Section 5.09(b) of the Indenture) outstanding pursuant to Section 5.09(b) of the Indenture, all Senior Funded Indebtedness outstanding pursuant to the second sentence of Section 6.03(a), the capitalized amount of all capitalized leases referred to in Section 6.05(j), and all indebtedness outstanding pursuant to this sentence, does not exceed 5% of Stockholders' Equity.

                 SECTION 6.02.  Limitations on Senior Funded Indebtedness.
                                -----------------------------------------
JCPenney will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any Senior Funded Indebtedness (otherwise than in connection with any renewal, extension or refunding of Senior Funded Indebtedness which does not, except for any premium or fee payable in connection with such renewal, extension or refunding, increase the unpaid principal amount of Senior Funded Indebtedness outstanding), or sell, transfer or otherwise dispose of any Senior Funded Indebtedness of a Restricted Subsidiary, unless, after giving effect thereto and to the retirement of any Senior Funded Indebtedness to be retired substantially concurrently therewith, Net Tangible Assets shall be at least 200% of Senior Funded Indebtedness of JCPenney and the Restricted Subsidiaries (eliminating intercompany items).

                 SECTION 6.03.  Limitations with Respect to Restricted
                                --------------------------------------
Subsidiaries.  (a)  JCPenney will not permit any Restricted Subsidiary to
- ------------
issue, assume or guarantee any Senior Funded Indebtedness; provided, however,
                                                           --------  -------
that the foregoing restriction shall not apply to any of the following:

                 (i) Senior Funded Indebtedness secured by a Lien permitted under the first sentence of Section 6.01;

                 (ii) Senior Funded Indebtedness of a corporation existing at the time such corporation is merged into or consolidated with a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation (or a division thereof) as an entirety or substantially as an entirety to a Restricted Subsidiary;

                 (iii) Senior Funded Indebtedness of a corporation existing at the time such corporation first becomes a Restricted Subsidiary:

                 (iv) Senior Funded Indebtedness of a Restricted Subsidiary to or held by JCPenney or another Restricted Subsidiary; or

                 (v) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Senior Funded Indebtedness referred to in the foregoing clauses (i) through (iv), inclusive; provided, however, that the principal amount
                                  --------  -------
         or the aggregate preference on involuntary liquidation, as the case may be, of Senior Funded Indebtedness issued pursuant to such extension, renewal or replacement and not otherwise authorized by said clauses
         (i) through (iv), inclusive, shall not exceed the principal amount or the aggregate preference on involuntary liquidation, as the case may be, of the Senior Funded Indebtedness so extended, renewed or replaced, plus any premium or fee payable in connection with any such extension, renewal or replacement.

                 Notwithstanding the provisions of the immediately preceding sentence, any Restricted Subsidiary may issue, assume or guarantee Senior Funded Indebtedness which would otherwise be subject to the restrictions of this Section 6.03(a) in an aggregate amount which, together with all indebtedness outstanding pursuant to the second sentence of Section 6.01, all attributable debt (as defined in Section 5.09(b) of the Indenture) outstanding pursuant to Section 5.09(b) of the Indenture and all Senior Funded Indebtedness of the Restricted Subsidiaries outstanding pursuant to this sentence, does not exceed 5% of Stockholders' Equity.

                 (b) JCPenney will not, and will not permit any Restricted Subsidiary to, (i) sell or transfer (except to JCPenney or a Restricted Subsidiary) any Senior Funded

Indebtedness of a Restricted Subsidiary, except Senior Funded Indebtedness secured by a Lien permitted under the provisions of the first sentence of
Section 6.01 and except to carry out a transaction permitted by Section 6.03(c) or (ii) sell or transfer (except, in each case, to the extent, if any, required to qualify directors of a Restricted Subsidiary under applicable law or to permit any person to maintain his proportionate interest in a Restricted Subsidiary or except to effect dissolution of any such Restricted Subsidiary or to carry out a transaction permitted by Section 6.03(c) or except to JCPenney or a Restricted Subsidiary) any shares of common stock of a Restricted Subsidiary, unless all the common stock of such Restricted Subsidiary at the time owned by JCPenney and the Restricted Subsidiaries shall be sold or transferred at the same time and unless thereafter Net Tangible Assets shall be at least 200% of Senior Funded Indebtedness of JCPenney and the Restricted Subsidiaries (eliminating intercompany items).

                 (c) JCPenney will not permit any Restricted Subsidiary to sell or otherwise dispose of its assets substantially as an entirety or consolidate with or merge into any other corporation, unless the corporation to which such assets shall be sold or otherwise disposed of or which shall be formed by or result from such consolidation or merger shall be JCPenney or any Restricted Subsidiary or unless thereafter Net Tangible Assets shall be at least 200% of Senior Funded Indebtedness of JCPenney and the Restricted Subsidiaries (eliminating intercompany items).

                 SECTION 6.04.  Mergers, Consolidations, Sales of Assets and
                                --------------------------------------------
Acquisitions.  (a)  JCPenney shall not consolidate with or merge into any
- ------------
other corporation or convey or transfer its properties and assets substantially as an entirety to any person, unless:

                 (i) the corporation formed by such consolidation or into which JCPenney is merged or the person which acquires by conveyance or transfer the properties and assets of JCPenney substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an instrument in writing (delivered to the Lenders) the due and punctual payment of the principal and interest, if any, on all the Loans and all other amounts payable by JCPenney under this Agreement and all the rights, interests and other obligations of JCPenney under this Agreement;

                 (ii) immediately after giving effect to such transaction, (x) the representations and warranties set forth in Article III shall be true and correct in all material respects on the date of such transaction with the same effect as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date and (y) no Event of Default or Default shall have occurred and be continuing; and

                 (iii) JCPenney shall have delivered an Officer's Certificate stating that such consolidation, merger, conveyance or transfer and such written instrument comply with this Section 6.04(a).

                 (b) Funding shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any person, except that Funding may merge into JCPenney or a direct or indirect wholly- owned Subsidiary of JCPenney subject to the satisfaction of the following conditions:

                 (i) the corporation formed by such consolidation or into which Funding is merged or the person which acquires by conveyance or transfer the properties and assets of Funding substantially as an entirety shall expressly assume, by an instrument in writing (delivered to the Lenders) the due and punctual payment of the principal and interest, if any, on all the Loans and all other amounts payable by Funding under this Agreement and all the rights, interests and other obligations of Funding under this Agreement;

                 (ii) immediately after giving effect to such transaction, (x) the representations and warranties set forth in Article III shall be true and correct in all material respects on the date of such transaction with the same effect as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date and (y) no Event of Default or Default shall have occurred and be continuing; and

                 (iii) Funding shall have delivered an Officer's Certificate stating that such consolidation, merger, conveyance or transfer and such written instrument comply with this
         Section 6.04(b).

                 SECTION 6.05.  Limitations on Liens--Funding.  Funding will
                                -----------------------------
not, and will not permit any of its Subsidiaries to, create or assume any Lien upon any of the property of Funding or any such Subsidiary, whether now owned or hereafter acquired, in connection with the borrowing of money or the acquisition or construction of property; provided, however, that nothing in this Section 6.05 shall prevent or be deemed to prohibit:

                 (a) Funding or any of its Subsidiaries from acquiring property subject to a Lien existing thereon at the time of acquisition, and assuming the same, or from creating a Lien on property being constructed or acquired to secure a portion of the cost or purchase price thereof, provided, however, that (i) any such Lien shall cover solely fixed assets or other physical properties and (ii) such property is not or shall not thereby become encumbered in an amount in excess of two- thirds of the lesser of the cost and fair value thereof (as determined in good faith by the board of directors of Funding);

                 (b) any Subsidiary of Funding from creating a Lien upon all or any part of its property in favor of Funding or a wholly-owned Subsidiary of Funding to secure indebtedness owed by such Subsidiary to Funding or a wholly-owned Subsidiary;

                 (c) Liens existing on all or any part of the assets of a Subsidiary of Funding at the time it shall become such a Subsidiary;

                 (d) Funding or any of its Subsidiaries from extending, renewing or refunding any Lien permitted by the foregoing provisions of this Section 6.05 upon the same property theretofore subject thereto in connection with the extension, renewal or refunding of the indebtedness secured thereby;

                 (e) Liens arising under workmen's compensation laws, unemployment insurance laws and old age pensions or other social security benefits or other similar laws;

                 (f) Liens securing the performance of bids, tenders, leases, contracts, statutory obligations, surety and appeal bonds, and other obligations of like nature, incurred in the ordinary course of business;

                 (g) Liens imposed by law, such as carriers', warehouseman's, mechanics', materialmen's and vendors' liens, incurred in good faith in the ordinary course of business with respect to obligations not then delinquent, or that are being contested in good faith by appropriate proceedings for which adequate reserves have been established;

                 (h) Liens for taxes to the extent nonpayment thereof shall be permitted by Section 5.03 hereof;

                 (i) Liens incidental to the normal conduct of the business of Funding and its Subsidiaries or the ownership of their property and not securing Funded Indebtedness (including zoning restrictions, easements, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto and with respect to leasehold interests, Liens that are incurred, created, assumed or permitted to exist and arise by, through or under or are asserted by a landlord or owner of the leased property, with or without consent of the lessee) which do not in the aggregate materially impair the value or use of the property used in the business of Funding and its Subsidiaries taken as a whole, or the use of such property for the purpose for which such property is held;

                 (j) Liens arising from capitalized lease obligations, such Liens not to extend to any other property of Funding;

                 (k) Liens in respect of litigation or other similar proceedings in an amount not to exceed $500,000,000 on an aggregate basis (i) the validity of which is being currently contested on a timely basis in good faith by appropriate proceedings (provided that the enforcement of any Liens arising out of such proceedings shall be stayed during such proceedings) and (ii) for which adequate reserves shall have been established;

                 (l) Liens in respect of leases or subleases granted to other persons in the ordinary course of business and not materially interfering with the conduct of business of Funding and its Subsidiaries;

                 (m) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Funding or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of Funding and its Subsidiaries; or

                 (n) Liens in favor of customs and revenue authorities arising as a matter of law securing payment of customs duties in connection with the importation of goods.

                 SECTION 6.06.  Conduct of Funding's Business.  (a)  Funding
                                -----------------------------
will not, and will not permit any Subsidiary of Funding to, engage in any business other than dealing in Receivables and Penney Supplier Receivables, making Investments as permitted by paragraph (c) below, financing the acquisition of Receivables and Penney Supplier Receivables and making of such Investments, and any activities incidental or related to the foregoing. Receivables at any time acquired by Funding and its Subsidiaries from JCPenney and its Subsidiaries, together with Receivables previously acquired from JCPenney and its Subsidiaries and then owned by Funding and its Subsidiaries, shall be reasonably representative of the then outstanding Receivables which have arisen in the business of JCPenney and those Subsidiaries of JCPenney from which such Receivables have been or are being acquired; provided, however, that
                                                        --------  -------
Receivables at any time acquired and owned by Funding and its Subsidiaries may exclude any type or types of Receivables which are sold or assigned by JCPenney and its Subsidiaries to one or more third parties if in the opinion of Funding's board of directors such type or types of Receivables may be serviced more efficiently or economically by any such third party than by JCPenney, Funding or any such Subsidiary.

                 (b) Funding will not, and will not permit any of its subsidiaries to, make any loan or advance to JCPenney or any Subsidiary of JCPenney (other than Funding or a Subsidiary of Funding) except on a basis which in the opinion of Funding's board of directors reasonably reflects sound credit practices at the time of such loan or advance.

                 (c) Funding will not, and will not permit any of its subsidiaries to, make any Investments, directly or indirectly, other than

                 (i) Investments in Receivables;

                 (ii) loans and advances to JCPenney and its Subsidiaries;

                 (iii) Investments in wholly-owned Subsidiaries of Funding or Investments by any Subsidiary of Funding in Funding;

                 (iv) Investments in Penney Supplier Receivables;
         and,

                 (v) Investments in any direct and indirect obligations of the United States of America or any agency thereof having a maturity not in excess of ten years from the date of purchase; obligations having a maturity not in excess of ten years from the date of purchase of any county, municipality or state of the United States of America and having any of the three highest ratings assigned by any nationally recognized organization regularly engaged in rating the investment quality of such obligations; open market commercial paper; bankers' acceptances; certificates of deposit; and other obligations which, in the opinion of Funding's board of directors, are similar in risk, quality and maturity to any of the foregoing.


ARTICLE VII.  EVENTS OF DEFAULT

                 In case of the happening of any of the following events ("Events of Default"):

                 (a) (i) any representation or warranty made or deemed made pursuant to this Agreement shall prove to have been false or misleading in any respect, or (ii) any material representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to this Agreement shall prove to have been false or misleading in any respect;and only if, in both subsection (i) and subsection (ii), such falsehood or misleading matter would result in a Material Adverse Effect when so made, deemed made or furnished;

                 (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, and such default shall continue unremedied for one Business Day;

                 (c) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (b) above) due under this Agreement, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

                 (d) default shall be made in the due observance or performance by the Borrowers of any covenant, condition or agreement contained in
         Section 5.01(a), 5.05 or 5.10 or in Article VI and such default shall continue unremedied for a period of five Business Days;

                 (e) default shall be made in the due observance or performance by any Borrower or Restricted Subsidiary of any covenant, condition or agreement contained in this Agreement (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Agent or any Lender to such Borrower or, if such default is able to be cured and such Borrower is using its best efforts to cure such default, such longer period as is reasonably required to cure such default;

                 (f) any Borrower or Restricted Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any indebtedness for borrowed money in a principal amount in excess of $50,000,000, when and as the same shall become due and payable (after the expiration of any applicable grace period), and (unless such indebtedness is already due and payable at the time of such default) such default results in an acceleration of such indebtedness and in either case is not cured within five Business Days thereafter or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such indebtedness if any failure referred to in this clause (ii) results in an acceleration of such indebtedness that is not annulled or rescinded within 15 days after the date of such acceleration;

                 (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Borrower or Restricted Subsidiary, or of a substantial part of the property or assets of any Borrower or Restricted Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or Restricted Subsidiary or for a substantial part of the property or assets of any Borrower or Restricted Subsidiary or (iii) the winding-up or liquidation of any Borrower or Restricted Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                 (h) any Borrower or Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above,
         (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or Restricted Subsidiary or for a substantial part of the property or assets of any Borrower or Restricted Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

                 (i) one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 shall be rendered against any Borrower, any Restricted Subsidiary or any combination of Borrowers and

         Restricted Subsidiaries and the same shall remain undischarged for a period of 30 consecutive Business Days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Borrower or Restricted Subsidiary to enforce any such judgment;

                 (j) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(l) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Borrowers to the PBGC or to any Plan or Plans in an aggregate amount exceeding $200,000,000 and, within 30 days after the reporting of any such Reportable Event to the Agent or after the receipt by the Agent of the statement required pursuant to Section 5.06, the Agent shall have notified the Borrowers in writing that (i) the Required Lenders have made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) for the imposition of a lien in favor of a Plan and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan or Plans; or the PBGC shall institute proceedings to terminate any Plan or Plans;

                 (k) Funding (or any permitted successor thereto under Section 6.04(b)) shall cease to be a direct or indirect wholly-owned subsidiary of JCPenney (unless Funding or such permitted successor shall be merged into JCPenney); or

                 (l) an Event of Default shall occur under the Tranche B Credit Agreement.

then, and in every such event (other than an event described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Agent, at the request of the Required Lenders, shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (x) terminate forthwith the

Commitments and (y) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein to the contrary notwithstanding; and in any event described in paragraph (g) or (h) above, the Commitments shall automatically and immediately terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder, shall automatically and immediately become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein to the contrary notwithstanding.


ARTICLE VIII.  THE AGENT

                 In order to expedite the transactions contemplated by this Agreement, each Lender hereby appoints the Agent to act as its agent hereunder. Each of the Lenders hereby irrevocably authorizes the Agent to take such actions on behalf of such Lender and to exercise such powers as are specifically delegated to the Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto.
The Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrowers of any Event of Default specified in this Agreement of which the Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrowers pursuant to this Agreement as received by the Agent.

                 The Agent and its directors, officers, employees and agents shall not be liable as such for any action taken or omitted by any of them, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, except in each case to the extent of its or his own gross negligence or wilful misconduct in connection therewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrowers of any of the terms, conditions, covenants or agreements contained in this Agreement. The Agent shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other instruments or agreements; provided, however, that the Agent shall be responsible for its own due execution of this Agreement and any other instrument or agreement relating to this Agreement. The Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. The Agent and its directors, officers, employees and agents shall not have any responsibility to any Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or any Borrower of any of its respective obligations hereunder or in connection herewith. The Agent may execute any and all of its duties hereunder by or through agents of recognized standing or employees and shall be entitled to rely upon the advice of legal counsel of recognized standing selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

                 The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

                 Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor; provided, however, that any such appointment
                              --------  -------
shall be subject to the prior written consent of JCPenney (which consent shall not be unreasonably withheld so long as such successor shall be (i) a bank with a rating of Aa or better from Moody's or a rating of AA or better from S&P, or an Affiliate of any such bank, or (ii) any Co-Agent). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent; provided, however, that any such appointment shall be subject
                 --------  -------
to the prior written consent of JCPenney (which consent shall not be unreasonably withheld so long as such successor shall be (i) a bank with a rating of Aa or better from Moody's or a rating of AA or better from S&P, or an Affiliate of any such bank, or (ii) any Co-Agent). Upon the acceptance of any appointment as Agent hereunder by a permitted successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations as Agent hereunder. After an Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                 The Borrowers shall have the right to replace any Agent requesting compensation under Section 2.19, but only in accordance with the provisions of Section 2.20(b).

                 With respect to the Loans made by it hereunder, the Agent (and any Lender appointed as a successor Agent) in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Agent (or such successor Agent) and the Agent and its Affiliates (and any such successor Agent and its Affiliates) may accept deposits from, lend money to and generally engage in any kind of business with any Borrower or Subsidiary or any Affiliate of any Borrower as if the Agent (or such successor Agent) were not an Agent.

                 Each Lender agrees (i) to reimburse the Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any expenses (other than expenses in connection with the negotiation, preparation and closing of this Agreement) incurred for the benefit of the Lenders by the Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrowers and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as an Agent or any of them in any way relating to or arising out of this Agreement or any action taken or omitted by it or any of them under this Agreement, to the extent the same shall not have been reimbursed by the Borrowers; provided that no Lender
                                                      --------
shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Agent or any of its directors, officers, employees or agents.

                 Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.


ARTICLE IX.  MISCELLANEOUS

                 SECTION 9.01.  Notices.  Notices and other communications
                                --------
provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telex, graphic scanning or other telegraphic communications equipment, as follows:

                 (a) if to J.C. Penney, to it at J.C. Penney Company, Inc., 6501 Legacy Drive, Mail Code 1304, Plano, TX 75024-3698, Attention of Treasurer
                 Telephone: (214) 431-2001
                 Telecopy:  (214) 431-2044
         With a copy to: General Counsel - J.C. Penney Company, Inc., at the same address;

                 (b) if to Funding, to it at J.C. Penney Funding Corporation, 6501 Legacy Drive, Mail Code 1304, Plano, TX 75024- 3698, Attention of President
                 Telephone: (214) 431-2001
                 Telecopy:  (214) 431-2044
         With a copy to: General Counsel - J.C. Penney Company, Inc., at the same address.

                 (c) if to the Agent, to it at Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York 10260, Attention of Mr. John O'Dowd
                 Telephone:   (212) 648-6973
                 Telecopy:    (212) 648-5336

                 (d) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex, telecopy or other telegraphic communications equipment, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

                 SECTION 9.02.  Survival of Agreement.  All covenants,
                                ----------------------
agreements, representations and warranties made by any Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not been terminated.

                 SECTION 9.03.  Binding Effect.  This Agreement shall become
                                ---------------
effective when it shall have been executed by each of the Borrowers and the Agent and when the Agent shall have received copies hereof which, when taken together, bear the signatures of each Lender, and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Agent and each Lender and their respective successors and permitted assigns in accordance with its terms, except that no Borrower shall have any right to assign or delegate any of its respective rights or duties hereunder or any interest herein without the prior consent of all the Lenders.

                 SECTION 9.04.  Successors and Assigns.  (a)  Whenever in this
                                -----------------------
Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of any Borrower, the Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and permitted assigns.

                 (b) Each Lender may assign to an Eligible Assignee, at the expense of the assignor and/or the assignee, all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i)
                                                   --------  -------
except in the case of an assignment by a Lender to an Affiliate of such Lender which is a bank or bank holding company, the Borrowers and the Agent must give their prior written consent to such assignment, (ii) the amount of the Commitment of the assigning Lender subject to such assignment (determined as of the date of such assignment) shall not be less than $15,000,000 (or the remaining amount of the Commitment of such Lender), (iii) the parties to each such assignment shall execute and deliver to the Agent an instrument evidencing such assignment (the "Assignment Instrument") and a processing and recordation fee of $2,000 (which fee shall not in any event be an obligation of the Borrowers) and (iv) as of the date of such assignment, except with the prior written consent of JCPenney, (x) the assignee shall not have any right, and shall have no knowledge that such assignment would result in its having the right, to request compensation pursuant to Section 2.13 or 2.19 after giving effect to such assignment in excess of any compensation to which the assigning Lender would have been entitled under such Sections and (y) the parties to such assignment shall have no knowledge that such assignment (A) would cause it to be unlawful for any party thereto to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan or (B) would cause any Borrower to incur any liability under Section 2.15.
Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment Instrument, which effective date shall be at least five days after the execution thereof,
(A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment Instrument, shall have the rights and obligations of, and shall for all purposes be, a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Instrument, be released from its obligations under this Agreement (and, in the case of an Assignment Instrument covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but, subject to Section 2.20, shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 9.05, as well as to any Fees accrued for its account hereunder and not yet paid)). Notwithstanding the foregoing, any Lender assigning any portion of its rights and obligations under this Agreement may retain any Competitive Loans made by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Loans so retained until such Loans have been repaid in full in accordance with this Agreement. No assignment may be made by any Lender except in accordance with the provisions of this Section 9.04(b).

                 (c) By executing and delivering an Assignment Instrument, the assignee thereunder shall be deemed to confirm to and agree with the other parties hereto as follows: (i) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment Instrument; (ii) such assignee will independently and without reliance upon the Agent, the assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (iii) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (iv) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                 (d) The Agent shall retain a copy of each Assignment Instrument delivered to it and a register for the recordation of the name and address of, and the Commitment of, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrowers, the Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                 (e) Each Lender may without the consent of the Borrowers or the Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that
                                                        --------  -------
(i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall not be entitled to the benefit of the provisions contained in Sections 2.13, 2.15, 2.19 and 9.05 and (iv) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than any amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, or extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, that would affect the Lender in question and its participants).

                 (f) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to any Borrower furnished to such Lender by or on behalf of such Borrower; provided that, prior to any such
                                         --------
disclosure of information designated by such Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree to preserve the confidentiality of such confidential information in accordance with Section 9.15.

                 (g) Any Lender may at any time, without the consent of any other party hereto, assign all or any portion of its rights under this Agreement and any notes issued to it to a Federal Reserve Bank provided that no
                                                               --------
such assignment shall release a Lender from any of its obligations hereunder. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, promptly execute and deliver to the assigning Lender a note with terms in accordance with this Agreement, in a form reasonably acceptable to the Agent and the Borrower, evidencing the Loans made to the Borrower by the assigning Lender hereunder.
                 SECTION 9.05.  Expenses; Indemnity.  (a)  The Borrowers agree,
                                --------------------
jointly and severally, to pay all reasonable out-of- pocket expenses incurred by the Agent in connection with the negotiation, preparation and closing of this Agreement, including the reasonable fees and disbursements of Cravath, Swaine & Moore, special counsel for the Agent, and, only with the written consent of the Borrowers prior to any incurrence, all reasonable out-of-pocket expenses incurred by the Agent in connection with any amendment, modification or waiver of this Agreement. The Borrowers agree, jointly and severally, to pay all reasonable out-of-pocket costs and expenses of the Agent and Lenders, as well as the allocated costs of in-house counsel, in connection with the collection or enforcement of this Agreement.

                 (b) The Borrowers agree, jointly and severally, to indemnify the Agent, each Lender and its directors, officers and employees (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising as a result of (i) any breach by any Borrower of any of its obligations under this Agreement or any agreement or instrument contemplated hereby, (ii) the use of the proceeds of the Loans or
(iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, if any Indemnitee is at any time a party thereto; provided that such
                                                             --------
indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) arise in connection with any judgment rendered by a court of competent jurisdiction in favor of any Borrower and against such Indemnitee, (y) result from the gross negligence or wilful misconduct of such Indemnitee (or, if such Indemnitee is a Lender or the Agent, any of its directors, officers or employees) or (z) result from any disputes among the Lenders and the Agent, or any of them, other than disputes resulting from the fault of a Borrower.

                 (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement, or any investigation made by or on behalf of the Agent or the Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

                 SECTION 9.06.  Right of Setoff.  If an Event of Default shall
                                ---------------
have occurred and be continuing and any three Lenders representing at least $50,000,000 in aggregate amount of the Commitments have requested the Agent, in writing, in accordance with the provisions of Article VII, to declare the Loan to be forthwith due and payable, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender (other than obligations purchased after such Event of Default shall have become known to such Lender), irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Any Lender exercising its rights under this Section shall give notice thereof to JCPenney concurrently with or prior to the exercise of such rights.

                 SECTION 9.07. APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                 SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Agent or Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, the Lenders and the Borrowers hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances.
                 (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; provided,
                                                                ---------
however, that no such agreement shall (i) decrease the principal amount of, or
- -------
extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby, (ii) change the Commitment or decrease the Commitment Fees or Facility Fees of any Lender without the prior written consent of such Lender, or (iii) amend or modify the provisions of
Section 2.16, the provisions of this Section or the definition of the "Required Lenders", without the prior written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent hereunder without the prior written consent of the Agent. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section, and any consent by any Lender pursuant to this Section shall bind any subsequent assignee of such Lender.
                 SECTION 9.09.  Interest and Charges.  Notwithstanding any
                                --------------------
other provision in this Agreement, no Lender shall ever be entitled to receive, collect or apply, as interest on any amount owing to such Lender under this Agreement or in connection herewith, any amount in excess of the Maximum Amount. If any Lender ever receives, collects or applies, as interest, any such excess, such excess shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the appropriate Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, the Borrowers and the Lenders shall, to the maximum extent permitted under applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of this Agreement so that the interest rate is uniform throughout the entire period that any amount is outstanding under or in connection with this Agreement; provided, however, that if any obligation owing
                                --------  -------
to a Lender hereunder or in connection herewith is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received by such Lender on such obligation for its actual term exceeds the Maximum Amount with respect thereto, such Lender shall refund to the appropriate Borrower the amount of such excess or credit the amount of such excess against the total principal amount of all amounts owing to such Lender hereunder or in connection herewith, and, in such event, such Lender shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Maximum Amount.
                 SECTION 9.10.  Entire Agreement.  This written Agreement
                                ----------------
together with the letter agreement with respect to payment of fees of even date herewith represent the final agreement among the parties with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties with respect to the subject matter hereof.

                 SECTION 9.11.  Severability.  In the event any one or more of
                                ------------
the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
                 SECTION 9.12.  Counterparts.  This Agreement may be executed
                                ------------
in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.
                 SECTION 9.13.  Headings.  Article and Section headings and the
                                --------
Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
                 SECTION 9.14.  Jurisdiction; Consent to Service of Process.
                                --------------------------------------------
(a) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to the foregoing and to paragraph (b) below, nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement against any other party hereto in the courts of any jurisdiction.
                 (b) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or here-after have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                 (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                 SECTION 9.15.  Confidentiality.  Notwithstanding anything
                                ----------------
contained in this Agreement to the contrary, the Lenders and the Agent shall hold in confidence all agreements, statements, reports and information that are not in the public domain concerning the Borrowers and their Subsidiaries that the Agent or any Lender receives pursuant to or in connection with this Agreement. The Agent and each of the Lenders shall not distribute any such confidential information to other persons except (a) to its counsel, its Affiliates, its examiners, regulatory authorities and prospective assignees of, or participants in, its interest herein and their respective counsel (each of which shall be instructed to hold the same in confidence, and in the case of any prospective assignee or prospective participant, shall execute an agreement to such effect pursuant to Section 9.04(f) as a condition to receiving a copy of this Agreement and becoming an assignee or participant hereunder), (b) pursuant to legal process, (c) in connection with litigation against or by the Lenders and/or the Agent arising in connection with this Agreement or (d) with the prior written consent of the Borrowers. The Agent and each of the Lenders shall give prior or contemporaneous notice to the Borrowers of any disclosure by it of confidential information pursuant to clause (b) or (c) above.

                 SECTION 9.16.  Liability of Borrowers.  Except as expressly
                                -----------------------
provided in this Agreement, the obligations of each Borrower hereunder shall be several obligations with respect to Loans made to it.

                 IN WITNESS WHEREOF, the Borrowers, the Agent, the Co-Agents and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        J. C. PENNEY COMPANY, INC.,

                                        by
                                              /s/ Donald A. McKay
                                           Name:  Donald A. McKay
                                           Title: Vice President & Treasurer



                                        J. C. PENNEY FUNDING CORPORATION,

                                        by
                                              /s/ Donald A. McKay
                                           Name:  Donald A. McKay
                                           Title: Chairman of the Board

                                        MORGAN GUARANTY TRUST COMPANY OF
                                        NEW YORK, Individually and as Agent,

                                        by
                                              /s/ M. Jennifer Shipe
                                           Name:  M. Jennifer Shipe
                                           Title: Vice President



                                        BANKERS TRUST COMPANY, Individually and
                                        as Co-Agent,

                                        by
                                              /s/ Henry DelVecchio
                                           Name:  Henry DelVecchio
                                           Title: Vice President



                                        CHEMICAL BANK, Individually and as
                                        Co-Agent,

                                        by
                                              /s/ Meredith Vanden Handel
                                           Name:  Meredith Vanden Handel
                                           Title: Vice President



                                        CREDIT SUISSE, Individually and as
                                        Co-Agent,

                                        by
                                              /s/ Geoffrey M. Craig
                                           Name:  Geoffrey M. Craig
                                           Title: Member of Senior Management

                                        by
                                              /s/ Kristinn R. Kristinsson
                                           Name:  Kristinn R. Kristinsson
                                           Title: Associate

                                        ABN AMRO BANK N.V.,

                                        by
                                              /s/ Ronald A. Mahle
                                           Name:  Ronald A. Mahle
                                           Title: Vice President

                                        by
                                              /s/ Brian J. Heagler
                                           Name:  Brian J. Heagler
                                           Title: Vice President



                                        BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION,

                                        by
                                              /s/ Susan B. Leopold
                                           Name:  Susan B. Leopold
                                           Title: Vice President

                                        by
                                              /s/ Jody B. Schneider
                                           Name:  Jody B. Schneider
                                           Title: Vice President



                                        THE FIRST NATIONAL BANK OF BOSTON,

                                        by
                                              /s/ Lisa S. Marshall
                                           Name:  Lisa S. Marshall
                                           Title: Director



                                        BANK OF TOKYO, LTD., Acting by and
                                        through its Dallas Agency, as a Lender,

                                        by
                                              /s/ John M. Mearns
                                           Name:  John M. Mearns
                                           Title: Vice President

                                        BANK ONE, TEXAS, N.A.,

                                        by
                                              /s/ Michael Silverman
                                           Name:  Michael Silverman
                                           Title: Vice President



                                        BANQUE NATIONALE DE PARIS, Houston
                                        Agency,

                                        by
                                              /s/ Henry F. Setina
                                           Name:  Henry F. Setina
                                           Title: Vice President

                                        by

                                           Name:
                                           Title:



                                        CIBC, INC.,

                                        by
                                              /s/ J.D. Westland
                                           Name:  J.D. Westland
                                           Title: Vice President



                                        CITIBANK, N.A.,

                                        by
                                              /s/ Arnold J. Ziegel
                                           Name:  Arnold J. Ziegel
                                           Title: Vice President



                                        CREDIT LYONNAIS NEW YORK BRANCH,

                                        by
                                              /s/ Robert Ivosevich
                                           Name:  Robert Ivosevich
                                           Title: Senior Vice President

                                        FIRST INTERSTATE BANK OF CALIFORNIA,

                                        by
                                              /s/ Edwina G. Kew
                                           Name:  Edwina G. Kew
                                           Title: Vice President



                                        THE FIRST NATIONAL BANK OF CHICAGO,

                                        by
                                              /s/ Ted Wozniak
                                           Name:  Ted Wozniak
                                           Title: Vice President




                                        FIRST SECURITY BANK OF UTAH, N.A.,

                                        by
                                              /s/ Kevin Imlay
                                           Name:  Kevin Imlay
                                           Title: Vice President



                                        FIRST UNION NATIONAL BANK OF NORTH
                                        CAROLINA,

                                        by
                                             /s/ Michael T. Grady
                                           Name:  Michael T. Grady
                                           Title: Vice President

                                        by
                                              /s/ C. Jeffrey Seaton
                                           Name:  C. Jeffrey Seaton
                                           Title: Senior Vice President



                                        FIRSTAR BANK MILWAUKEE, N.A.,

                                        by
                                              /s/ Timothy W. Somers
                                           Name:  Timothy W. Somers
                                           Title: Assistant Vice President

                                        THE FUJI BANK, LIMITED, Houston Agency,

                                        by
                                              /s/ David L. Kelley
                                           Name:  David L. Kelley
                                           Title: Vice President & Senior
                                                  Manager



                                        INDUSTRIAL BANK OF JAPAN TRUST COMPANY,

                                        by
                                              /s/ Takeshi Kawano
                                           Name:  Takeshi Kawano
                                           Title: Senior Vice President
                                                  and Senior Manager




                                        JP MORGAN DELAWARE,

                                        by
                                              /s/ David J. Morris
                                           Name:  David J. Morris
                                           Title: Vice President



                                        THE LONG-TERM CREDIT BANK OF JAPAN,
                                        LIMITED, New York Branch,

                                        by
                                              /s/ Fumihiko Kamoshida
                                           Name:  Fumihiko Kamoshida
                                           Title: Deputy General Manager



                                        MELLON BANK, N.A.,

                                        by
                                              /s/ Lisa M. Pellow
                                           Name:  Lisa M. Pellow
                                           Title: Assistant Vice President

                                        NATIONAL WESTMINSTER BANK PLC,
                                        New York Branch,

                                        by
                                              /s/ David L. Smith
                                           Name:  David L. Smith
                                           Title: Vice President



                                        NATIONAL WESTMINSTER BANK PLC, Nassau
                                        Branch,

                                        by
                                              /s/ David L. Smith
                                           Name:  David L. Smith
                                           Title: Vice President



                                        NATIONSBANK OF TEXAS, N.A.,

                                        by
                                              /s/ Robert L. Silmon
                                           Name:  Robert L. Silmon
                                           Title: Vice President



                                        NBD BANK, N.A.

                                        by
                                              /s/ D. Andrew Bateman
                                           Name:  D. Andrew Bateman
                                           Title: First Vice President

                                        by     /s/ William J. McCaffrey
                                            Name:  William J. McCaffrey
                                            Title: Second Vice President



                                        THE NORTHERN TRUST COMPANY,

                                        by
                                              /s/ Martin G. Alston
                                           Name:  Martin G. Alston
                                           Title: Vice President

                                        NORWEST BANK MINNESOTA, N.A.,

                                        by
                                              /s/ Susan M.C. Engebretson
                                           Name:  Susan M.C. Engebretson
                                           Title: Assistant Vice President



                                        PNC BANK, NATIONAL ASSOCIATION,

                                        by
                                              /s/ Richard B. Lewis
                                           Name:  Richard B. Lewis
                                           Title: Commercial Banking Officer



                                        ROYAL BANK OF CANADA,

                                        by
                                              /s/ Gil J. Benard
                                           Name:  Gil J. Benard
                                           Title: Manager

                                        by

                                           Title:



                                        INSTITUTO BANCARIO SAN PAOLO DI
                                        TORINO, SpA,

                                        by
                                              /s/ William J. DeAngelo
                                           Name:  William J. DeAngelo
                                           Title: First Vice President

                                        by
                                              /s/ Robert S. Wurster
                                           Name:  Robert S. Wurster
                                           Title: First Vice President

                                        THE SANWA BANK LIMITED, Dallas Agency,

                                        by
                                              /s/ Robert S. Smith
                                           Name:  Robert S. Smith
                                           Title: Assistant Vice President



                                        SOCIETE GENERALE, Southwest Agency,

                                        by
                                              /s/ Louis P. Laville, III
                                           Name:  Louis P. Laville, III
                                           Title: Vice President



                                        THE SUMITOMO BANK, LTD., Houston
                                        Agency,

                                        by
                                              /s/ Tatsuo Ueda
                                           Name:  Tatsuo Ueda
                                           Title: General Manager

                                        by

                                           Name:
                                           Title:



                                        SUNBANK, NATIONAL ASSOCIATION,

                                        by
                                              /s/ Eric K. Waldron
                                           Name:  Eric K. Waldron
                                           Title: First Vice President

                                        SWISS BANK CORPORATION, Cayman Islands
                                        Branch,

                                        by
                                              /s/ Marcia L. Thatcher
                                           Name:  Marcia L. Thatcher
                                           Title: Director, Merchant Banking

                                        by
                                              /s/ Filippe Goossens
                                           Name:  Filippe Goossens
                                           Title: Associate Director,
                                                  Merchant Banking



                                        UNION BANK OF SWITZERLAND,
                                        Houston Agency,

                                        by
                                              /s/ Evans Swann
                                           Name:  Evans Swann
                                           Title: Vice President

                                        by
                                              /s/ Henry Sturzenegger
                                           Name:  Henry Sturzenegger
                                           Title: Assistant Vice President



                                        UNITED MISSOURI BANK, N.A.,

                                        by
                                              /s/ Walter Beck
                                           Name:  Walter Beck
                                           Title: Executive Vice President

                                        UNITED STATES NATIONAL
                                        BANK OF OREGON,

                                        by
                                              /s/ Blake R. Howells
                                           Name:  Blake R. Howells
                                           Title: Assistant Vice President

                                        by

                                           Name:
                                           Title:



                                        WACHOVIA BANK OF GEORGIA, N.A.,

                                        by
                                              /s/ Terry L. Akins
                                           Name:  Terry L. Akins
                                           Title: Senior Vice President

                                                                     EXHIBIT A-1




                        FORM OF COMPETITIVE BID REQUEST

Morgan Guaranty Trust Company of New York
60 Wall Street
New York, New York 10260
                                                                          (Date)
Attention:  (                )

Dear Sirs:

                 The undersigned, (          ) (the "Borrower"), refers to the
Revolving Credit Agreement dated as of December 16, 1993 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), to which it is a party. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.03(a) of the Credit Agreement that it requests a Competitive Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

         (A)     Date of Competitive Borrowing
                 (which is a Business Day)                  ______________

         (B)     Principal Amount of
                 Competitive Borrowing 1/                   ______________

         (C)     Interest rate basis 2/                     ______________

         (D)     Interest Period and the last
                 day thereof 3/                             ______________





          ____________________

               1/ Not less than $25,000,000 (and in integral multiples of $5,000,000) or, if less, an aggregate principal amount equal to the Total Commitment on the date of such Borrowing minus the outstanding aggregate principal amount on such date of all Competitive Loans.

               2/ Eurodollar Loan, Fixed Rate Loan or CD Loan.

               3/ Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

                 Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted, except as otherwise provided in Section 4.01, that the conditions to lending specified in Section 4.01(b) and (c) of the Credit Agreement have been satisfied.

                                  Very truly yours,




                                    by_______________________________
                                      Title:  (Responsible Officer) 4/





____________________

     4/ Chairman, vice chairman, president, chief financial officer, treasurer or controller of such corporation or any executive or senior vice president of such corporation.

                                                                     EXHIBIT A-2




                   FORM OF NOTICE OF COMPETITIVE BID REQUEST

(Name of Lender)
(Address)



                                                                          (Date)

Attention:  (                )

Dear Sirs:

                 Reference is made to the Revolving Credit Agreement dated as of December 16, 1993 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among J. C. Penney Company, Inc. ("JCPenney"), J. C. Penney Funding Corporation ("Funding"), the Lenders and Morgan Guaranty Trust Company of New York, as Agent. Capitalized terms used but not defined herein shall have the meanings assigned to such
terms in the Credit Agreement.  (             ) 1/ made a Competitive Bid
Request on (          ), 19(  ), pursuant to Section 2.03(a) of the Credit
Agreement, and in that connection you are invited to submit a Competitive Bid by (time), on (date). 2/ Your Competitive Bid must comply with Section 2.03(b) of the Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:

         (A)     Date of Competitive Borrowing              _______________

         (B)     Principal amount of
                 Competitive Borrowing                      _______________

         (C)     Interest rate basis                        _______________





____________________

     1/ JCPenney or Funding.

     2/ The Competitive Bid must be received by the Agent: (i) in the case of Eurodollar Loans or CD Loans, not later than 9:00 a.m., New York City time, three Business Days before the proposed Competitive Borrowing, and (ii) in the case of Fixed Rate Loans, not later than 9:00 a.m., New York City time, on the day of a proposed Competitive Borrowing.

         (D)     Interest Period and the last day thereof   _______________


                                        Very truly yours,

                                        MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK, as Agent,

                                        By____________________________
                                          Title:

                                                                     EXHIBIT A-3




                            FORM OF COMPETITIVE BID


Morgan Guaranty Trust Company of New York
60 Wall Street
New York, New York 10260

                                                                          (Date)

Attention:  (               )

Dear Sirs:

                 The undersigned, (name of Lender), refers to the Revolving Credit Agreement dated as of December 16, 1993 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among J. C. Penney Company, Inc. ("JCPenney"), J. C. Penney Funding Corporation ("Funding"), the Lenders and Morgan Guaranty Trust Company of New York, as Agent. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.03(b) of the Credit Agreement, in
response to the Competitive Bid Request made by (               ) 1/ on (
), 19(  ),





____________________

     1/ JCPenney or Funding.

and in that connection sets forth below the terms on which such Competitive Bid is made:

         (A)     Principal Amount 2/                        _______________

         (B)     Competitive Bid Rate(s) 3/                 _______________

         (C)     Interest Period and last day thereof       _______________

                 The undersigned hereby confirms that it will, subject only to the conditions set forth in the Credit Agreement, extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with Section 2.03(d) of the Credit Agreement.

                                        Very truly yours,

                                        (NAME OF LENDER),

                                          by
                                            __________________________
                                            Title:




____________________

     2/ An integral multiple of $5,000,000 (unless equal to the requested Competitive Borrowing) and not greater than the requested Competitive Borrowing. Multiple bids will be accepted by the Agent.

     3/ One or more rates; i.e., LIBO Rate + or - ____%, in the case of Eurodollar Loans, Adjusted CD Rate + or - ____%, in the case of CD Loans, or ____%, in the case of Fixed Rate Loans.

                                                                     EXHIBIT A-4




                       FORM OF STANDBY BORROWING REQUEST


Morgan Guaranty Trust Company of New York
60 Wall Street
New York, New York 10260

                                                                          (Date)

Attention:  (                    )

Dear  Sirs:

                 The undersigned, (            ) (the "Borrower"), refers to
the Revolving Credit Agreement dated as of December 16, 1993 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), to which it is a party. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.04 of the Credit Agreement that it requests a Standby Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Standby Borrowing is requested to be made:

         (A)     Date of Standby Borrowing
                 (which is a Business Day)                  _______________

         (B)     Principal Amount of
                 Standby Borrowing 1/                       _______________





____________________

     1/ Not less than $25,000,000 (and in integral multiples of $5,000,000) or, if less, an aggregate principal amount equal to the remaining available balance of the Total Commitment.

         (C)     Interest rate basis 2/                     _______________

         (D)     Interest Period and the Last
                 day thereof 3/                             _______________

                 Upon acceptance of any or all of the Loans made by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted except as that the conditions to lending specified in Section 4.01(b) and (c) of the Credit Agreement have been satisfied; provided, however, that in the case of a refinancing of a Standby Borrowing with a new Standby Borrowing that does not increase the outstanding aggregate principal amount of the Loans of any Lender, the Borrower shall not be subject to the satisfaction of any of the Section 4.01 conditions.

                                  Very truly yours,

                                  by
                                    ________________________________
                                    Title:  (Responsible Officer) 4/




____________________

     2/ Eurodollar Loan or ABR Loan. Notice under Section 2.04 is necessary to refinance a Standby Borrowing with a Eurodollar Borrowing. In the absence of such a notice, unless the Borrowing is repaid at the end of the applicable Interest Period, the Borrower shall be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing of 5 days' duration.

     3/ Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

     4/ Chairman, vice chairman, president, chief financial officer, treasurer or controller of such corporation or any executive or senior vice president of such corporation.

                                                                       EXHIBIT B

                                        Charles R. Lotter
                                        Senior Vice President
                                        Secretary and General Counsel

                                                               December 16, 1993


Each of the lenders named in the
Schedule referred to below


Re:      Revolving Credit Agreements of
         J. C. Penney Company, Inc. and
         J. C. Penney Funding Corporatio


Dear Sirs:

         As the General Counsel of J. C. Penney Company, Inc., a Delaware corporation ("JCPenney"), and of J. C. Penney Funding Corporation, a Delaware corporation ("Funding"; together with JCPenney, "Borrowers"), I have been asked to render an opinion pursuant to Section 4.02 of those certain 364-day and five-year Revolving Credit Agreements dated as of December 16, 1993 ("Agreements") among the Borrowers, Morgan Guaranty Trust Company of New York ("Agent"), the lenders listed in Schedule 2.01 of the Agreements ("Lenders") and Bankers Trust Company, Chemical Bank and Credit Suisse ("Co-Agents").

         In rendering the opinion set forth below, I have examined originals, photostatic, or certified copies of the Agreements, the respective corporate records and documents of the Borrowers, copies of public documents, certificates of the officers or representatives of the Borrowers, and such other instruments and documents, and have made such inquiries, as I have deemed necessary as a basis for such opinion. In making such examinations, I have assumed with your consent the genuineness of all signatures (other than the signatures of the Borrowers) and the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to questions of fact material to such opinion, to the extent I deemed necessary, I have relied upon the representations and warranties of the Borrowers made in the Agreements and upon certificates of the officers of the Borrowers. Capitalized terms not otherwise defined in this opinion letter have the meanings specified in the Agreements.

Each of the lenders named in the Schedule
December 16, 1993
Page 2


         Based upon the foregoing, I am of the opinion that:

         1. Each of the Borrowers has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where the failure to so qualify would have a Material Adverse Effect. Each of the Borrowers has the requisite corporate power and authority to own, pledge, and operate its properties and assets, to lease the property it operates under lease, and to conduct its business as now conducted.

         2. The execution, delivery, and performance by the Borrowers of the Agreements and the Borrowings by the Borrowers under the Agreements (i) are within the corporate power of each of the Borrowers; (ii) have been duly authorized by each of the Borrowers by all necessary corporate action; (iii) are not in contravention of JCPenney's Restated Certificate of Incorporation, as amended, Funding's Certificate of Incorporation, as amended, or either of the Borrower's by-laws; (iv) to the best of my knowledge do not violate any material law, statute, rule, or regulation, or any material order of any Governmental Authority, applicable to either of the Borrowers; (v) do not conflict with or result in the breach of, or constitute a default under, the material borrowing indentures, agreements, or other instruments of either of the Borrowers; (vi) do not result in the creation or imposition of any Lien upon any of the property or assets of either of the Borrowers other than any Lien created by the Agreements; and (vii) do not require the consent or approval of, or any filing with, any Governmental Authority or any other person party to those agreements described above other than those that have been obtained or made or where the failure to obtain such consent or approval would not result in a Material Adverse Effect.

         3. The Agreements have been duly executed and delivered by each of the Borrowers and constitute the legal, valid, and binding obligation of such Borrower, enforceable against such Borrower in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

Each of the lenders named in the Schedule
December 16, 1993
Page 3


         4. Neither Borrower is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public-utility company" or a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5. To the best of my knowledge after due inquiry, except as set forth in Schedule 3.09 of the Agreements, no litigation by or before any Governmental Authority is now pending or threatened against JCPenney or Funding (i) which involves the Agreements or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect.

         6. The Support Agreements have been duly executed and delivered by JCPenney and, where applicable, Funding and, as of the Closing Date, are in full force and effect in accordance with their terms.

         The opinions expressed herein are limited to the laws of the State of Delaware with respect to the opinions provided in paragraph 1 (except as to due qualification as a foreign corporation and good standing under the laws of other jurisdictions) and clauses (i), (ii), and (iii) of paragraph 2. The other opinions expressed are limited to the laws of the State of New York and the laws of the United States. I do not express any opinion herein concerning any laws of any other jurisdictions. This opinion is furnished to you in connection with the transactions contemplated by the Agreements, and may not be relied upon by any other person, firm, or corporation for any purpose or by you in any other context without my prior written consent.

Each of the lenders named in the Schedule
December 16, 1993
Page 4



                                                   Very truly yours,


                                                   /s/ CHARLES R. LOTTER

                                                   Charles R. Lotter

                                                                       EXHIBIT C

                                    GUARANTY


                                  This Guaranty Agreement is executed as of
                          this 16th day of December, 1993 by J. C. Penney Company, Inc., a Delaware corporation ("Guarantor"), in favor of J. C. Penney Funding Corporation, a Delaware corporation ("Funding"), and the lenders ("Lenders") (as defined below).


                                   RECITALS:

                 WHEREAS, Funding is a wholly-owned subsidiary of Guarantor;

                 WHEREAS, Funding and Guarantor have entered into those certain 364-day and five-year Revolving Credit Agreements (collectively, the "Agreements") dated as of December 16, 1993, among Guarantor, Funding, Morgan Guaranty Trust Company of New York, as agent for Lenders, Bankers Trust Company, Chemical Bank and Credit Suisse, as co-agents for Lenders, and certain other financial institutions named in the Agreements (collectively, the "Lenders") in amounts not to exceed Four Hundred Fifty Million Dollars ($450,000,000) and Eight Hundred Million Dollars ($800,000,000), respectively; and

                 WHEREAS, Guarantor is willing to guarantee any borrowings of Funding under the Agreements on the terms set forth herein.

                 NOW, THEREFORE, in consideration of the premises, Guarantor hereby agrees as follows:

                 1. Subject to the terms and conditions of subordination set forth in this Guaranty, Guarantor hereby unconditionally guarantees in favor of the Lenders, the prompt payment when due of all interest, principal, and other amounts owing under the Agreements (collectively, the "Guaranteed Debt"). This is an unconditional guaranty of payment, and in the event of default by Funding in the payment of interest, principal, or any other amounts payable under the Guaranteed Debt, the Lenders may proceed directly against Guarantor to enforce this Guaranty (including by the institution of legal proceedings) without first proceeding against Funding.

                 2. Guarantor acknowledges that it has received and will receive a direct or indirect benefit from the making of this Guaranty and the creation of the Guaranteed Debt.

                 3. (a) The Guaranteed Debt shall be subordinated and subject in right of payment to the prior payment in full of any and all other indebtedness for borrowed money incurred, created, assumed, or otherwise guaranteed by Guarantor (collectively referred to as the Guarantor's "Senior Debt").

                 (b) In the event of (i) any dissolution or winding-up or total or partial liquidation or reorganization of Guarantor, whether voluntary or involuntary, or any bankruptcy, insolvency, receivership, or similar proceeding relative to Guarantor, or (ii) any default in the payment of principal (including any acceleration or required prepayments or amortization) of or interest on any Senior Debt of Guarantor, then, subject to the provisions of subsection (d) below, the Lenders shall not be entitled to receive any payment under this Guaranty on account of the Guaranteed Debt unless and until all Senior Debt shall have been paid in full or otherwise discharged.

                 (c) For purposes of determining the priority of payments between the Senior Debt and the Guaranteed Debt, in the event that the Guaranteed Debt, or any part thereof, is declared due and payable prior to its stated maturity, all principal of and interest and any other amounts due on all Senior Debt outstanding at the time of such declaration as to the Guaranteed Debt shall first have been paid in full, before any payment is made by Guarantor upon the Guaranteed Debt.

                 (d) In no event shall any Lender be required by this subordination to refund any amounts paid to it pursuant to this Guaranty on account of the Guaranteed Debt prior to the events specified in subsections (b) and (c) above, and prior to such events the Lenders shall be entitled to be paid hereunder as agreed and to collect any sums due such Lenders hereunder by any lawful means.

                 (e) The provisions of this Section are for the purpose of defining the relative rights of the holders of any Senior Debt, on the one hand, and the Lenders, on the other hand, against Guarantor, and nothing herein shall impair, as between the Guarantor and the Lenders, the obligation of Guarantor, which is unconditional and absolute, to guarantee the prompt payment when due of the Guaranteed Debt in accordance with the terms and provisions thereof; nor shall anything herein prevent the Lenders from exercising all remedies otherwise permitted by applicable law upon default hereunder, subject to the rights, if any, under this Section of any Senior Debt holder.

                 4. The substantive laws of the State of New York shall govern the validity, construction, enforcement, and interpretation of this Guaranty.

                 IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first written above.

                                           J. C. PENNEY COMPANY, INC.,
                                           a Delaware corporation, as
                                           Guarantor,

                                           By:   /s/ D. A. MCKAY
                                           Name:  D. A. McKay
                                           Title:  Vice President & Treasurer

                                                                   SCHEDULE 2.01



                                    LENDERS

Name of Lender and
Applicable Lending Office                Address for Notices                              Commitment
- -------------------------                -------------------                              ----------
ABN AMRO Bank N.V.                       ABN AMRO Bank N.V.                               $22,400,000
Three Riverway,                          Three Riverway,
Suite 1600                               Suite 1600
Houston, TX 77056                        Houston, TX 77056

                                         For Business/Credit Matters
                                         ---------------------------
                                         Attention:  Brian J. Heagler
                                         Telephone: (713) 964-3360
                                         Fax:  (713) 629-7533

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Patricia Baker or
                                           Belinda Rowell
                                         Telephone:  (713) 964-3331
                                         Fax:  (713) 629-7533

Bank of America                          For Business/Credit Matters                      $32,000,000
National Trust and Savings               ---------------------------
  Association
1850 Gateway Boulevard                   Bank of America NT&SA
Concord, CA 94520                        333 Clay Street
                                         Suite 4550
                                         Houston, TX 77002
                                         Attention:  Susan B. Leopold,
                                         Vice President (Business)
                                         Jody B. Schneider,
                                         Vice President (Credit)
                                         Telephone:  (713) 651-4976
                                           (Business)
                                         (713) 651-4865 (Credit)
                                         Telex:  67652 BANKMER SFO
                                         Fax:  (713) 651-4841

                                         For Administrative Matters
                                         --------------------------

                                         Bank of America NT&SA
                                         ABA #12100 358
                                         Global Payments Operations #5693
                                         Concord, CA 94520
                                         Attention:  Camille Gibbey
                                         Telephone:  (510) 675-7759
                                         Telex:  34346 BANKMER SFO
                                         Fax:  (510) 675-7531

The First National Bank                  The First National Bank                           $12,800,000
  of Boston                                of Boston
100 Federal Street                       100 Federal Street
Boston, MA 02110                         Boston, MA 02110

Name of Lender and
Applicable Lending Office                Address for Notices                              Commitment
- -------------------------                -------------------                              ----------
                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Bethann R. Halligan
                                         Telephone:  (617) 434-0144
                                         Fax:  (617) 434-0630/6685

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Michele Taglione
                                         Telephone:  (617) 434-4039
                                         Fax:  (617) 434-0630/6685

The Bank of Tokyo, Ltd.                  The Bank of Tokyo, Ltd.                           $12,800,000
Dallas Agency                            Dallas Agency
2001 Ross Avenue, #3150                  2001 Ross Avenue, #3150
Dallas, TX 75201                         Dallas, TX 75201

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  J. M. Mearns,
                                           Vice President and Manager
                                         Telephone:  (214) 954-1200
                                         Fax:  (214) 954-1007

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Brenda Trader
                                         Telephone:  (214) 954-1200
                                         Fax:  (214) 954-1007

Bank One, Texas, N.A.                    Bank One, Texas, N.A.                             $ 9,600,000
1717 Main Street                         1717 Main Street
Dallas, TX 75201                         Dallas, TX 75201

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Michael R. Silverman
                                           Third Floor
                                         Telephone:  (214) 290-2367
                                         Fax:  (214) 290-2683

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Lisa Peterson
                                         Telephone:  (214) 290-2614
                                         Fax:  (214) 290-2683

Bankers Trust Company                    Bankers Trust Company                            $38,400,000
130 Liberty Street                       P.O. Box 318
New York, NY 10008                       Church Street Station
                                         New York, NY 10008-0318

Name of Lender and
Applicable Lending Office                Address for Notices                              Commitment
- -------------------------                -------------------                              ----------
                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Henry J. Del Vecchio
                                           Corporate Finance Credit
                                         Telephone:  (212) 250-7801
                                         Fax:  (212) 250-7478

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  John Jeffcoat
                                         Telephone:  (212) 250-8195
                                         Fax:  (212) 250-7351


Banque Nationale de Paris                BNP                                               $12,800,000
Houston Agency                           717 North Harwood, Suite 2630
333 Clay Street                          Dallas, TX 75201
Suite 3400
Houston, TX 77002                        For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Henry F. Setina
                                         Telephone:  (214) 969-7388
                                         Fax:  (214) 969-0060

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Donna Rose
                                         Telephone:  (713) 951-1240
                                         Telex:  166085 BNPHTX
                                         Fax:  (713) 659-1414

Canadian Imperial Bank of                For Business/Credit Matters                      $22,400,000
  Commerce, Inc.                         ---------------------------
2727 Paces Ferry Road
Suite 1200                               Canadian Imperial Bank
2 Paces West                               of Commerce
Atlanta, GA 30339                        909 Fannin, Suite 1200
                                         Houston, TX 77010
                                         Attention:  Craig Torrence
                                         Telephone:  (713) 658-8400
                                         Fax:  (713)  658-9922

                                         For Administrative Matters
                                         --------------------------

                                         2727 Paces Ferry Road,
                                           Suite 1200
                                         2 Paces West
                                         Atlanta, GA 30339
                                         Attention:  Adrienne Burch
                                         Telephone:  (404) 319-4835
                                         Telex:  542413 CANBANK ATL
                                         Fax:  (404) 319-4950

Name of Lender and
Applicable Lending Office                Address for Notices                              Commitment
- -------------------------                -------------------                              ----------
Chemical Bank                            Chemical Bank                                    $38,400,000
270 Park Avenue,                         270 Park Avenue,
  10th Floor                               10th Floor
New York, NY 10017                       New York, NY 10017

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Meredith L.
                                           Vanden Handel
                                         Telephone:  (212) 270-2999
                                         Fax:  (212) 270-9856

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Sheila Hamilton
                                         Telephone:  (212) 270-2322
                                         Fax:  (212) 682-8937

Citibank, N.A.                           Citibank, N.A.                                   $22,400,000
399 Park Avenue,                         399 Park Avenue,
  12th Floor, Zone 16                      12th Floor, Zone 16
New York, NY 10043                       New York, NY 10043

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Robert A. Snell, AVP
                                         Telephone:  (212) 559-3215
                                         Fax:  (212) 793-7585/7590

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Stephance L. Tackors
                                         Telephone (212) 559-3944
                                         Fax:  (212) 793-7585/7590

Credit Lyonnais, New York                Credit Lyonnais Dallas                           $22,400,000
  Branch                                 500 North Akard, Suite 3210
1301 Avenue of the                       Dallas, TX 75201
  Americas
New York, NY 10019                       For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Karen Watson,
                                           Vice President
                                         Telephone:  (214) 954-3500
                                         Telex:  682 9274 CRLYDAL
                                         Fax:  (214) 954-3312

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Judy Gordon
                                         Telephone:  (214) 954-3500
                                         Telex:  682 9274 CRLYDAL
                                         Fax:  (214) 954-3312

Name of Lender and
Applicable Lending Office                Address for Notices                              Commitment
- -------------------------                -------------------                              ----------
Credit Suisse                            For Business/Credit Matters                      $38,400,000
Tower 49                                 ---------------------------
12 East 49th Street
New York, NY 10017                       Credit Suisse
                                         1100 Louisiana, Suite 4750
                                         Houston, TX 77002
                                         Attention:  James P. Moran
                                         Telephone:  (713) 751-0300
                                         Fax:  (713) 751-0702

                                         For Administrative Matters
                                         --------------------------

                                         Tower 49
                                         12 East 49th Street
                                         New York, NY 10017
                                         Attention:  Hazel Leslie
                                         Telephone:  (212) 238-5218
                                         Fax:  (212) 238-5245

First Interstate Bank of                 For Business/Credit Matters                      $22,400,000
  California                             ---------------------------
Commercial Loan Service
  Center                                 First Interstate Bank of
1055 Wilshire Blvd., B10-6                 California
Los Angeles, CA 90017                    U.S. Banking Division
                                         707 Wilshire Blvd., W16-13
                                         Los Angeles, CA 90017
                                         Attention:  William J. Baird
                                         Telephone:  (213) 614-5540/2723
                                         Fax:  (213) 614-2569

                                         For Administrative Matters
                                         --------------------------

                                         First Interstate Bank of
                                           California
                                         1055 Wilshire Blvd., B10-6
                                         Los Angeles, CA 90017
                                         Attention:  Carol Collins or
                                           Irene Zao
                                         Telephone:  (213) 580-6166/6148
                                         Fax:  (213) 488-9909/9959

The First National Bank                  The First National Bank                          $22,400,000
  of Chicago                               of Chicago
One First National Plaza                 One First National Plaza
Suite 0374; 1-10                         Suite 0374; 1-10
Chicago, IL 60670                        Chicago, IL 60670

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Catherine V. Frank
                                         Telephone:  (312) 732-2003
                                         Telex:  4330253
                                         Fax:  (312) 732-3055

Name of Lender and
Applicable Lending Office                Address for Notices                              Commitment
- -------------------------                -------------------                              ----------
                                         For Administrative Matters
                                         --------------------------

                                         Attention:  John Loizzo
                                         Telephone:  (312) 732-4118
                                         Telex:  4330253
                                         Fax:  (312) 732-4840

First Security Bank                      First Security Bank                              $ 9,600,000
  of Utah, N.A.                            of Utah, N.A.
Commercial Banking                       Commercial Banking Division
   Division                              15 East 100 South,
15 East 100 South,                         2nd Floor
  2nd Floor                              Salt Lake City, UT 84111
Salt Lake City, UT 84111
                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Kevin Imlay
                                         Telephone:  (801) 246-5524
                                         Fax:  (801) 246-5532

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Trish Sanders
                                         Telephone:  (801) 246-5575
                                         Fax:  (801) 246-5532

First Union National Bank                First Union National Bank                        $12,800,000
  of North Carolina                        of North Carolina
301 South College Street,                301 South College Street,
TW-19                                    TW-19
Charlotte, NC 28288                      Charlotte, NC 28288

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  A. Kimball Collins,
                                           U.S. Banking
                                         Telephone:  (704) 374-2366
                                         Fax:  (704) 374-2802

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Perry Brown,
                                           U.S. Banking
                                         Telephone:  (704)374-6613
                                         Fax:  (704) 374-2802

Firstar Bank Milwaukee, N.A.             Firstar Bank Milwaukee, N.A.                     $ 9,600,000
Box 532                                  Box 532
Milwaukee, WI 53201                      Milwaukee, WI 53201
                                         U.S. Banking Division

Name of Lender and
Applicable Lending Office                Address for Notices                              Commitment
- -------------------------                -------------------                              ----------
                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Timothy W. Somers
                                         Telephone:  (414) 765-6077
                                         Fax:  (414) 765-5062

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Jane Gumina
                                         Telephone:  (414) 765-4647
                                         Fax:  (414) 765-5062

The Fuji Bank, Ltd.                      The Fuji Bank, Ltd.                              $22,400,000
  Houston Agency                           Houston Agency
2 Houston Center,                        2 Houston Center,
  Suite 2800                               Suite 2800
909 Fannin                               909 Fannin
Houston, TX 77010                        Houston, TX 77010

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Mark Denkler
                                         Telephone:  (713) 759-1800
                                         Telex:  790026 FUJIBANK HOU
                                         Fax:  (713) 759-0048

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Jenny Lin
                                         Telephone: (713) 650-7821
                                         Telex:  790026 FUJIBANK HOU
                                         Fax:  (713) 759-0048

The Industrial Bank                      The Industrial Bank                               $12,800,000
  of Japan Trust Company                   of Japan Trust Company
245 Park Avenue                          245 Park Avenue
New York, NY 10167                       New York, NY 10167

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Linda Muscarella
                                         Telephone:  (212) 309-6872
                                         Telex:  175597 IBJTC
                                         Fax:  (212) 557-3581

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Agnes Aberin
                                         Telephone:  (212) 309-6793
                                         Telex:  175597 IBJTC
                                         Fax:  (212) 557-3581

Name of Lender and
Applicable Lending Office                Address for Notices                              Commitment
- -------------------------                -------------------                              ----------
Instituto Bancario                       Instituto Bancario                               $12,800,000
  San Paolo Di Torino                      San Paolo Di Torino
  SpA-New York                             SpA-New York
245 Park Avenue                          245 Park Avenue
  35th Floor                               35th Floor
New York, NY 10167                       New York, NY 10167

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Robert S. Wurster
                                         Telephone:  (212) 692-3160
                                         Telex:  220045 SPAOL UR
                                         Fax:  (212) 599-5303

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Mr. Filippo Goia
                                         Telephone:  (212) 692-3180
                                         Telex:  220045 SPAOL UR
                                         Fax:  (212) 599-5303

The Long-Term Credit Bank                The Long-Term Credit Bank                        $12,800,000
  of Japan, Ltd.                           of Japan, Ltd.
165 Broadway                             165 Broadway
New York, NY 10006                       New York, NY 10006

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Ichiro Murakami
                                         Telephone:  (212) 335-4542
                                         Telex:  425722 LTCBNY
                                         Fax:  (212) 608-2371

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Robert Pacifici
                                         Telephone:  (212) 335-4801
                                         Telex:  425722 LTCBNY
                                         Fax:  (212) 608-3452

Mellon Bank, N.A.                        Mellon Bank, N.A.                                $22,400,000
Loan Administration                      Loan Administration
  Room 2332                                Room 2332
Three Mellon Bank Center                 Three Mellon Bank Center
Pittsburgh, PA 15259                     Pittsburgh, PA 15259

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Lisa M. Pellow,
                                           Global Corporate Banking
                                         Telephone:  (412) 236-2790
                                         Fax:  (412) 236-1914

Name of Lender and
Applicable Lending Office                Address for Notices                              Commitment
- -------------------------                -------------------                              ----------
                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Tracy Stevens,
                                           Loan Administration
                                         Telephone:  (412) 234-8285
                                         Fax:  (412) 234-5049

National Westminster                     For Business/Credit Matters                      $22,400,000
  Bank Plc,                              ---------------------------
  New York Branch
175 Water Street                         National Westminster Bank Plc
New York, NY 10038                       Houston Marketing Office and
                                           North American Energy Unit
                                         Texas Commerce Tower
                                         600 Travis Street-6070
                                         Houston, TX 77002
                                         Attention:  Steven J. Krakoski,
                                           Vice President
                                         Telephone:  (713) 221-2400
                                         Fax:  (713) 221-2430

                                         For Administrative Matters
                                         --------------------------

                                         National Westminster Bank, Plc
                                         New York Branch
                                         175 Water Street
                                         New York, NY 10038
                                         Attention:  Robert Passarello
                                         Telephone:  (212) 602-4149
                                         Telex:  233222 NWBKUR
                                         Fax:  (212) 602-4118

NationsBank of Texas, N.A.               NationsBank of Texas, N.A.                       $32,000,000
901 Main Street                          901 Main Street
Dallas, TX 75202                         Dallas, TX 75202

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Bob Silmon
                                         Telephone:  (214) 508-0978
                                         Fax:  (214) 508-0980

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Karen Puente
                                         Telephone:  (214) 508-0519
                                         Fax:  (214) 508-0944

NBD Bank, N.A.                           NBD Bank, N.A.                                   $22,400,000
611 Woodward Avenue                      611 Woodward Avenue
Detroit, MI 48226                        Detroit, MI 48226

Name of Lender and
Applicable Lending Office                Address for Notices                              Commitment
- -------------------------                -------------------                              ----------
                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  William J.
                                           McCaffrey,
                                         National Banking Division
                                         Telephone:  (313) 225-3444
                                         Telex:  4320060
                                         Fax:  (313) 225-2649

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Candace Laitan,
                                           National Banking Division
                                         Telephone:  (313) 225-2273
                                         Telex:  4320060
                                         Fax:  (313) 225-2649


The Northern Trust Company               The Northern Trust Company                       $12,800,000
50 South LaSalle Street                  50 South LaSalle Street
Chicago, IL 60675                        Chicago, IL 60675

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Martin G. Alston,
                                           Western Division
                                         Telephone:  (312) 444-5058
                                         Fax:  (312) 630-1566

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Linda Honda,
                                           Western Division
                                         Telephone:  (312) 444-5051
                                         Fax:  (312) 630-1566

Norwest Bank                             Norwest Bank                                     $ 9,600,000
Minnesota, National                      Minnesota, National
  Association                              Association
6th and Marquette                        6th and Marquette
Minneapolis, MN                          Minneapolis, MN
  55479-0085                               55479-0085

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Susan Engebretson
                                         Telephone:  (612) 667-4296
                                         Fax:  (612)  667-4145

Name of Lender and
Applicable Lending Office                Address for Notices                              Commitment
- -------------------------                -------------------                              ----------
                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Margret Hamzavi
                                         Telephone:  (612) 667-4747
                                         Fax:  (612) 667-4145

PNC Bank, N.A.                           PNC Bank, N.A.                                   $22,400,000
Fifth Avenue and                         Fifth Avenue and
  Wood Street                              Wood Street
Pittsburgh, PA 15222                     Pittsburgh, PA 15222

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Rick Lewis
                                         Telephone:  (214) 740-2585
                                         Fax:  (214) 740-2588

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Sharon Tackett
                                         Telephone:  (214) 740-2525
                                         Fax:  (214) 740-2588

Royal Bank of Canada                     For Business/Credit Matters                      $22,400,000
Pierrepont Plaza                         ---------------------------
300 Cadman Plaza West
  14th Floor                             600 Wilshire Blvd. Suite 800
Brooklyn, NY 11201-2701                  Los Angeles, CA 90017
                                         Attention:  Doug Frost
                                         Telephone:  (213) 955-5300
                                         Fax:  (213) 955-5350

                                         For Administrative Matters
                                         --------------------------

                                         Royal Bank of Canada
                                         Pierrepont Plaza
                                         300 Cadman Plaza West
                                           14th Floor
                                         Brooklyn, NY 11201-2701
                                         Attention:  Linda Swanston,
                                           Loan Administration
                                         Telephone:  (212) 858-7176
                                         Telex:  ROYBAN 62519
                                         Fax:  (718) 522-6292

The Sanwa Bank Ltd.,                     The Sanwa Bank Ltd.,                             $12,800,000
Dallas Agency                            Dallas Agency
901 Main Street,                         901 Main Street,
  Suite 2830                               Suite 2830
Dallas, TX 75202                         Dallas, TX 75202

Name of Lender and
Applicable Lending Office                Address for Notices                              Commitment
- -------------------------                -------------------                              ----------
                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Robert Smith, A.V.P.
                                         Telephone:  (214) 744-5555
                                         Telex:  735282
                                         Fax:  (214) 741-6535

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Gregory Crowe,
                                           A.V.P.
                                         Telephone:  (214) 744-5555
                                         Telex:  735282
                                         Fax:  (214) 741-6535

Societe Generale                         Societe Generale                                 $12,800,000
Southwest Agency                         Southwest Agency
2001 Ross Avenue                         2001 Ross Avenue
Suite 4800                               Suite 4800
Dallas, TX 75201                         Dallas, TX 75201

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Louis P. Laville
                                           III, , V.P.
                                         Telephone:  (214) 979-2777
                                         Telex:  170494 SOCGEN UT
                                         Fax:  (214) 979-1104

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Angela Aldridge/
                                           Operations
                                         Telephone:  (214) 979-2743
                                         Telex:  170494 SOCGEN UT
                                         Fax:  (214) 754-0171

The Sumitomo Bank, Ltd.                  The Sumitomo Bank, Ltd.                          $22,400,000
Houston Agency                           Houston Agency
700 Louisiana, Suite 1750                700 Louisiana, Suite 1750
Houston, TX 77002                        Houston, TX 77002

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  William S. Rogers, V.P.
                                         Telephone:  (713) 238-8214
                                         Telex:  774417
                                         Fax:  (713) 759-0020

Name of Lender and
Applicable Lending Office                Address for Notices                              Commitment
- -------------------------                -------------------                              ----------
                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Mr. Goto, Loan
                                           Administration
                                         Telephone:  (713) 238-8240
                                         Telex:  774417
                                         Fax:  (713) 759-0020

SunBank, N.A.                            SunBank, N.A.                                    $22,400,000
200 South Orange Avenue                  200 South Orange Avenue
Tower 4                                  Tower 4
Orlando, FL 32802                        Orlando, FL 32802

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Mr. J. Carol Doyle
                                         Telephone:  (407) 237-4333
                                         Fax:  (407) 237-6894

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Ms. Lois Keezel
                                         Telephone:  (407) 237-4855
                                         Fax:  (407) 237-6894

Swiss Bank Corporation                   Swiss Bank Corporation                           $22,400,000
  New York Branch                          New York Branch
10 East 50th Street                      10 East 50th Street
SBT 17A                                  SBT 17A
New York, NY 10022                       New York, NY 10022

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Filippe Goossens,
                                           Associate Director
                                         Telephone:  (212) 574-3110
                                         Fax:  (212) 574-3852

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Valerie Williams
                                         Telephone:  (212) 574-3146
                                         Fax:  (212) 574-4176/3852

Union Bank of Switzerland                Union Bank of Switzerland                        $22,400,000
Houston Agency                           Houston Agency
1100 Louisiana, Suite 4500               1100 Louisiana, Suite 4500
Houston, TX 77002                        Houston, TX 77002

Name of Lender and
Applicable Lending Office                Address for Notices                              Commitment
- -------------------------                -------------------                              ----------
                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Dan Boyle
                                         Telephone:  (713) 655-6500
                                         Fax:  (713) 655-6555

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Robert Mack, Loan
                                           Administration
                                         Telephone:  (212) 821-3225
                                         Fax:  (212) 821-3259

United Missouri Bank, N.A.               United Missouri Bank, N.A.                       $12,800,000
1010 Grand Avenue                        1010 Grand Avenue
Kansas City, MO 64106                    Kansas City, MO 64106

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Walter Beck,
                                           Commercial Loan Department
                                         Telephone:  (816) 860-7109
                                         Telex:  6875032 UMNBK UW
                                         Fax:  (816) 860-7143

                                         For Administrative Matters
                                         --------------------------

                                         Attention Billy Ray Smith
                                         Telephone:  (816) 860-7019
                                         Telex:  687-5032 UMNBK UW
                                         Fax:  (816) 860-7143

United States National                   United States National                           $12,800,000
  Bank of Oregon                           Bank of Oregon
309 S.W. Sixth Avenue,                   309 S.W. Sixth Avenue,
  BB-10                                    BB-10
Portland, OR 97204                       Portland, OR 97204

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Blake R. Howells,
                                           A.V.P.
                                         National Corporate Banking
                                           Division
                                         Telephone:  (503) 275-3475
                                         Fax:  (503) 275-4346

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Participation
                                           Specialist
                                         Telephone:  (503) 275-6561
                                         Fax:  (503) 275-4600

Name of Lender and
Applicable Lending Office                Address for Notices                              Commitment
- -------------------------                -------------------                              ----------
Wachovia Bank                            Wachovia Bank                                    $22,400,000
  of Georgia, N.A.                         of Georgia, N.A.
191 Peachtree Street, NE                 191 Peachtree Street, NE
Atlanta, GA 30303                        Atlanta, GA 30303

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Burton French, U.S.
                                           Corporate-Dallas
                                         Telephone:  (214) 880-7009
                                         Fax:  (214) 880-7008

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  Elizabeth Zires,
                                           U.S. Corporate-Dallas
                                         Telephone:  (214) 880-7000
                                         Fax:  (214) 880-7008

Morgan Guaranty Trust                    Morgan Guaranty Trust                            $24,000,000
  Company of New York                      Company of New York
60 Wall Street                           60 Wall Street
New York, NY 10260-0060                  New York, NY 10260-0060

                                         For Business/Credit Matters
                                         ---------------------------

                                         Attention:  Michael C. Mauer,
                                           Vice President
                                         Telephone:  (212) 648-9111
                                         Telex:  177615 MGT UT
                                         Fax:  (212) 648-5336

                                         For Administrative Matters
                                         --------------------------

                                         Attention:  John J. O'Dowd
                                         Telephone:  (212) 648-6973
                                         Telex:  177615 MGT UT
                                         Fax:  (212) 648-5336

J.P. Morgan, Delaware                    J.P. Morgan, Delaware                            $24,000,000
500 Stanton Christiana                   500 Stanton Christiana
  Road                                     Road
P.O. Box 6070                            P.O. Box 6070
Newark, DE 19713-2107                    Newark, DE 19713-2107
                                         Attention:  Kevin M. McCann,
                                           Assistant Treasurer
                                         Telephone:  (302) 992-1850
                                         Fax:  (302) 992-1852

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                                                                   SCHEDULE 3.08




                           RESTRICTED SUBSIDIARIES

                                    None.
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                                                                   SCHEDULE 3.09




                             MATERIAL LITIGATION

                                    None.